Exhibit 10.1

EXECUTION VERSION

FIFTH SUPPLEMENTAL AGREEMENT

DATED 15 June 2018

BETWEEN

MGM CHINA HOLDINGS LIMITED

MGM GRAND PARADISE, S.A.

MGM GRAND PARADISE (HK) LIMITED

SUPEREMPREGO LIMITADA

MGM - SECURITY SERVICES, LTD.

and

CERTAIN FINANCE PARTIES

and

BANK OF AMERICA, N.A.

as Facility Agent and Issuing Bank

and

BANK OF CHINA LIMITED, MACAU BRANCH

as Security Agent

relating to a credit agreement originally dated 27 July 2010,

as first amended and restated by a supplemental agreement dated 22 October 2012 (such amendments being effective as of 29 October 2012), as further amended and restated by a second supplemental agreement dated 9 June 2015 (such amendments being effective as of 12 June 2015), as further amended by a third supplemental agreement dated 2 February 2016 (such amendments being effective as of 2 February 2016), and as further amended by a fourth supplemental agreement dated 15 February 2017 (such amendments being effective as of 15 February 2017)

Allen & Overy

Second Supplemental Agreement

THIS AGREEMENT is dated 15 June 2018

BETWEEN:

(1)	MGM CHINA HOLDINGS LIMITED (the Company);

(2)	MGM GRAND PARADISE, S.A. (MGMGP);

(3)	MGM GRAND PARADISE (HK) LIMITED, SUPEREMPREGO LIMITADA and MGM—SECURITY SERVICES, LTD. as original guarantors (the Original Guarantors);

(4)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders) under the heading “Continuing Lenders” as continuing lenders, (in this capacity, the Continuing Lenders);

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders) under the heading “Transferee Lenders” as transferee lenders, (in this capacity, the Transferee Lenders);

(6)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders) under the heading “Transferor Lenders” as transferor lenders, (in this capacity, the Transferor Lenders);

(7)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders) under the heading “Exiting Lenders” as exiting lenders, (in this capacity, the Exiting Lenders);

(8)	THE FINANCIAL INSTITUTION listed in Schedule 1 (Lenders) under the heading “Step 6 Transferor Lender”, (in this capacity, the Step 6 Transferor Lender);

(9)	THE FINANCIAL INSTITUTION listed in Schedule 1 (Lenders) under the heading “Step 6 Transferee Lender”, (in this capacity, the Step 6 Transferee Lender);

(10)	BANK OF AMERICA, N.A. as facility agent (in this capacity, the Facility Agent) and as issuing bank (in this capacity, the Issuing Bank); and

(11)	BANK OF CHINA LIMITED, MACAU BRANCH as security agent and trustee (in this capacity, the Security Agent).

BACKGROUND

(A)	MGMGP, MGM Grand Paradise (HK) Limited and Superemprego Limitada entered into a HK$7,410,000,000 credit agreement dated 27 July 2010 (the Original Credit Agreement).

(B)	On 2 June 2011 the Company acceded to the Original Credit Agreement as an Additional Guarantor.

(C)	On 22 October 2012 MGMGP, the Company and the Facility Agent, amongst others, entered into a supplemental agreement (the First Supplemental Agreement) which amended and restated the Original Credit Agreement (as amended by the First Supplemental Agreement (such amendments being effective as of 29 October 2012), the First Amended and Restated Credit Agreement).

(D)	On 6 February 2015, MGM Security Services, Ltd. acceded to the First Amended and Restated Credit Agreement as an Additional Guarantor.

(E)	On 9 June 2015, MGMGP, the Company and the Facility Agent, amongst others, entered into a second supplemental agreement (the Second Supplemental Agreement) which amended and restated the First Amended and Restated Credit Agreement (as amended by the Second Supplemental Agreement (such amendments being effective as of 12 June 2015), the Second Amended and Restated Credit Agreement).

Fifth Supplemental Agreement

(F)	On 2 February 2016, MGMGP, the Company and the Facility Agent, amongst others, entered into a third supplemental agreement (the Third Supplemental Agreement) which amended the Second Amended and Restated Credit Agreement (as amended by the Third Supplemental Agreement (such amendments being effective as of 2 February 2016), the Third Amended Credit Agreement).

(G)	On 15 February 2017, MGMGP, the Company and the Facility Agent, amongst others, entered into a fourth supplemental agreement (the Fourth Supplemental Agreement) which amended the Third Amended Credit Agreement (as amended by the Fourth Supplemental Agreement (such amendments being effective as of 15 February 2017), the Fourth Amended Credit Agreement).

(H)	The Facility Agent sent an email on 9 June 2017 to the Lenders, asking the Lenders to respond to the Company’s and MGMGP’s request letter dated 31 May 2017 that the Lenders consent to certain amendments to the Fourth Amended Credit Agreement as described therein. The Company and MGMGP subsequently sought the Majority Lenders’ consent in respect of further amendments to the Fourth Amended Credit Agreement pursuant to an amendment request letter dated 14 September 2017 and 12 December 2017, in each case as described therein.

(I)	The Continuing Lenders have agreed to amend the Fourth Amended Credit Agreement pursuant to the terms of this Agreement.

(J)	In accordance with the terms of this Agreement, each Transferor Lender and the Step 6 Transferor Lender will transfer all or part of its Commitments and its participations in all outstanding Loans to the Transferee Lenders or the Step 6 Transferee Lender (as applicable) and, in respect of the Exiting Lenders only, will cease to be a party to the Fourth Amended Credit Agreement.

(K)	Further, in accordance with the terms of this Agreement, on the Fifth Effective Date (as defined below) each Continuing Lender agrees (among other things):

(i)	that the Total Original Term Loan Commitments will be increased by an aggregate amount equal to the amount of all Repayment Instalments received by the Lenders prior to the Fifth Effective Date being HK$3,022,500,000.00 (such amount being the Fifth Effective Date Commitment Increase Amount) so that, immediately prior to the drawing of the Fifth Effective Date Utilisation (Term) (as defined below), the Total Original Term Loan Commitments will be deemed to be HK$12,090,000,000.00 and that the Original Term Loan Commitments of each Continuing Lender will be increased by its Pro Rata Share of that Fifth Effective Date Commitment Increase Amount; and immediately after the drawing of the Fifth Effective Date Utilisation pursuant to Clause 6.5 (Closing Step 3 – Fifth Effective Date Utilisation); and

(ii)	to the RCF Cancellation, Repayment and Re-designation.

(L)	This Agreement is supplemental to and amends the Fourth Amended Credit Agreement and effects changes to certain Lenders’ Commitments and certain Lenders’ participation in the Loans.

(M)	The Parties agree that on and from the Restatement Effective Time on the Fifth Effective Date (as defined below) the Fourth Amended Credit Agreement will be amended and restated on the terms, and subject to the conditions, of this Agreement.

IT IS AGREED as follows:

2	Fifth Supplemental Agreement

1.	INTERPRETATION

1.1	Definitions

(a)	In this Agreement:

2018 Authorisation means the authorisation of the Secretary for Economy and Finance or of any other relevant official or Governmental Agency of Macau S.A.R. approving the execution of this Agreement, the amendments to the Fourth Amended Credit Agreement as contemplated by this Agreement, the execution of the Second Composite Amendment and Confirmation Agreement and the execution of the amendments to the Security Documents referred to therein and the Revocation of the Second Power of Attorney, the Revocation of the Second Cotai Power of Attorney, the Third Power of Attorney and the Third Cotai Power of Attorney as set out in the 2018 Authorisation Document.

2018 Authorisation Document means a letter issued by the DICJ or the Secretary for Economy and Finance or any other relevant official or Governmental Agency of Macau S.A.R. to the Company, in each case, authorising:

(i)	the execution by the Company of this Agreement;

(ii)	the proposed amendments to the Fourth Amended Credit Agreement;

(iii)	the execution of the Second Composite Amendment and Confirmation Agreement and the execution of the amendments to the Security Documents referred to therein; and

(iv)	the execution of the Revocation of the Second Power of Attorney, the Revocation of the Second Cotai Power of Attorney, the Third Power of Attorney and the Third Cotai Power of Attorney.

Accrual Amount means, in respect of a Fourth Amended Lender:

(i)	which is a Continuing Lender, the aggregate amount of the accrued and unpaid interest and Commitment Fees which will be due to that Continuing Lender on the Proposed Fifth Effective Date; and

(ii)	which is an Exiting Lender, the aggregate amount of the accrued and unpaid interest and Commitment Fees and Break Costs which will be due to that Exiting Lender on the Proposed Fifth Effective Date, in each case as set out in the Funds Flow Memorandum opposite the name of that Continuing Lender or Exiting Lender (as applicable).

Borrower means the Company or MGMGP as borrower under the Fourth Amended Agreement.

Consent Fee has the meaning given to that term in paragraph (a) of Clause 4 (Fees).

Continuing RCF Lender has the meaning given to that term in Clause 6.6 (Closing Step 4 – RCF Cancellation, Repayment and Re-designation).

CP Confirmation Notice has the meaning given to that term in paragraph (a) of Clause 5 (CP confirmation notice).

DICJ means the Gaming Inspection and Coordination Bureau of Macau.

3	Fifth Supplemental Agreement

Fee Amount has the meaning given to that term in paragraph (a)(ii) of Clause 6.1 (Further conditions precedent to the Fifth Effective Date).

Fifth Amended and Restated Credit Agreement means the Fourth Amended Credit Agreement, as amended and restated by this Agreement.

Fifth Effective Date means the date on which the Facility Agent gives the Fifth Effective Date Notice to the other Parties pursuant to paragraph (c) of Clause 6.9 (Funds flow).

Fifth Effective Date Commitment Increase Amount has the meaning given to that term in Recital (K).

Fifth Effective Date Notice has the meaning given to that term in Clause 6.9 (Funds flow).

Fifth Effective Date Utilisation (Term) means the Conversion Term Loan in an amount of HK$3,022,500,000 to be made to the Borrowers pursuant to Clause 6.5 (Closing Step 3 – Fifth Effective Date Utilisations) and applied by the Facility Agent on the Fifth Effective Date pursuant to Clause 6.7 (Closing Step 5 – Repayment of Revolving Credit Facility Loans).

Fifth Effective Date Utilisation Request means each Request in respect of the Fifth Effective Date Utilisation (Term) or the Rollover Loan to be on the Fifth Effective Date, in each case duly signed by any one or more Borrowers and delivered to the Facility Agent pursuant to paragraph (a) of Clause 5 (CP confirmation notice).

Fourth Amended Lender means a Lender party to the Fourth Amended Credit Agreement.

Funding Amount means, in respect of each Funding Lender, the amount in HK$ set out in column W (Funding Amount) of the Funds Flow Memorandum opposite the name of that Funding Lender.

Funding Lender means a Continuing Lender which has a positive number set out opposite its name in column W (Net Change in Total Funding Amount) of the Funds Flow Memorandum.

Funds Flow Memorandum means the funds flow memorandum in the form agreed between the Parties to this Agreement in accordance with paragraph (c) Clause 4 (Fees) and delivered to the Facility Agent pursuant to paragraph (a) of Clause 5 (CP confirmation notice).

MGM Cotai Mortgage over Cotai Land Amendment Agreement has the meaning given to that term in the Fifth Amended and Restated Credit Agreement.

Mortgage over Leasehold Land Amendment Agreement has the meaning given to that term in the Fifth Amended and Restated Credit Agreement.

New Finance Document means each document set out in the definition of “Finance Document”, or that is referred to in the definition of any Finance Document, in each case in the Fifth Amended and Restated Credit Agreement, which is not a Finance Document under the Fourth Amended Credit Agreement immediately before the Fifth Effective Date.

New Security Document means each Security Document set out in the definition of “Security Document” or that is referred to in the definition of any Security Document, in each case in the Fifth Amended and Restated Credit Agreement, which is not a Security Document under the Fourth Amended Credit Agreement immediately before the Fifth Effective Date.

Principal Amount means

4	Fifth Supplemental Agreement

(i)	in respect of a Transferor Lender other than an Exiting Lender, the aggregate principal amount of its participations in the outstanding Loans that are to be transferred to a Transferee Lender or Transferee Lenders on the Proposed Fifth Effective Date; and

(ii)	in respect of an Exiting Lender, the aggregate principal amount of all of its participations in the outstanding Loans on the Proposed Fifth Effective Date.

Proposed Fifth Effective Date means 22 June 2018.

Party means a party to this Agreement.

RCF Cancellation, Repayment and Re-designation means the cancellation, repayment and re-designation of certain Revolving Credit Facility Commitments in accordance with the provisions of Clause 6.6 (Closing Step 4 – RCF Cancellation, Repayment and Re-designation).

Restatement Effective Time has the meaning given to that term in subparagraph (a)(iii) of Clause 6.9 (Funds flow).

Second Composite Amendment and Confirmation Agreement has the meaning given to that term in the Fifth Amended and Restated Credit Agreement.

Structure Chart means the structure chart relating to the Company and its related entities in the form agreed between the Company and the Facility Agent delivered in accordance with paragraph (a) of Clause 5 (CP Confirmation Notice).

Total Cancelled Revolving Credit Commitments has the meaning given to that term in Clause 6.6 (Closing Step 4 – RCF Cancellation, Repayment and Re-designation).

Total Cancelled Revolving Loans has the meaning given to that term in Clause 6.6 (Closing Step 4 – RCF Cancellation, Repayment and Re-designation).

Transfer Date means:

(i)	in respect of the assignments to the Transferee Lenders, the date on which the Facility Agent remits to each Transferor Lender its Accrual Amount and its Principal Amount payable to it in its capacity as a Transferor Lender; and

(ii)	in respect of the assignment to the Step 6 Transferee Lender, the date and time on which all of the steps referred to in paragraph (a) of Clause 6.9 (Funds flow) (other than the assignment and assumption to be effected pursuant to subparagraph (a)(iv)(F) of Clause 6.9 (Funds flow)) have been completed and the Facility Agent has remitted to the Step 6 Transferor Lender the total principal amount together with the aggregate amount of the accrued and unpaid interest and Commitment Fees which will be due to the Step 6 Transferor Lender in its capacity as Step 6 Transferor Lender on the Proposed Fifth Effective Date as set out in column X of the Funds Flow Memorandum opposite the name of the Step 6 Transferor Lender.

Transferred Rights means:

(a)	in respect of the Transferee Lenders, the Transferor Lenders’ rights under the Fourth Amended Credit Agreement as set out in the Funds Flow Memorandum opposite the name of each Transferor Lender such that, as a result of the assignment of such rights and the assumption by the Transferee Lenders of the obligations of the Transferor Lenders under the Fourth Amended Credit Agreement that correspond to those rights (and any corresponding obligations by which the Transferor Lenders are bound under the Security Trust and Intercreditor Deed) in substitution for the Transferor Lenders contemplated in Clause 7.1 (Transfer of Transferred Rights), the Commitments and participations of:

5	Fifth Supplemental Agreement

(i)	the Transferee Lenders, will be reflected in the Funds Flow Memorandum; opposite the name of each Transferee Lender;

(ii)	the Transferor Lenders other than the Exiting Lenders, will be reflected in the Funds Flow Memorandum opposite the name of each Transferor Lender; and

(iii)	the Exiting Lenders, will be zero; and

(b)	in respect of the Step 6 Transferee Lender, the Step 6 Transferor Lender’s rights as a Lender under the Original Term Loan Facility under the Fifth Amended Credit Agreement as set out in column X of the Funds Flow Memorandum opposite the name of the Step 6 Transferor Lender such that, as a result of the assignment of such rights and the assumption by the Step 6 Transferee Lender of the obligations of the Step 6 Transferor Lender as a Lender under the Original Term Loan Facility under the Fifth Amended Credit Agreement that correspond to those rights (and any corresponding obligations by which the Step 6 Transferor Lender is bound under the Security Trust and Intercreditor Deed) in substitution for the Step 6 Transferor Lender contemplated in Clause 7.1 (Transfer of Transferred Rights), the Commitments and participations of the Step 6 Transferee Lender and the Step 6 Transferor Lender will be reflected in column X of the Funds Flow Memorandum opposite the name of the Step 6 Transferee Lender and the Step 6 Transferor Lender respectively.

(b)	Capitalised terms defined in the Recitals shall have the meaning in this Agreement.

(c)	Capitalised terms defined in the Fourth Amended Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(d)	The principles of construction set out in the Fourth Amended Credit Agreement and Fifth Amended Credit Agreement (as applicable) will have effect as if set out in this Agreement.

(e)	This Agreement shall take effect as a Transfer Certificate for the purpose of the Fourth Amended Credit Agreement and (in respect of the assignment by the Step 6 Transferor Lender) the Fifth Amended Credit Agreement.

(f)	This Agreement:

(i)	acts as a notice to the Facility Agent (on behalf of each other Finance Party) and to the Company (on behalf of each Obligor) of the transfers referred to in this Agreement; and

(ii)	is accepted as a Transfer Certificate for the purposes of the Fourth Amended Credit Agreement and (in respect of the assignment by the Step 6 Transferor Lender) the Fifth Amended Credit Agreement by the Facility Agent.

2.	INTERESTS OF THE PARTIES

(a)	Each Continuing Lender which is also a Transferee Lender, a Transferor Lender, a Step 6 Transferee Lender or a Step 6 Transferor Lender (as applicable) agrees that this Agreement is executed in its capacity as a Continuing Lender and as a Transferee Lender, a Transferor Lender, a Step 6 Transferee Lender and/or a Step 6 Transferor Lender (as applicable).

(b)	Each Party acknowledges and agrees that each Exiting Lender is only a Party for the purpose of:

6	Fifth Supplemental Agreement

(i)	transferring its Loans and Commitments to the relevant Transferee Lender(s) pursuant to Clause 6 (Closing procedure) and Clause 7 (Transfer and Accession procedure);

(ii)	approving the Funds Flow Memorandum in accordance with paragraph (c) of Clause 4 (Fees); and

(iii)	the provisions of Clause 3 (The Facility Agent), Clause 9 (Requests, transfers and assignments), Clause 10 (Release) and Clause 14 (Indemnity).

(c)	Each Party acknowledges and agrees that the Fifth Effective Date shall be the last day of the current Term for any Loan outstanding prior to the Fifth Effective Date.

3.	THE FACILITY AGENT

(a)	Each Continuing Lender, each Transferee Lender, each Transferor Lender, each Exiting Lender, the Step 6 Transferee Lender and the Step 6 Transferor Lender irrevocably appoint the Facility Agent to act as its agent under and in connection with this Agreement.

(b)	Clause 21 (The Administrative Parties) of the Fourth Amended Credit Agreement is deemed to be incorporated into this Agreement as if it was set out in full in this Agreement and as if the Facility Agent to the Continuing Lenders was the Facility Agent under the Fourth Amended Credit Agreement except that:

(i)	references to a “Lender” in that clause shall be deemed to be a reference to a Continuing Lender; and

(ii)	references to a “Finance Party” in that clause shall be deemed to be a reference to each Transferee Lender, each Transferor Lender, each Exiting Lender, each Continuing Lender, the Step 6 Transferee Lender, the Step 6 Transferor Lender, each Arranger and the Issuing Bank.

4.	FEES

(a)	The Company must pay a consent fee to the Facility Agent for the account of each Continuing Lender in the amount set out in the Funds Flow Memorandum in respect of that Continuing Lender (the Consent Fee).

(b)	The Consent Fee is payable on the Fifth Effective Date to such account as the Facility Agent may specify to the Company for the account of the relevant Continuing Lenders in accordance with Clause 6 (Closing procedure).

(c)	By signing this Agreement each Party confirms that it has agreed the Funds Flow Memorandum.

(d)	For the avoidance of doubt, interest that has accrued on any Loan that is outstanding as at the Fifth Effective Date but is unpaid on that date shall be paid to the Continuing Lenders that have participated in such Loan on the Fifth Effective Date in accordance with the terms of the Fourth Amended Credit Agreement.

5.	CP CONFIRMATION NOTICE

(a)	The Facility Agent must notify the Parties as soon as reasonably practicable after it has received (or waived receipt of) all of the documents and evidence set out in, and appearing to comply with the requirements of Schedule 2 (Conditions Precedent Documents) (the CP Confirmation Notice) in form and substance satisfactory to the Facility Agent.

7	Fifth Supplemental Agreement

(b)	If the CP Confirmation Notice is not provided at least two Business Days before the Proposed Fifth Effective Date, all Parties will be immediately discharged from their obligations under this Agreement and none of the steps or transactions set out in Clause 6 (Closing procedure) shall occur or be effective.

6.	CLOSING PROCEDURE

6.1	Further conditions precedent to the Fifth Effective Date

On the date which is no later than one Business Day prior to the Proposed Fifth Effective Date and as conditions to the occurrence of the Fifth Effective Date, notwithstanding any provisions of the Fourth Amended Credit Agreement:

(a)	the Company shall remit to the Facility Agent:

(i)	for the account of each Fourth Amended Lender, an amount equal to the Accrual Amount payable to that Fourth Amended Lender as set out in the Funds Flow Memorandum opposite the name of the relevant Continuing Lender or Exiting Lender (as applicable); and

(ii)	for the account of each Continuing Lender the Consent Fee payable to that Continuing Lender as set out in the Funds Flow Memorandum in respect of that Continuing Lender (such fee being its Fee Amount) for value on the Proposed Fifth Effective Date; and

(b)	the Borrowers shall deliver a certificate to the Facility Agent:

(i)	confirming that on the date of this Agreement (such confirmation being made as if the Fifth Effective Date had occurred) and on the Proposed Fifth Effective Date, and on giving effect to the transactions contemplated by this Agreement:

(A)	the Repeating Representations set out in the Fourth Amended Credit Agreement are correct in all material respects and would also be correct if references to the Fourth Amended Credit Agreement are construed as references to the Fifth Amended and Restated Credit Agreement, in each case with each Repeating Representation being applied to the facts and circumstances then existing; and

(B)	no Default (as defined in the Fourth Amended Credit Agreement) is outstanding; and

(ii)	confirming that the certificate of an authorised signatory of the Obligors and Security Providers (other than Ms. Pansy Ho and Mr. António Menano) referred to in Schedule 2 (Conditions Precedent Documents) and delivered to the Facility Agent in accordance with paragraph (a) of Clause 5 (CP confirmation notice) remains true and correct up to and on the Fifth Effective Date.

6.2	Obligations of the Funding Lenders on the Proposed Fifth Effective Date

Unless the Facility Agent has not delivered the CP Confirmation Notice to the other Parties in accordance with paragraph (a) of Clause 5 (CP confirmation notice) and/or the Facility Agent notifies the Funding Lenders that the conditions set out in Clause 6.1 (Further conditions precedent to the Fifth Effective Date) have not been satisfied, then each Funding Lender must remit its aggregate Funding Amount to the Facility Agent through its Facility Office by 11:00 am (Hong Kong time) on the Proposed Fifth Effective Date.

8	Fifth Supplemental Agreement

6.3	Closing Step 1—Transfer of Loans and Commitments

The Company and the Issuing Bank (in respect of paragraph (b) below) consent:

(a)	to the assignment by the Transferor Lenders of all or part (as the case may be) of their participations in any outstanding Loans under the Original Term Loan Facility to the Transferee Lenders; and

(b)	to the assumption by the Transferee Lenders of all or part (as the case may be) of the Transferor Lenders’ Revolving Credit Commitments and the assignment by the Transferor Lenders of all or part of their participations in any outstanding Loans under the Revolving Credit Facility to the Transferee Lenders,

in each case in accordance with the provisions of Clause 7 (Transfer and Accession procedure) on the applicable Transfer Date and at the times set out in Clause 6.99 (Funds flow).

6.4	Closing Step 2 – Restoration of the Original Term Loan Commitments

On the Fifth Effective Date, the Continuing Lenders under the Original Term Loan Facility agree to increase their Original Term Loan Commitments by an aggregate amount equal to the Fifth Effective Date Commitment Increase Amount so that:

(i)	the Continuing Lenders, who are the Lenders under the Original Term Loan Facility immediately following the Restatement Effective Time, will make available to the Borrowers through the Facility Agent an amount equal to the Fifth Effective Date Commitment Increase Amount as Original Term Loan Commitments;

(ii)	the Original Term Loan Commitments of each such Continuing Lender will be increased by an amount that is equal to its Pro Rata Share of that Fifth Effective Date Commitment Increase Amount; and thereafter

(iii)	the aggregate Original Term Loan Commitments of all Continuing Lenders will be HK$12,090,000,000,

in each case immediately before the Fifth Effective Date Utilisations are made in accordance with Clause 6.5 (Closing Step 3 – Fifth Effective Date Utilisations).

6.5	Closing Step 3 – Fifth Effective Date Utilisations

(a)	The Continuing Lenders who are the Lenders under the Original Term Loan Facility and the Revolving Credit Facility immediately following the Restatement Effective Time hereby agree:

(i)	to waive, in respect of any Fifth Effective Date Utilisation Request and any Fifth Effective Date Utilisation, the requirements:

(A)	in paragraph (b) of clause 5.1 (Giving of Requests) of the Fifth Amended and Restated Credit Agreement for the Facility Agent to be provided with a duly completed Request by 11.00 a.m. two Business Days before the Rate Fixing Day for any proposed borrowing; and

9	Fifth Supplemental Agreement

(B)	in paragraph (d)(i) of clause 5.2 (Completion of Requests) of the Fifth Amended and Restated Credit Agreement for the amount of any Loan to be an integral multiple of HK$10,000,000; and

(ii)	that, upon the giving by the Facility Agent of the CP Confirmation Notice and the notification that the conditions set out in Clause 6.1 (Further conditions precedent to the Fifth Effective Date) have been satisfied but subject to paragraph (b) below, each Fifth Effective Date Utilisation Request shall constitute a duly completed Request for all purposes under the Fifth Amended and Restated Credit Agreement.

(b)	Following the completion of all steps contemplated in Clause 6.1 (Further conditions precedent to the Fifth Effective Date) to Clause 6.4 (Closing Step 2 – Restoration of the Original Term Loan Commitments) (inclusive) and immediately before the RCF Cancellation, Repayment and Re-designation, the Continuing Lenders who are the Lenders:

(i)	under the Original Term Loan Facility immediately following the Restatement Effective Time will make available to the Borrowers through the Facility Agent a Conversion Term Loan in the amount of the Fifth Effective Date Utilisation (Term) (to be applied in accordance with the Fifth Effective Date Utilisation Request and Clause 6.7 (Closing Step 5 – Repayment of Revolving Credit Facility Loans)); and

(ii)	under the Revolving Credit Facility immediately following the Restatement Effective Time will be deemed to make available to the Borrowers through the Facility Agent a Rollover Loan in an aggregate amount equal to the aggregate of all Revolving Credit Loans that mature on the Fifth Effective Date for the purpose of refinancing all such maturing Revolving Credit Loans.

6.6	Closing Step 4 – RCF Cancellation, Repayment and Re-designation

(a)	The Continuing Lenders (being all Lenders under the Fifth Amended Credit Agreement at the relevant time) hereby agree to waive the requirement in clause 8.7 (Voluntary cancellation) of the Fifth Amended Credit Agreement for the Company to provide not less than three Business Days’ prior notice to the Facility Agent in respect of a voluntary cancellation of all or part of the Total Commitments.

(b)	On the Fifth Effective Date immediately following the making of the Fifth Effective Date Utilisations in accordance with Clause 6.5 (Closing Step 3 – Fifth Effective Date Utilisations):

(i)	an amount equal to HK$3,510,000,000 of the Total Revolving Credit Commitments will be automatically cancelled (such cancelled commitments being the Total Cancelled Revolving Credit Commitments), and such cancellation will be applied against the Revolving Credit Commitments of each Continuing Lender that is a Lender under the Revolving Credit Facility (a Continuing RCF Lender) on a pro rata basis;

(ii)	an amount equal to HK$3,510,000,000 of the outstanding Loans under the Revolving Credit Facility will be automatically deemed to be repaid (such amount of Loans that are deemed to be repaid being the Total Cancelled Revolving Loans), and such repayment will be deemed to be applied against the Revolving Credit Loans on a pro rata basis;

(iii)	the Continuing RCF Lenders will make available to the Borrowers through the Facility Agent an amount equal to the Total Cancelled Revolving Credit Commitments as Original Term Loan Commitments and an amount equal to the Total Cancelled Revolving Loans shall be deemed to have been drawn down as a Term Loan under the Original Term Loan Facility; and

10	Fifth Supplemental Agreement

(iv)	the Original Term Loan Commitments and the participations in the outstanding Term Loans of each such Continuing RCF Lender will respectively be increased by an amount that is equal to the amount of its Revolving Credit Commitments that have been cancelled and the amount of its Revolving Credit Loans that have been deemed to be repaid pursuant to sub-paragraph (b)(ii) and (iii) above.

6.7	Closing Step 5 – Repayment of Revolving Credit Facility Loans

Immediately following the RCF Cancellation, Repayment and Re-designation, the Facility Agent shall apply the proceeds of the Fifth Effective Date Utilisation (Term) (in full) in prepayment of an amount equal to HK$3,022,500,000 of the outstanding Loans under the Revolving Credit Facility in accordance with the instructions detailed in the applicable Fifth Effective Date Utilisation Request. For the avoidance of doubt, no Break Costs will be payable to any Continuing Lender as a result of the repayment of part of the outstanding Loans under the Revolving Credit Facility pursuant to this Clause 6.7 and paragraph (a)(iv)(e) of Clause 6.9 (Funds flow).

6.8	Closing Step 6 – Additional Transfer of Loans and Commitments

The Company and the Issuing Bank consent to the assumption by the Step 6 Transferee Lender of part of the Step 6 Transferor Lender’s Original Term Loan Commitments and the assignment by the Step 6 Transferor Lender of part of its participations in any outstanding Loans under the Original Term Loan Facility to the Step 6 Transferee Lender, in each case in accordance with the provisions of Clause 7 (Transfer and Accession procedure) on the applicable Transfer Date and at the times set out in Clause 6.9 (Funds flow).

6.9	Funds flow

(a)	Provided that the Facility Agent has received the Funding Amounts from each of the Funding Lenders and the amounts referred to in Clause 6.1 (Further conditions precedent to the Fifth Effective Date) from the Company, on the Proposed Fifth Effective Date the following transactions will be effected in the order set out below:

(i)	first the Facility Agent shall remit to each Continuing Lender its Accrual Amount and its Fee Amount; then

(ii)	the Facility Agent shall remit to each Exiting Lender its Accrual Amount; then

(iii)	Facility Agent shall remit to:

(A)	each Transferor Lender other than an Exiting Lender each its Principal Amount and simultaneously therewith each such Transferor Lender shall cease to be a party to the Finance Documents in respect of its assigned participations in the outstanding Loans (if any) and Revolving Credit Commitments; and

(B)	each Exiting Lender its Principal Amounts and simultaneously therewith each such Exiting Lender shall cease to be a party to the Finance Documents in any capacity,

in each case in accordance with the provisions of Clause 7 (Transfer and Accession procedure) and the register of Lenders will be deemed to be updated from that time to reflect such assignment and assumption (the completion of all such assignments and assumptions being the Restatement Effective Time); and

(iv)	immediately following the Restatement Effective Time, the following shall be deemed to have occurred;

11	Fifth Supplemental Agreement

(A)	the Fourth Amended Credit Agreement shall be amended and restated in the form set out in Schedule 3 (Fifth Amended and Restated Credit Agreement) and the Parties will be deemed to have signed the Fifth Amended and Restated Credit Agreement in such capacities as those Parties are expressed to assume under the Fifth Amended and Restated Credit Agreement. For the avoidance of doubt, the Exiting Lenders are not party to, and shall not have any rights, liabilities or obligations under, the Fifth Amended and Restated Credit Agreement, except that the Exiting Lenders shall continue to be entitled to the indemnifications provided under the Fourth Amended Credit Agreement for the period during which they were Lenders under the Fourth Amended Credit Agreement;

(B)	the Original Term Loan Commitments shall be increased in accordance with the provisions of Clause 6.4 (Closing Step 2 – Restoration of the Original Term Loan Commitments) such that, immediately following the Restatement Effective Time, each Continuing Lender will be deemed to have the Revolving Credit Commitments and Term Loan Commitments set out in Part 1 of Schedule 1 (Lenders) of the Fifth Amended and Restated Credit Agreement;

(C)	the Continuing Lenders who are the Lenders:

I.	under the Original Term Loan will make available to the Borrowers through the Facility Agent a Conversion Term Loan in the amount of the Fifth Effective Date Utilisation (Term); and

II.	under the Revolving Credit Facility will be deemed to make available to the Borrowers through the Facility Agent a Rollover Loan in an aggregate amount equal to the aggregate of all Revolving Credit Loans that have matured on the Fifth Effective Date, in each case in accordance with Clause 6.5 (Closing Step 3 – Fifth Effective Date Utilisation)

(D)	the RCF Cancellation, Repayment and Re-designation shall be completed in accordance with Clause 6.6 (Closing Step 4 – RCF Cancellation, Repayment and Re-designation);

(E)	the Facility Agent shall apply the Fifth Effective Date Utilisation (Term) in prepayment of the outstanding Revolving Credit Loans; and

(F)	the Step 6 Transferor Lender shall cease to be a party to the Finance Documents in respect of its assigned participations in the outstanding Loans under the Original Term Loan Facility and Original Term Commitments in accordance with the provisions of Clause 7 (Transfer and Accession procedure), so that, following completion of the all of the transactions set out in subparagraphs (i) to (iv) of this Clause 6.9 (inclusive) above, each Continuing Lender will be deemed to have the Revolving Credit Commitments and Term Loan Commitments set out in Part 2 of Schedule 1 (Lenders) of the Fifth Amended and Restated Credit Agreement.

(b)	Each Party shall, and authorises the Facility Agent to, take such action or step (including any action or step intermediate thereto) contemplated by and/or required to give effect to the steps contemplated in the Funds Flow Memorandum.

12	Fifth Supplemental Agreement

(c)	The Facility Agent must notify the other Parties as soon as reasonably practicable after all of the transactions set out in paragraph (a) above have occurred (the Fifth Effective Date Notice).

(d)	On the Fifth Effective Date the Facility Agent is authorised to insert the Fifth Effective Date in the definition of “Fifth Effective Date” and the date of this Agreement in the definition of “Fifth Signing Date” in each case in clause 1.1 (Definitions) of the Fifth Amended and Restated Credit Agreement.

7.	TRANSFER AND ACCESSION PROCEDURE

7.1	Transfer of Transferred Rights

(a)	The Facility Agent confirms that:

(i)	it agrees that no fee referred to in paragraph (c) of clause 27.4 (Other conditions to assignment or transfer) of the Fourth Amended Credit Agreement or paragraph (c) of clause 27.4 (Other conditions to assignment or transfer) of the Fifth Amended Credit Agreement is payable in respect of any assignment contemplated by this Agreement; and

(ii)	for the purpose of clause 22.5 (First Ranking Creditors) of the Security Trust and Intercreditor Deed, this Agreement constitutes each Transferee Lender’s and the Step 6 Transferee Lender’s agreement that it will, in relation to the applicable Transferred Rights and corresponding obligations under the Fourth Amended Credit Agreement or the Fifth Amended Credit Agreement (as applicable) (and any corresponding obligations by which the Transferor Lenders and the Step 6 Transferor Lender (as applicable) agree to be bound under the Security Trust and Intercreditor Deed), be bound by the terms of the Security Trust and Intercreditor Deed as if it had been an original party to the Security Trust and Intercreditor Deed as a First Ranking Creditor in respect of those Transferred Rights and corresponding obligations.

(b)	In accordance with the provisions of clause 27.6 (Procedure for transfer using a Transfer Certificate) of the Fourth Amended Credit Agreement or, in respect of any Step 6 Transferor Lender, clause 27.6 (Procedure for transfer using a Transfer Certificate) of the Fifth Amended Credit Agreement and clause 22.5 (First Ranking Creditors) of the Security Trust and Intercreditor Deed on and from the applicable Transfer Date:

(i)	the Transferor Lenders and the Step 6 Transferor Lender hereby assign absolutely to the Transferee Lenders or the Step 6 Transferee Lender (as applicable) the relevant Transferred Rights and the Transferee Lenders and the Step 6 Transferee Lender hereby assume the obligations of the Transferor Lenders and the Step 6 Transferor Lender (as applicable) under the Fourth Amended Credit Agreement or the Fifth Amended Credit Agreement (as applicable) that correspond to the applicable Transferred Rights (and any corresponding obligations by which such Transferor Lenders or the Step 6 Transferor Lender (as applicable) are bound under the Security Trust and Intercreditor Deed) in substitution for the Transferor Lenders or the Step 6 Transferor Lender (as applicable); and

(ii)	to the extent that the obligations referred to in subparagraph (b)(i) above are effectively assumed by the Transferee Lenders or the Step 6 Transferee Lender (as applicable), the Transferor Lenders or the Step 6 Transferor Lender (as applicable) are released from all of their obligations which correspond to the relevant Transferred Rights (and any corresponding obligations by which they are bound as First Ranking Creditors under the Security Trust and Intercreditor Deed) and the Transferor Lenders or the Step 6 Transferor Lender (as applicable) shall not have any obligations (and shall not incur any liabilities) under the Finance Documents (including the Security Trust and Intercreditor Deed) which correspond to the relevant Transferred Rights.

13	Fifth Supplemental Agreement

(c)	The Transferee Lenders and the Step 6 Transferee Lender expressly acknowledge the limitations on the Transferor Lenders’ and the Step 6 Transferor Lender’s obligations set out in paragraph (c) of clause 27.7 (Limitation of responsibility of Original Lender) of the Fourth Amended Credit Agreement or paragraph (c) of clause 27.7 (Limitation of responsibility of Original Lender) of the Fifth Amended Credit Agreement (as applicable).

8.	FACILITY AGENT AS TRUSTEE

(a)	The Facility Agent shall hold all amounts received from:

(i)	the Company in accordance with Clause 6 (Closing procedure) on trust for the Company; and

(ii)	any Transferee Lender in accordance with Clause 6 (Closing procedure) on trust for that Transferee Lender.

(b)	On the Proposed Fifth Effective Date:

(i)	the Company irrevocably and unconditionally authorises the Facility Agent to distribute and transfer the amounts referred to in subparagraph (a)(i) above in accordance with this Agreement; and

(ii)	each Transferee Lender irrevocably and unconditionally authorises the Facility Agent to distribute and transfer the amounts referred to in subparagraph (a)(ii) above in accordance with this Agreement.

9.	REQUESTS, TRANSFERS AND ASSIGNMENTS

Except as contemplated by Clause 6 (Closing procedure) or with the prior written consent of the Facility Agent:

(a)	on and from the date of this Agreement, no Borrower shall submit any Request in respect of any Facility or prepay any Utilisation of any Facility in whole or in part pursuant to clause 8.6 (Voluntary prepayment) of the Fourth Amended Credit Agreement; and

(b)	on and from the date of this Agreement, no Continuing Lender or Exiting Lender may assign any of its rights or transfer any of its rights or obligations under the Finance Documents except with the prior consent of the Facility Agent, before the earlier of: (i) the Fifth Effective Date; and (ii) the date the Parties are discharged from their obligations pursuant to paragraph (b) of Clause 5 (CP confirmation notice).

10.	RELEASE

If the Fifth Effective Date does not take place on the Proposed Fifth Effective Date, the Finance Parties must, at the request and cost of the Company take whatever action is necessary to release the Obligors (and any other party to a New Security Document other than a Finance Party) from their obligations under the New Security Documents (other than the Mortgage over Leasehold Land Amendment Agreement and the MGM Cotai Mortgage over Cotai Land Amendment Agreement (each as defined in the Fifth Amended and Restated Credit Agreement), provided that such agreements are executed on or before the Proposed Fifth Effective Date and the execution of such agreements have been approved pursuant to the 2018 Authorisation).

14	Fifth Supplemental Agreement

11.	FUNDING COSTS

(a)	If the Fifth Effective Date does not occur on the Proposed Fifth Effective Date, the Company must pay to the Facility Agent interest on each Funding Amount received by the Facility Agent for the period each such Funding Amount remains credited to the account of the Facility Agent (for the account of the Transferee Lenders which have complied with their obligations under Clause 6.2 (Obligations of the Funding Lenders on the Proposed Fifth Effective Date) at the one week HIBOR rate which would have been payable if:

(i)	each such Funding Amount was a participation in a Term Loan with consecutive Terms of one week commencing on the Proposed Fifth Effective Date; and

(ii)	the Transferee Lenders were Lenders under the Term Loan Facility,

and the Facility Agent must, at the request of the relevant Transferee Lender, remit to that Transferee Lender on the date of such request or as soon as practicable thereafter, the amount which has been received by the Facility Agent from that Transferee Lender.

12.	AMENDMENTS

(a)	Subject as set out in paragraph (b) below, the Fourth Amended Credit Agreement will be amended on and from the Restatement Effective Time so that it reads as if it were stated in the form set out in Schedule 3 (Fifth Amended and Restated Credit Agreement).

(b)	The Fourth Amended Credit Agreement will not be amended by this Agreement unless the Facility Agent has delivered the CP Confirmation Notice to the other Parties in accordance with paragraph (a) of Clause 5 (CP confirmation notice).

13.	CONSENTS

(a)	Each Party consents to the amendment and restatement of the Fourth Amended Credit Agreement pursuant to the terms set out in this Agreement.

(b)	Each Obligor, with effect from the Fifth Effective Date, confirms that:

(i)	any security given by it or created under a Finance Document will:

(A)	continue in full force and effect on the terms of the Fifth Amended and Restated Credit Agreement; and

(B)	extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents as amended by this Agreement; and

(ii)	(if a Guarantor) confirms that its guarantee:

(A)	continues in full force and effect on the terms of the Fifth Amended and Restated Credit Agreement and any Additional Guarantor Accession Agreement applicable to that Guarantor; and

(B)	extends to the liabilities and obligations of the Obligors under the Finance Documents (including the Fifth Amended and Restated Credit Agreement).

(c)	No part of this Agreement will create or is intended to create, a registrable Security Interest.

15	Fifth Supplemental Agreement

14.	INDEMNITY

Without prejudice to any indemnity provided under the Finance Documents, each Obligor must, jointly and severally and immediately on demand by any Party (other than an Obligor), indemnify that Party against any cost (including, without limitation, legal costs), expense, loss or liability which that Party incurs in connection with, or as a consequence of, entering into this Agreement.

15.	MISCELLANEOUS

(a)	Each of this Agreement and the Fifth Amended and Restated Credit Agreement is a Finance Document.

(b)	Subject to the terms of this Agreement, the Fourth Amended Credit Agreement will remain in full force and effect and, from the Fifth Effective Date, the Fourth Amended Credit Agreement and this Agreement will be read and construed as one document.

16.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are Finance Documents and governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

16	Fifth Supplemental Agreement

SCHEDULE 1

LENDERS

Continuing Lenders

Industrial and Commercial Bank of China (Macau) Limited

Bank of China Limited, Macau Branch

Bank of America, N.A.

Banco Nacional Ultramarino, S.A.

Sumitomo Mitsui Banking Corporation

Barclays Bank PLC

Bank of Communications Co., Ltd, Macau Branch

China Construction Bank Corporation Macau Branch

BNP Paribas acting through its Hong Kong Branch

Deutsche Bank AG, Singapore Branch

Wing Lung Bank Limited, Macau Branch

JPMorgan Chase Bank, N.A., Hong Kong Branch

The Bank of Nova Scotia

Banco Comercial Portugues, S.A., Macau Branch

Chang Hwa Commercial Bank, Ltd.

First Commercial Bank, Macau Branch

Mega International Commercial Bank Co., Ltd., Offshore Banking Branch

Bank Sinopac Company Limited (Macau Branch)

Hua Nan Commercial Bank, Ltd. Macau Branch

Yuanta Commercial Bank Co Ltd, Offshore Banking Branch

Banco Comercial de Macau, S.A.

Banco OCBC Weng Hang, S.A.

17	Fifth Supplemental Agreement

Transferee Lenders

Industrial and Commercial Bank of China (Macau) Limited

Bank of China Limited, Macau Branch

Bank of Communications Co., Ltd, Macau Branch

China Construction Bank Corporation Macau Branch

Yuanta Commercial Bank Co Ltd, Offshore Banking Branch

Transferor Lenders

Bank of America, N.A.

Barclays Bank PLC

Deutsche Bank AG, Singapore Branch

JPMorgan Chase Bank, N.A., Hong Kong Branch

Chong Hing Bank Limited, Macau Branch

The Bank of East Asia, Limited, Macau Branch

China CITIC Bank International Limited

Taiwan Cooperative Bank Ltd., Hong Kong Branch

Exiting Lenders

Chong Hing Bank Limited, Macau Branch

The Bank of East Asia, Limited, Macau Branch

China CITIC Bank International Limited

Taiwan Cooperative Bank Ltd., Hong Kong Branch

Step 6 Transferor Lender

Deutsche Bank AG, Singapore Branch

Step 6 Transferee Lender

Industrial and Commercial Bank of China (Macau) Limited

18	Fifth Supplemental Agreement

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

Corporate Documentation

1.	A copy of the constitutional documents of each Obligor and each Security Provider (other than Ms. Pansy Ho and Mr. António Menano) or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor or Security Provider (other than Ms. Pansy Ho and Mr. António Menano), confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the Fifth Effective Date.

2.	A copy of a resolution of the board of directors of each Obligor and each Security Provider (other than Ms. Pansy Ho and Mr. António Menano), approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the New Finance Documents to which it is a party.

3.	A specimen of the signature of each person authorised on behalf of an Obligor and each Security Provider (other than Ms. Pansy Ho and Mr. António Menano) to enter into or witness the entry into of any New Finance Document or to sign or send any document or notice in connection with any New Finance Document.

4.	In the case of an Original Guarantor (other than Superemprego Limitada and MGM Security Services, Ltd), a copy of a resolution signed by all of the holders of the issued or allotted shares in that Original Guarantor approving the terms of, the transaction contemplated by, and the execution, delivery and performance of the New Finance Documents.

5.	A certificate of an authorised signatory of the Obligors and Security Providers (other than Ms. Pansy Ho and Mr. António Menano):

(a)	confirming that utilisation by the Borrowers of the Total Commitments in full and the provision by each Original Obligor and Security Provider (other than Ms. Pansy Ho and Mr. António Menano) of any guarantee and/or security in respect of the Total Commitments will not breach any limit binding on the Borrowers or, as the case may be, that Original Obligor or Security Provider; and

(b)	certifying that each copy document specified in this Schedule 2 delivered by it is correct, complete and that the original of each of those documents is in full force and effect and has not been amended or superseded as at a date no earlier than the date of the certificate.

Transaction Documents

1.	An original or, in respect of any of the documents set out below which is a notarial deed governed by Macanese law, a notarial copy, of each of the following duly entered into by the parties to it:

(a)	this Agreement; and

(b)	each New Security Document.

2.	A copy of all governmental and regulatory approvals in connection with the execution of the New Security Documents including the 2018 Authorisation.

19	Fifth Supplemental Agreement

Legal opinions

1.	A legal opinion of Allen & Overy, legal advisers in Hong Kong to the Finance Parties, addressed to the Finance Parties.

2.	A legal opinion of Allen & Overy, legal advisers in England and Wales to the Finance Parties, addressed to the Finance Parties.

3.	A legal opinion of Henrique Saldanha Advogados & Notários, legal advisers in Macau to the Finance Parties, addressed to the Finance Parties.

4.	A legal opinion of Simcocks Advocates Ltd, legal advisers in the Isle of Man to the Finance Parties, addressed to the Finance Parties.

5.	A legal opinion of Walkers, legal advisers in the Cayman Islands to the Company, addressed to the Finance Parties.

6.	A legal opinion of DSL Lawyers, legal advisers in Macau to the Company, addressed to the Finance Parties.

Other documents and evidence

1.	Evidence that the agent of the Second Ranking Creditors (as defined in the Security Trust and Intercreditor Deed) under each English Law Finance Document for service of process in England has accepted its appointment. Acknowledgement of the Second Ranking Creditors to said appointment.

2.	Evidence that the agent of each relevant Original Obligor and Security Provider not incorporated in England and Wales under each English Law Finance Document for service of process in England has accepted its appointment. Acknowledgement of each relevant Original Obligor and Security Provider to said appointment.

3.	Evidence that the agent of each relevant Original Obligor and Security Provider not incorporated in Hong Kong under each Hong Kong Law Finance Document for service of process in Hong Kong has accepted its appointment. Acknowledgement of each relevant Original Obligor and Security Provider to said appointment.

4.	A deed of confirmation from QBE Insurance (International) Limited Macau Branch, in its capacity as assignor under the Assignment of Reinsurance dated 9 September 2015, confirming that with effect from the Fifth Effective Date, the security given by it under that Assignment of Reinsurance will:

(a)	continue in full force and effect on the terms of the Fifth Amended and Restated Credit Agreement; and

(b)	extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents as amended by this Agreement.

Acknowledgement of the Company and the Facility Agent under the deed of confirmation.

5.	Evidence that a copy of all notices required to be sent and other documents required to be executed under the New Security Documents have been so sent and/or executed.

6.	All share certificates, duly executed and stamped stock transfer forms and other documents of title (if any) required to be provided under the New Security Documents.

20	Fifth Supplemental Agreement

7.	The Funds Flow Memorandum.

8.	A copy of each Fifth Effective Date Utilisation Request.

9.	A copy of the Structure Chart.

10.	Evidence that all fees (including, without limitation, the Consent Fee and the Accrual Amounts) and expenses then due and payable from the Company under this Agreement have been or will be paid or are otherwise accounted for in a manner acceptable to the Facility Agent by the Fifth Effective Date.

11.	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

21	Fifth Supplemental Agreement

SCHEDULE 3

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

22	Fifth Supplemental Agreement

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

EFFECTIVE AS OF                     2018

(PURSUANT TO A FIFTH SUPPLEMENTAL AGREEMENT DATED 15 June 2018

WHICH EFFECTED A FIFTH AMENDMENT AND RESTATEMENT OF THE CREDIT

AGREEMENT ORIGINALLY DATED 27 JULY 2010, AS FIRST AMENDED AND RESTATED BY A SUPPLEMENTAL AGREEMENT DATED 22 OCTOBER 2012, SUCH AMENDMENTS BEING EFFECTIVE AS OF 29 OCTOBER 2012, AS FURTHER AMENDED AND RESTATED BY A SECOND SUPPLEMENTAL AGREEMENT DATED 9 JUNE 2015, SUCH AMENDMENTS BEING EFFECTIVE AS OF 12 JUNE 2015, AS FURTHER AMENDED BY A THIRD SUPPLEMENTAL AGREEMENT DATED 2 FEBRUARY 2016, SUCH AMENDMENTS BEING EFFECTIVE AS OF 2 FEBRUARY 2016, AND AS FURTHER AMENDED BY A FOURTH SUPPLEMENTAL AGREEMENT DATED 15 FEBRUARY 2017, SUCH AMENDMENTS BEING EFFECTIVE AS OF 15 FEBRUARY 2017)

HK$23,400,000,000

CREDIT FACILITIES

for

MGM CHINA HOLDINGS LIMITED

and

MGM GRAND PARADISE, S.A.

with

BANK OF CHINA LIMITED, MACAU BRANCH

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

BANK OF AMERICA, N.A.

as Mandated Lead Arrangers and Bookrunners

BANCO NACIONAL ULTRAMARINO, S.A.

SUMITOMO MITSUI BANKING CORPORATION

BARCLAYS BANK PLC

BANK OF COMMUNICATIONS CO., LTD, MACAU BRANCH

CHINA CONSTRUCTION BANK CORPORATION MACAU BRANCH

BNP PARIBAS HONG KONG BRANCH

DEUTSCHE BANK AG, SINGAPORE BRANCH

WING LUNG BANK LIMITED, MACAU BRANCH

JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH

as Mandated Lead Arrangers

THE BANK OF NOVA SCOTIA

as Lead Arranger

Allen & Overy

BANCO COMERCIAL PORTUGUES, S.A., MACAU BRANCH

CHANG HWA COMMERCIAL BANK, LTD.

FIRST COMMERCIAL BANK, MACAU BRANCH

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., OFFSHORE BANKING BRANCH

BANK SINOPAC COMPANY LIMITED, MACAU BRANCH

as Senior Managers

with

BANK OF AMERICA, N.A.

as Facility Agent

BANK OF AMERICA, N.A.

as Issuing Bank

and

BANK OF CHINA LIMITED, MACAU BRANCH

as Security Agent

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this Agreement) became effective on                      2018 pursuant to a fifth amendment and restatement of the credit agreement originally dated 27 July 2010 between, among others, MGMGP and the Facility Agent as first amended and restated by a supplemental agreement dated 22 October 2012 (such amendments being effective as of 29 October 2012), as further amended and restated by a second supplemental agreement dated 9 June 2015 (such amendments being effective as of 12 June 2015), as further amended by a third supplemental agreement dated 2 February 2016 (such amendments being effective as of 2 February 2016) and as further amended by a fourth supplemental agreement dated 15 February 2017 (such amendments being effective as of 15 February 2017)

BETWEEN:

(1)	MGM CHINA HOLDINGS LIMITED (the Company);

(2)	MGM GRAND PARADISE, S.A. (MGMGP) and the Company as borrowers (in this capacity, the Borrowers);

(3)	MGM GRAND PARADISE (HK) LIMITED, SUPEREMPREGO LIMITADA and MGM – SECURITY SERVICES, LTD. (MGMSS) as original guarantors (in this capacity, the Original Guarantors);

(4)	BANK OF CHINA LIMITED, MACAU BRANCH, INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, BANK OF AMERICA, N.A. as mandated lead arrangers and bookrunners (in this capacity, the Mandated Lead Arrangers and Bookrunners);

(5)	BANCO NACIONAL ULTRAMARINO, S.A., SUMITOMO MITSUI BANKING CORPORATION, BARCLAYS BANK PLC, BANK OF COMMUNICATIONS CO., LTD, MACAU BRANCH, CHINA CONSTRUCTION BANK CORPORATION MACAU BRANCH, BNP PARIBAS HONG KONG BRANCH, DEUTSCHE BANK AG, SINGAPORE BRANCH, WING LUNG BANK LIMITED, MACAU BRANCH, JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH as mandated lead arrangers (in this capacity, the Mandated Lead Arrangers);

(6)	THE BANK OF NOVA SCOTIA as lead arranger (in this capacity, the Lead Arranger);

(7)	BANCO COMERCIAL PORTUGUES, S.A., MACAU BRANCH, CHANG HWA COMMERCIAL BANK, LTD., FIRST COMMERCIAL BANK, MACAU BRANCH, MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., OFFSHORE BANKING BRANCH, BANK SINOPAC COMPANY LIMITED, MACAU BRANCH as senior managers (in this capacity, the Senior Managers);

(8)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders) (the Lenders);

(9)	BANK OF AMERICA, N.A. as facility agent (in this capacity, the Facility Agent) and as issuing bank (in this capacity, the Issuing Bank); and

(10)	BANK OF CHINA LIMITED, MACAU BRANCH as security agent and trustee (in this capacity, the Security Agent).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

2018 Authorisation means the authorisation of the Secretary for Economy and Finance or of any other relevant official or Governmental Agency of Macau S.A.R. approving the execution of the Fifth Supplemental Agreement, the amendments to the Fourth Amended Credit Agreement as contemplated by the Fifth Supplemental Agreement, the execution of the Second Composite Amendment and Confirmation Agreement and the execution of the amendments to the Security Documents referred to therein and the Revocation of the Second Power of Attorney, the Revocation of the Second Cotai Power of Attorney, the Third Power of Attorney and the Third Cotai Power of Attorney as set out in the 2018 Authorisation Document.

2018 Authorisation Document means a letter issued by the DICJ or the Secretary for Economy and Finance or any other relevant official or Governmental Agency of Macau S.A.R. to the Company, in each case, authorising:

(a)	the execution by the Company of the Fifth Supplemental Agreement;

(b)	the proposed amendments to the Fourth Amended Credit Agreement;

(c)	the execution of the Second Composite Amendment and Confirmation Agreement and the execution of the amendments to the Security Documents referred to therein; and

(d)	the execution of the Revocation of the Second Power of Attorney, the Revocation of the Second Cotai Power of Attorney, the Third Power of Attorney and the Third Cotai Power of Attorney.

Accession Agreement has the meaning given to that term in the Security Trust and Intercreditor Deed.

Accounting Date means each 31 March, 30 June, 30 September and 31 December, except as adjusted to ensure that those dates fall on the same day of the week or otherwise with the consent of the Facility Agent.

Additional Guarantor means a member of the Restricted Group which becomes a Guarantor after the Second Effective Date.

Additional Guarantor Accession Agreement means a letter, substantially in the form of Schedule 6 (Form of Additional Guarantor Accession Agreement), with such amendments as the Facility Agent and the Company may agree.

Administrative Party means an Arranger, the Issuing Bank or an Agent.

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Agent means the Facility Agent or the Security Agent.

Anti-Terrorism Laws means the Executive Order, the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the Money Laundering Control Act of 1986 (18 U.S.C. §§1956 et seq.), the USA Patriot Act, the International Emergency Economic Powers Act (50 U.S.C. §§1701 et seq.), the Trading

with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), any other applicable law or regulation administered by OFAC or other Governmental Agency, in each case for the purpose of controlling or preventing terrorism and related activities and any law enacted in the United States of America after the Second Effective Date for such purposes.

Arranger means a Mandated Lead Arranger and Bookrunner, a Mandated Lead Arranger, a Lead Arranger or a Senior Manager.

Assignment of Insurances means the assignment of insurances dated 30 July 2010 between MGMGP and the Original Security Agent (as amended and restated by an amendment agreement dated the First Signing Date and as further transferred and confirmed by the Composite Transfer, Amendment and Confirmation Agreement).

Assignment of Reinsurances means any first ranking assignment of reinsurances between a Direct Insurer and the Security Agent, including, without limitation, the assignment agreement dated 9 September 2015 between QBE Insurance (International) Limited Macau Branch as assignor and the Security Agent.

Assignment of Rights means the assignment of rights to amounts payable by the Macau Government under the Sub-Concession Contract dated 30 July 2010 between MGMGP and the Original Security Agent (as amended and restated by an amendment agreement dated the First Signing Date and as further transferred and confirmed by the Composite Transfer, Amendment and Confirmation Agreement).

Auditors means Deloitte & Touche or such other independent public accountants of international standing which may be appointed by the Company.

Availability Period means:

(a)	for a Conversion Term Loan, the period from and including the Fifth Effective Date to and including the date falling one month after the Fifth Effective Date; and

(b)	for a Revolving Credit Utilisation, the period from and including the Original Signing Date to and including the date falling one month before 31 March 2022.

Branding Agreement means the branding agreement dated 17 May 2011 between, among others, MGM, MGM Branding and Development Holdings Ltd., the Company and MGMGP or any replacement branding agreement (however described).

Break Costs means the amount (if any) which a Lender is entitled to receive under Subclause 24.3 (Break Costs).

Broker’s Letter of Undertaking means the letter from the Company Group’s insurance broker, addressed to the Facility Agent and delivered under paragraph 6 of the section headed “Other documents and evidence” in schedule 2 (Conditions precedent documents) to the Second Supplemental Agreement and each subsequent letter delivered pursuant to subparagraph (e)(iii) of Subclause 19.14 (Insurances).

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in Hong Kong, Macau and Singapore.

Code means the US Internal Revenue Code of 1986.

Commitment means a commitment of a Lender under a particular Facility, to the extent not cancelled, reduced or transferred by that Lender under this Agreement.

Commitment Fee means a commitment fee calculated in the manner described in Subclause 23.2 (Revolving Credit Commitment Fee).

Company Debenture means any of:

(a)	the Original Company Debenture;

(b)	the Confirmatory Company Debenture; or

(c)	the Second Confirmatory Company Debenture.

Company Group means, as at any date, the Company and its Subsidiaries as at that date.

Compliance Certificate means a certificate substantially in the form of Schedule 5 (Form of Compliance Certificate).

Composite Transfer, Amendment and Confirmation Agreement means the agreement dated on or about the Second Signing Date effective as of the Second Effective Date effecting (amongst other things), the transfer of Security Interests created in favour of the Original Security Agent under certain Macau Law Security Documents to the Security Agent and confirming that the Security Interests created under those Macanese Law Security Documents extend to the obligations of the Obligors under the Finance Documents.

Concession Contract means:

(a)	the Macau Land Concession Contract;

(b)	the Sub-Concession Contract; or

(c)	the Cotai Land Concession Contract.

Confirmatory Company Debenture means the debenture dated on or about the Second Signing Date between each of the Company, MGMGP, the Original Security Agent and the Security Agent.

Conversion Term Loan means a Loan that is made under the Original Term Loan Facility on the Fifth Effective Date.

Cotai Land means the site of reclaimed land described in further detail in Schedule 8 (Cotai Land).

Cotai Land Concession Contract means the land concession contract agreed to by MGMGP with the Macau Government on 17 December 2012, which forms an integral part of Dispatch no. 62/2012, in relation to the construction and development of the MGM Cotai, in respect of the land described in Schedule 8 (Cotai Land).

Debenture means any of:

(a)	the Original Debenture;

(b)	the First Confirmatory Debenture;

(c)	the Second Confirmatory Debenture; or

(d)	the Third Confirmatory Debenture.

Deed of Change of Security Agent means the deed of change of security agent dated on or about the Second Signing Date between, amongst others, the Company, MGMGP, the Original Security Agent, the Security Agent and the Facility Agent pursuant to which Banco Nacional Ultramarino, S.A. resigned, and Bank of China Limited, Macau Branch acceded, as a security agent and POA Agent in each case on and from the Security Agent Accession Time in accordance with the terms thereof.

Default means:

(a)	an Event of Default; or

(b)	an event or circumstance which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Defaulting Lender means any Lender:

(a)	which has failed to make its participation in a Loan available or has notified the Facility Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Subclause 5.3 (Advance of Loan);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a disruption to the payment system or the interbank lending market; and payment is made within five days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

Designated Accounting Date means each of the three Accounting Dates occurring on and from the last day of the first full fiscal quarter following the MGM Cotai Opening Date.

Designated Jurisdiction means, at any time, any country, region or territory to the extent that such country, region or territory (or portion thereof) itself is the subject of any Sanctions.

Designated Person means a person:

(a)	listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(b)	owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(c)	named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list;

(d)	with which any Finance Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or

(e)	that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order.

DICJ means the Gaming Inspection and Coordination Bureau of Macau.

Direct Insurer means an insurer with whom Insurance is placed from time to time in accordance with Subclause 19.14 (Insurances) and who has effected any policies, treaties and contracts of reinsurance of any kind related to such Insurance.

Dormant Subsidiary means a member of the Restricted Group which does not trade (for itself or as agent for any person) or does not own, legally or beneficially, assets (including indebtedness owed to it) which in aggregate have a value that exceeds HK$10,000,000 (or its equivalent) other than any bank accounts which have been established for the exclusive purpose of receiving funds for customers and patrons to establish credit.

EBITDA has the meaning given to that term in Subclause 18.1 (Financial covenant definitions).

English Law Finance Document means a Finance Document which is expressed to be governed by English law.

Environmental Approval means any authorisation required by Environmental Law.

Environmental Claim means any claim by any person in connection with:

(a)	a breach, or alleged breach, of Environmental Law;

(b)	any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(c)	any other environmental contamination.

Environmental Law means any law or regulation concerning:

(a)	the protection of health;

(b)	the environment;

(c)	the physical conditions of the workplace; or

(d)	any emission or substance which is capable of causing harm to any living organism or the environment.

Event of Default means an event or circumstance specified as such in Clause 20 (Default).

Executive Order means Executive Order 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, Or Support Terrorism issued September 23, 2001, as amended by Order 13268.

Existing Credit Agreement means this term and revolving facilities agreement originally dated the Original Signing Date between (amongst others) MGMGP, the Facility Agent and the Original Security Agent.

Expiry Date means the last day of the term of a Letter of Credit.

Facility means:

(a)	the Original Term Loan Facility; or

(b)	the Revolving Credit Facility.

Facility Office means the office notified by a Lender or the Issuing Bank to the Facility Agent:

(a)	on or before the date it becomes a Lender or the Issuing Bank (as applicable); or

(b)	by not less than five Business Days’ notice,

as the office through which it will perform its obligations under this Agreement.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means any letter entered into, on or prior to the Second Effective Date, by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

Fifth Amended and Restated Credit Agreement means the Fourth Amended Credit Agreement as amended and restated by the Fifth Supplemental Agreement.

Fifth Effective Date means                     2018.

Fifth Signing Date means 15 June 2018.

Fifth Supplemental Agreement means the fifth supplemental agreement dated 15 June 2018 amending and restating the Fourth Amended Credit Agreement.

Final Maturity Date means 26 June 2022.

Finance Document means:

(a)	this Agreement;

(b)	each Supplemental Agreement;

(c)	the Security Trust and Intercreditor Deed;

(d)	the First STID Supplemental Agreement;

(e)	the Second STID Supplemental Agreement;

(f)	a Security Document;

(g)	the Deed of Change of Security Agent;

(h)	a Request;

(i)	a Fee Letter;

(j)	a Compliance Certificate;

(k)	a Transfer Certificate;

(l)	an Accession Agreement;

(m)	an Additional Guarantor Accession Agreement;

(n)	a Resignation Request;

(o)	a Restricted Payment Certificate; or

(p)	any other document designated as such by the Facility Agent and the Company.

Finance Party means a Lender or an Administrative Party.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	borrowed moneys;

(b)	any acceptance credit (including any dematerialised equivalent);

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share;

(e)	any agreement treated as a finance or capital lease in accordance with IFRS;

(f)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)	the acquisition cost of any asset or service to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment:

(i)	is arranged primarily as a method of raising finance or of financing the acquisition of that asset or service or the construction of that asset or service; or

(ii)	involves a period of more than six months before or after the date of acquisition or supply,

(it being agreed that advance or deferred payment obligations in respect of any rights in relation to the Cotai Land Concession Contract or other governmental concessions shall not constitute Financial Indebtedness under this paragraph);

(h)	any derivative transaction (for which the mark-to-market value of the derivative transaction will be used to calculate its amount, unless a termination or similar amount in respect of that derivative transaction is due and unpaid, in which case the amount unpaid will be used to calculate its amount);

(i)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(j)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above.

First Amended and Restated Credit Agreement means the Existing Credit Agreement as amended and restated by the First Supplemental Agreement.

First Confirmatory Debenture means the debenture dated the First Signing Date between MGMGP as chargor and the Original Security Agent.

First Cotai Power of Attorney means the irrevocable power of attorney dated 18 June 2014 granted by MGMGP in favour of the Original Security Agent in connection with the MGM Cotai Mortgage over Cotai Land.

First Effective Date means 29 October 2012.

First Livrança Covering Letter means the letter from MGMGP to the Original Security Agent dated the First Signing Date in relation to the Livranças and acknowledged by the Company, MGM Grand Paradise (HK) Limited and Superemprego Limitada.

First Power of Attorney means the irrevocable power of attorney dated the First Signing Date granted by MGMGP in favour of the Original Security Agent in connection with the execution of the Mortgage over Leasehold Land.

First Ranking Creditor has the meaning given to that term in the Security Trust and Intercreditor Deed.

First Signing Date means 22 October 2012.

First STID Supplemental Agreement means the first supplemental agreement amending and restating the Security Trust and Intercreditor Deed dated the First Signing Date between, among others, MRIH and the then creditors of the Company Group.

First Supplemental Agreement means the first supplemental agreement dated the First Signing Date amending and restating the Existing Credit Agreement.

Floating Charge means the floating charge dated 30 July 2010 between MGMGP and the Original Security Agent (as amended by an amendment agreement dated the First Signing Date and as further transferred, amended and confirmed by the Composite Transfer, Amendment and Confirmation Agreement).

Fourth Amended Credit Agreement means the Third Amended Credit Agreement as amended by the Fourth Supplemental Agreement.

Fourth Supplemental Agreement means the fourth supplemental agreement dated 15 February 2017 amending and restating the Third Amended Credit Agreement.

Governmental Agency means:

(a)	any international, foreign, federal, state, county or municipal government, or political subdivision thereof;

(b)	any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body; or

(c)	any court or administrative tribunal of competent jurisdiction.

Guarantor means an Original Guarantor or an Additional Guarantor.

HIBOR means for a Term of any Loan or overdue amount:

(a)	the applicable Screen Rate;

(b)	if no Screen Rate is available for the relevant Term of that Loan or overdue amount, the Interpolated Screen Rate for that Loan or overdue amount; or

(c)	if:

(i)	no Screen Rate is available for the relevant Term of that Loan or overdue amount; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan,

the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Hong Kong interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits of that Loan or overdue amount for a period equal in length to that Term and if that rate is less than zero, HIBOR shall be deemed to be zero.

Holding Company of any other person, means a person in respect of which that other person is a Subsidiary.

Hong Kong means the Hong Kong Special Administrative Region of the PRC.

Hong Kong Dollars or HK$ means the lawful currency of Hong Kong.

Hong Kong Law Finance Document means a Finance Document which is expressed to be governed by Hong Kong law.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002.

Increased Cost means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party); or

(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its formation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

It is not an Insolvency Event where any of the events set out in paragraphs (a) to (j) above has occurred solely by ownership by any Governmental Agency of any equity interest in a Finance Party and where such ownership does not provide that Finance Party with any immunity from proceedings or immunity in respect of its assets.

Insurance means any contract of insurance taken out by or on behalf of a member of the Restricted Group or under which it has a right to claim, in each case in connection with the Resorts.

Interpolated Screen Rate means, in relation to HIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Term of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Term of that Loan,

each as of 11.00 a.m. on the Rate Fixing Day for the currency of that Loan.

Issuer Documents means with respect to a Letter of Credit, the Request for that Letter of Credit and any other document, agreement or instrument entered into by a Borrower and the Issuing Bank or in favour of the Issuing Bank and relating to any such Letter of Credit.

L/C Advance means, with respect to each Lender with a Revolving Credit Commitment, such Lender’s funding of its participation in any L/C Borrowing in accordance with Subclause 6.4 (Drawings and reimbursements; Funding of participations).

L/C Borrowing means an extension of credit by the Issuing Bank resulting from a drawing under a Letter of Credit which has not been:

(a)	reimbursed on the date when made; or

(b)	refinanced by a Revolving Credit Loan.

L/C Funding Requirement means, in respect of a Lender with a Revolving Credit Commitment, its obligation to:

(a)	make Revolving Credit Loans; and

(b)	purchase participations in L/C Obligations,

in each case in an aggregate principal amount at any one time outstanding not to exceed that Lender’s Revolving Credit Commitment, as such amount may be adjusted from time to time in accordance with this Agreement.

L/C Obligation means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For the purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Subclause 1.2(a)(xviii) (Construction). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

L/C Percentage means, in respect of a Lender with a Revolving Credit Commitment, a percentage equal to its L/C Funding Requirement divided by the aggregate L/C Funding Requirements of all Lenders with Revolving Credit Commitments.

Land Security Assignment means the land security assignment dated 30 July 2010 between MGMGP and the Original Security Agent (as amended and restated by an amendment agreement dated the First Signing Date and as further transferred and confirmed by the Composite Transfer, Amendment and Confirmation Agreement).

Legal Reservations means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction (as defined in Subclause 16.24 (Jurisdiction/governing law);

(d)	the principle that a court in a Relevant Jurisdiction may refuse to give res judicata effect or comity to a judgment which it believes to have been rendered as a result of fraud, in a manner which offends the basic principles of the jurisdiction in which that court operates or in a manner which does not otherwise comport with the rule of law; and

(e)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion required under this Agreement or any Supplemental Agreement.

Lender means:

(a)	a Lender; or

(b)	any person which becomes a Party in accordance with Subclause 27.2 (Assignments and transfers by Lenders),

in each case, for so long as any Loan remains outstanding to that person or it has or may have any effective obligation to extend credit under this Agreement.

Letter of Credit means a letter of credit in the form requested by the Company and agreed to in writing by the Issuing Bank (acting reasonably).

Listing Rules means the rules governing the listing of securities on The Stock Exchange of Hong Kong Limited in effect from time to time.

Livranças means the promissory notes issued by MGMGP to the Original Security Agent as assigned by the Original Security Agent to the Security Agent and originally endorsed by MGM Grand Paradise (HK) Limited and Superemprego Limitada on 30 July 2010, as subsequently endorsed by the Company pursuant to the First Livrança Covering Letter and as further endorsed by the Company pursuant to the Second Livrança Covering Letter and the Third Livrança Covering Letter payable to the Security Agent.

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

Macau means the Macau Special Administrative Region of the PRC.

Macau Government means:

(a)	the government of Macau;

(b)	any authority, agency or department established by the government of Macau;

(c)	any political subdivision of Macau; or

(d)	any public corporation or other public entity, in each case, of which Macau has direct or indirect control and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of share capital, contract or otherwise.

Macau Land Concession Consent Agreement means the agreement relating to Security Interests under the Macau Land Concession Contract dated 30 July 2010 between the Macau Government, MGMGP and the Original Security Agent (as acknowledged by the Macau Government on or about the First Signing Date, and as further acknowledged by the Macau Government on 15 May 2015.

Macau Land Concession Contract means the land concession contract agreed to by MGMGP with the Macau Government on 9 March 2006 which forms an integral part of Dispatch no. 47/2006.

Macau Law Finance Document means a Finance Document which is expressed to be governed by the laws of Macau.

Macau Law Security Document means a Security Document governed by the laws of Macau.

Majority Lenders means, at any time, Lenders:

(a)	whose share in the outstanding Utilisations and whose undrawn Commitments then aggregate more than 50 per cent. of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(b)	if there is no Utilisation then outstanding, whose undrawn Commitments then aggregate more than 50 per cent. of the Total Commitments; or

(c)	if there is no Utilisation then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated more than 50 per cent. of the Total Commitments immediately before the reduction.

Margin means in relation to all of the Loans, the rate per annum calculated in accordance with Subclause 9.3 (Margin adjustments).

Material Adverse Effect means any event or circumstance which is or is reasonably likely to be materially adverse to:

(a)	the ability of any Obligor to perform its payment obligations under any Finance Document;

(b)	the business, assets or financial condition of the Borrowers and the Restricted Group taken as a whole; or

(c)	the validity or enforceability of, or the effectiveness of any Security Interest granted or purported to be granted pursuant to, any Finance Document.

Maturity Date means the last day of the Term of a Revolving Credit Loan.

MGM means MGM Resorts International, a Delaware corporation, or any of its successors.

MGM Cotai means the integrated casino resort project proposed to be constructed by the Company and its Restricted Subsidiaries in the Cotai Land pursuant to the Cotai Land Concession Contract, as further described in the Company’s public filings with the Hong Kong Stock Exchange.

MGM Cotai Annualised EBITDA means on a Designated Accounting Date, the MGM Cotai EBITDA accrued on and from the MGM Cotai Opening Date to that Designated Accounting Date calculated on an annualised basis.

MGM Cotai EBITDA means the EBITDA attributable to MGM Cotai.

MGM Cotai Floating Charge means the floating charge over all of the assets owned by MGMGP at MGM Cotai dated 18 June 2014 between MGMGP and the Original Security Agent (as transferred, amended and confirmed by the Composite Transfer, Amendment and Confirmation Agreement and the Second Composite Amendment and Confirmation Agreement).

MGM Cotai Mortgage over Cotai Land means the mortgage over leasehold land on which the MGM Cotai is situated dated 18 June 2014 between MGMGP and the Original Security Agent (as transferred to the Security Agent pursuant to the Transfer of MGM Cotai Mortgage over Cotai Land Deed and as further amended by the MGM Cotai Mortgage over Cotai Land Amendment Agreement).

MGM Cotai Mortgage over Cotai Land Amendment Agreement means the amendment agreement dated on or about the Third Signing Date between MGMGP and the Security Agent pursuant to which the MGM Cotai Mortgage over Cotai Land is amended.

MGM Cotai Opening Date means the first date that the MGM Cotai is open for general business to gaming and lodging patrons.

MGM Cotai Pledge over Gaming Equipment and Utensils means the pledge over gaming equipment and utensils owned by MGMGP at the MGM Cotai dated 18 June 2014 between MGMGP and the Original Security Agent (as transferred, amended and confirmed by the Composite Transfer, Amendment and Confirmation Agreement and the Second Composite Amendment and Confirmation Agreement).

MGM (HK) means MGM Grand Paradise (Hong Kong) Limited a company incorporated under the laws of Hong Kong with its registered office at 1402 China Merchants Tower, 200 Connaught Road, central Hong Kong SAR.

MGM Macau means the integrated casino resort located at Avenida Dr. Sun Yat Sen, NAPE, Macau.

MGMSS Share Pledge means the pledge over the shares in MGMSS dated 2 February 2015 between MGMSS, its existing shareholders and the Original Security Agent (as transferred and confirmed by the Composite Transfer, Amendment and Confirmation Agreement and the Second Composite Amendment and Confirmation Agreement).

MGMGP Share Pledge means the pledge over the shares in MGMGP dated 30 July 2010 between MGMGP, its then existing shareholders and the Original Security Agent (as amended by an amendment agreement dated the First Signing Date and as further transferred, amended and confirmed by the Composite Transfer, Amendment and Confirmation Agreement and the Second Composite Amendment and Confirmation Agreement).

Mortgage over Leasehold Land means the mortgage over leasehold land on which the MGM Macau is situated dated 30 July 2010 between MGMGP and the Original Security Agent (as amended by an amendment to mortgage dated the First Signing Date and as further transferred to the Security Agent by the Transfer of Mortgage over Leasehold Land Deed and as further amended by the Mortgage over Leasehold Land Amendment Agreement).

Mortgage over Leasehold Land Amendment Agreement means the amendment agreement dated on or about the Third Signing Date between MGMGP and the Security Agent pursuant to which the Mortgage over Leasehold Land is amended.

Mr. António Menano means Mr. António José Ferreira de Castro dos Santos Menano.

MRIH means MGM Resorts International Holdings, Ltd, a company organised under the laws of the Isle of Man.

Ms. Pansy Ho means Ms. Ho Chiu King Pansy Catilina.

Net Insurance Proceeds means any amount received or recovered by a member of the Restricted Group under any insurance policy for loss or damage to its assets or business relating to the Principal Resorts less all Taxes and costs and expenses incurred by any member of the Restricted Group in connection with the receipt or recovery.

Nominee means each of Ms. Pansy Ho and Mr. James Joseph Murren.

Non-Acceptable L/C Lender means a Lender under the Revolving Credit Facility which:

(a)	is a Defaulting Lender; or

(b)	is a Lender which the Issuing Bank believes (in good faith) is then in default in respect of its obligations under one or more syndicated credit facilities.

Non-Consenting Lender means any Lender that does not approve any consent, waiver or amendment in circumstances where such consent, waiver or amendment:

(a)	requires the approval of all Lenders or all affected Lenders in accordance with the terms of Subclause 26.2 (Exceptions); and

(b)	has been approved by the Lenders:

(i)	whose share in the outstanding Utilisations and whose undrawn Commitments then aggregate more than 66 2/3 per cent. of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(ii)	if there is no Utilisation then outstanding, whose undrawn Commitments then aggregate more than 66 2/3 per cent. of the Total Commitments; or

(iii)	if there is no Utilisation then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

Obligor means a Borrower or a Guarantor.

OFAC means the Office of Foreign Assets Control of the United Stated Department of Treasury.

Operating Account means any bank account or similar depository or investment account maintained by any member of the Restricted Group from time to time other than:

(a)	any account used exclusively for the remittance of remuneration to employees;

(b)	any zero-balance disbursement account used exclusively for the remittance of vendor payments;

(c)	any account established for the exclusive purpose of receiving funds for customers and patrons to establish credit;

(d)	any account established for the exclusive benefit of officers, directors and employees in connection with share option schemes, welfare benefit schemes, pension schemes or other similar arrangements; and

(e)	any account where the granting of a Security Interest in favour of a Finance Party would violate applicable law or regulations provided that the Facility Agent has received legal advice (in form and substance reasonably satisfactory to the Facility Agent) to confirm the relevant violation of applicable law or regulation, provided that in the case of any amount transferred to an account referred to in paragraphs (a) to (d) above (inclusive), that amount must, within five days of such transfer, be applied towards the purpose for which that account has been established.

Original Company Debenture means the company debenture dated the First Signing Date between the Company, MGMGP and the Original Security Agent.

Original Debenture means the debenture dated 30 July 2010 between MGMGP as chargor and the Original Security Agent.

Original Financial Statements means:

(a)	the audited consolidated financial statements of the Company for the year ended 31 December 2017; and

(b)	the unaudited consolidated financial statements of the Company for the financial quarter ended 31 March 2018.

Original Obligor means a Borrower or an Original Guarantor.

Original Security Agent means Banco Nacional Ultramarino, S.A.

Original Signing Date means 27 July 2010.

Original Term Loan means a Loan made under the Original Term Loan Facility before the Fifth Effective Date.

Original Term Loan Commitment means:

(a)	for a Lender as at the Fifth Effective Date, the amount set opposite its name in Part 2 (Final Fifth Effective Date Commitments) of Schedule 1 (Lenders) under the heading Original Term Loan Commitments and the amount of any other Term Loan Commitment so designated which it acquires; and

(b)	for any other Lender, the amount of any other Original Term Loan Commitment so designated which it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Original Term Loan Facility means the term loan facility referred to in Subclause 2.1 (Original Term Loan Facility).

Party means a party to this Agreement.

Performance Bond means any guarantee required under clause 61 of the Sub-Concession Contract or similar requirements of any Governmental Authority in relation to the conduct of the business of any member of the Restricted Group.

Performance Bond Facility means:

(a)	the facility made available under the facility agreement dated 15 April 2005 between MGMGP and Banco Nacional Ultramarino, S.A. identified as “Garantia Bancária No. 139/2005” (as amended or replaced from time to time), any replacement of this facility or other similar facility entered into by a member of the Restricted Group to comply with the requirement under clause 61 of the Sub-Concession Contract; or

(b)	any facility entered into by a member of the Restricted Group for the purpose of issuing a Performance Bond, in an amount when aggregated with other facilities under this paragraph (b), not exceeding US$75,000,000 or its equivalent.

Permitted Investment means any investment made by a member of the Restricted Group in the equity or debt securities of any Unrestricted Subsidiaries or Uncontrolled Persons in an amount which, when aggregated with the aggregate amount of all other such investments, does not exceed US$300,000,000 (or its equivalent) at any time outstanding, whether effected for cash or by the transfer of other assets.

Permitted Lease means:

(a)	any lease or similar arrangement entered into by any member of the Restricted Group with a person who is not an Affiliate of the Company, including the allocation of any portion of a Resort to a junket operator on a semi-exclusive basis and on commercial terms consistent with the prevailing standards in the Macau market; or

(b)	in respect of MGM Cotai, any lease or similar arrangement entered into by any member of the Restricted Group with an Affiliate of the Company that is approved by the board of directors of the Company.

Permitted Restricted Payments means Restricted Payments which:

(a)	are made at a time when:

(i)	no Default is outstanding or will result from the making of the Restricted Payment;

(ii)	the Company has delivered a Restricted Payment Certificate at least five Business Days prior to the making of that Restricted Payment or, in the case of any Restricted Payment referred to in paragraph (e) of the definition of “Restricted Payment” five days after the making of that Restricted Payment; and

(iii)	the Pro Forma Leverage Ratio does not exceed 4.00:1.00 immediately after that Restricted Payment,

provided that, notwithstanding the above, no such Restricted Payment may be made by virtue of this paragraph (a) if as a result of the making of such Restricted Payment, the aggregate amount of Restricted Payments which have been made:

(A)	during the preceding twelve month period; and

(B)	at a time when the Pro Forma Leverage Ratio was equal to or exceeded 3.50:1.00,

would be in excess of US$300,000,000 (or its equivalent) unless, after giving effect to that Restricted Payment, the Pro Forma Leverage Ratio will be less than 3.50:1.00; or

(b)	are made at a time when:

(i)	no Default is outstanding or will result from the making of the Restricted Payment;

(ii)	the Company has delivered a Restricted Payment Certificate at least five Business Days prior to the making of that Restricted Payment or, in the case of any Restricted Payment referred to in paragraph (e) of the definition of “Restricted Payment” five days after the making of that Restricted Payment; and

(iii)	the Pro Forma Leverage Ratio will exceed 4.00:1.00 immediately after that Restricted Payment,

provided that notwithstanding the above, no such Restricted Payment may be made by virtue of this paragraph (b) if as a result of the making of such Restricted Payment, the aggregate amount of Restricted Payments which have been made:

(A)	during the preceding twelve month period; and

(B)	at a time when the Pro Forma Leverage Ratio was equal to or exceeded 3.50:1.00,

would be in excess of US$150,000,000 (or its equivalent); or

(c)	constitute the repurchase by the Company of its shares to the extent necessary to counter any dilution of MGM’s ownership interests, as a result of the exercise of rights under employee share incentive plans, to ownership interest representing less than 51 per cent. ownership of the Company, provided that no Default is outstanding or will result from the making of such repurchase.

Permitted Security means:

(a)	any Security Interest constituted by the Security Documents;

(b)	any lien arising by operation of law and in the ordinary course of business;

(c)	any Security Interest on the shares or share capital of or loans to an Unrestricted Subsidiary;

(d)	any Security Interest which:

(i)	has been entered into in order to secure the obligations of any member of the Restricted Group in connection with any Financial Indebtedness which may be incurred by the Restricted Group under any Performance Bond; and

(ii)	which ranks behind all Security Interests granted in favour of the Finance Parties;

(e)	any netting or set-off arrangement entered into by any member of the Restricted Group under any Permitted Swap Transactions or in the ordinary course of its banking arrangements including banking arrangements entered into for the treasury management requirements of the Restricted Group;

(f)	any Security Interest over or affecting any asset acquired by a member of the Restricted Group after the Original Signing Date if:

(i)	the Security Interest was not created in contemplation of the acquisition of that asset by a member of the Restricted Group; and

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by that member of the Restricted Group;

(g)	any Security Interest over or affecting any asset of any company which becomes a member of the Restricted Group after the Original Signing Date, where the Security Interest is created prior to the date on which that company becomes a member of the Restricted Group and if:

(i)	the Security Interest was not created in contemplation of the acquisition of that asset by that company; and

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by that company;

(h)	any Security Interest arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Restricted Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Restricted Group;

(i)	any Security Interest arising as a consequence of any finance or capital lease provided that the aggregate capital value of all such items leased under outstanding leases by all members of the Restricted Group which are secured by such Security Interests (the secured lease amount) does not, when aggregated with the secured receivables amount and the secured equipment and fixtures amount (each as defined below), exceed US$100,000,000 (or its equivalent);

(j)	any Security Interest securing Financial Indebtedness incurred in connection with the sale or discounting of receivables provided that the aggregate value of the assets which are the subject of such Security Interests (the secured receivables amount) do not, when aggregated with the secured lease amount and the secured equipment and fixtures amount, at any time exceed US$100,000,000;

(k)	tax liens which are being contested in good faith by appropriate proceedings, provided that appropriate reserves with respect thereto are maintained on the books of the Company or the relevant member of the Restricted Group in conformity with IFRS;

(l)	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business for amounts which are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

(m)	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social welfare legislation provided that if such pledges are being contested, appropriate reserves (determined in accordance with IFRS) are maintained on the books of the Company or the relevant member of the Restricted Group;

(n)	deposits by or on behalf of a member of the Restricted Group to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, appeal bonds and other obligations of a like nature of that member of the Restricted Group incurred in the ordinary course of business;

(o)	any attachment or judgment lien not constituting an Event of Default;

(p)	liens in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and related carriers’ liens;

(q)	Security Interests over cash deposits with, or held for the account of, a member of Restricted Group securing reimbursement obligations under performance bonds, guarantees, commercial or standby letters of credit, bankers’ acceptances or similar instruments granted in favour of the issuers of such performance bonds, guarantees, commercial letters of credit or bankers’ acceptances, provided that:

(i)	the performance bonds, guarantees, commercial or standby letters of credit, bankers’ acceptances or similar instruments are issued for the benefit of a trade creditor of a member of the Restricted Group; and

(ii)	the amount of cash secured by such Security Interest does not exceed 110 per cent. of the amount of the Financial Indebtedness secured thereby (ignoring any interest earned or paid on such cash);

(r)	in the event of any proposed refinancing in full of the Facilities, any Security Interest granted to the relevant financiers to secure such refinancing so long as such Security Interest ranks behind the Security Interest created by the Security Documents pending such refinancing being completed and which is promptly released to the reasonable satisfaction of the Facility Agent if such refinancing is not consummated;

(s)	Security Interests over assets of the Restricted Group securing the obligations of the Company and other members of the Restricted Group in favour of the Macau Government under the Concession Contracts provided that the Security Interests constituted by the Security Documents will rank in priority to any Security Interest granted by any member of the Restricted Group in favour of the Macau Government;

(t)	Security Interests over equipment and fixtures of the Restricted Group the aggregate value of which (the secured equipment and fixtures amount) does not, when aggregated with the secured lease amount and the secured receivables amount, exceed US$100,000,000 (or its equivalent);

(u)	easements, rights-of-way, restrictions, encroachments and other similar encumbrances and other minor defects and irregularities in title, in each case incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or members of the Restricted Group;

(v)	licences of patents, trademarks and other intellectual property rights granted by the Company or any member of the Restricted Group in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company;

(w)	any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any site and site easements; or

(x)	any Security Interest which created in favour of a Finance Party in connection with the provision of cash cover in accordance with the terms of this Agreement.

Permitted Swap Transaction means any derivative transaction entered into to protect against or to benefit from the Restricted Group’s exposure to fluctuations in any rate, price, index or credit rating (whether in relation to interest rates, commodity prices, currency exchange, or otherwise) but excluding any transaction entered into for purely speculative purposes.

Permitted Transaction means an intra-Group re-organisation of any member of the Company Group on a solvent basis.

Pledge over Gaming Equipment and Utensils means the pledge over gaming equipment and utensils owned by MGMGP at the MGM Macau dated 30 July 2010 between MGMGP and the Original Security Agent (as amended by an amendment agreement dated the First Signing Date and as further transferred, amended and confirmed by the Composite Transfer, Amendment and Confirmation Agreement and the Second Composite Amendment and Confirmation Agreement).

Pledge over Intellectual Property means the pledge over intellectual property dated 30 July 2010 between MGMGP and the Original Security Agent (as amended and restated by an amendment agreement dated the First Signing Date and as further transferred and confirmed by the Composite Transfer, Amendment and Confirmation Agreement and the Second Composite Amendment and Confirmation Agreement).

Pledge over Onshore Accounts means the pledge over onshore accounts dated 30 July 2010 between MGMGP and the Original Security Agent (as amended and restated by an amendment agreement dated the First Signing Date and as further transferred and confirmed by the Composite Transfer, Amendment and Confirmation Agreement).

PRC means the Peoples’ Republic of China.

Principal Resorts means, the MGM Macau and, when constructed, the MGM Cotai.

Pro Forma Leverage Ratio means, on any date, the ratio of:

(a)	Total Debt on the date upon which the related Restricted Payment is proposed to be made (the test date), after giving effect to any prepayment of the Facilities to be made and any additional Financial Indebtedness to be incurred or assumed on that date; to

(b)	EBITDA for the four consecutive financial quarters ending on the most recent Accounting Date falling prior to the test date (the relevant period) for which the Company’s unaudited consolidated financial statements have then been prepared, as adjusted (without duplication) by:

(i)	deducting (to the extent not already deducted) the EBITDA for the relevant period attributable to any business or asset of the Restricted Group which was disposed of during:

(A)	the relevant period; or

(B)	the period commencing on the last day of the relevant period and ending on the test date;

(ii)	adding (to the extent not already added) the EBITDA for the relevant period attributable to any business or asset of the Restricted Group which was acquired or into which investment is made during:

(A)	the relevant period; or

(B)	the period commencing on the last day of the relevant period and ending on the test date; and

(iii)	assuming that, for the purposes of calculating the Pro Forma Leverage Ratio in connection with any acquisition of, or investment in, a person which is not a member of the Restricted Group immediately prior to that acquisition or investment where that person will become a member of the Restricted Group immediately after the relevant acquisition or investment, references to:

(A)	“consolidated net income (or loss) of the Company” in the definition of “Net Income” in Subclause 18.1 (Financial covenant definitions) shall be deemed to include the net income (or loss) of that person during that period; and

(B)	“the Restricted Group” in the definitions of “Net Income” and “Total Debt” in Subclause 18.1 (Financial covenant definitions) shall be deemed to include that person as a member of the Restricted Group, provided however, that for the purposes only of calculating the Pro Forma Leverage Ratio on a date where the most recent Accounting Date falling prior to that date is a Designated Accounting Date, EBITDA shall include MGM Cotai Annualised EBITDA (without double counting) rather than MGM Cotai EBITDA.

Pro Rata Share means:

(a)	for the purpose of determining a Lender’s share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

(b)	for any other purpose on a particular date:

(i)	the proportion which a Lender’s share of the Utilisations (if any) bears to all the Utilisations;

(ii)	if there is no Utilisation outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

(iii)	if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

(iv)	when the term is used in relation to a Facility, the above proportions but applied only to the Utilisations and Commitments for that Facility.

For the purpose of subparagraph (iv) above, the Facility Agent will determine, in the case of a dispute whether the term in any case relates to a particular Facility.

Rate Fixing Day means the first day of a Term for a Loan or an overdue amount.

Re-designation means the re-designation of a member of the Restricted Group as an Unrestricted Subsidiary in accordance with Subclause 19.7 (Re-designation of Restricted Subsidiaries).

Reference Banks means the principal Hong Kong offices of Bank of China Limited, Macau Branch and Industrial and Commercial Bank of China (Macau) Limited and any other bank or financial institution appointed as such by the Facility Agent (in consultation with the Company) under this Agreement.

Relevant Jurisdiction means in relation to any member of the Restricted Group:

(a)	its jurisdiction of formation;

(b)	any jurisdiction where any asset subject to or intended to be subject to a Security Document is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any Security Document entered into by it.

Repayment Instalment means each scheduled instalment for repayment of the Term Loans.

Repeating Representations means at any time the representations and warranties which are then made or deemed to be repeated under Clause 16 (Representations and Warranties).

Request means a request for a Utilisation or an amendment to a Letter of Credit, substantially in the form of Schedule 3 (Form of Request).

Resignation Request means a letter substantially in the form of Schedule 8 (Form of Resignation Request), with such amendments as the Facility Agent and the Company may agree.

Restricted Group means, as at any date, the Company and each of its Subsidiaries, other than any Subsidiary that is an Unrestricted Subsidiary as at that date.

Restricted Payment means any of the following transactions or payments entered into, or made by, any member of the Restricted Group with, or to, a person which is not a member of the Restricted Group:

(a)	payment of dividend or other distribution (whether in cash or property other than shares or rights to subscribe for shares) on or in respect of its shares or share capital;

(b)	repayment or distribution of any share premium account;

(c)	a redemption or repurchase of shares of that member of the Restricted Group;

(d)	payments in respect of the principal amount of any Financial Indebtedness which is contractually subordinated to the rights of the Finance Parties under the Finance Documents and which are made either prior to the date when such payments are scheduled to be due (if any scheduled principal payments are to be made thereunder) or the making of the payment is in breach of those contractual subordination arrangements;

(e)	any acquisition of, investment in, any other subscription of equity in, advancement of Financial Indebtedness to or provision of a guarantee on behalf of, an Unrestricted Subsidiary or Uncontrolled Person, other than pursuant to a Permitted Investment;

(f)	any Re-designation, to the extent of the value (as determined by the Company (acting reasonably)) of the assets of any member of the Restricted Group which is designated as an Unrestricted Subsidiary, other than pursuant to a Permitted Investment; or

(g)	any advancement of Financial Indebtedness to:

(i)	a person which is known by the Company to be a holder (directly or indirectly) of more than five per cent. of the issued share capital of the Company; or

(ii)	an Affiliate of such person.

26

Restricted Payment Certificate means a certificate from the Company addressed to the Facility Agent, signed by the chief financial officer of the Company, which is substantially in the form of Schedule 9 (Form of Restricted Payment Certificate) and encloses the financial statements for the period upon which the EBITDA component of the calculation of the related Pro Forma Leverage Ratio is based.

Restricted Subsidiary means a Subsidiary of the Company which is a member of the Restricted Group.

Revocation of First Cotai Power of Attorney means the instrument revoking the First Cotai Power of Attorney dated on or about the Second Signing Date between, amongst others, MGMGP and the Original Security Agent.

Revocation of First Power of Attorney means the instrument revoking the First Power of Attorney dated on or about the Second Signing Date between, amongst others, MGMGP and the Original Security Agent.

Revocation of Second Cotai Power of Attorney means the instrument revoking the Second Cotai Power of Attorney dated on or about the Fifth Signing Date between, amongst others, MGMGP and the Security Agent.

Revocation of Second Power of Attorney means the instrument revoking the Second Power of Attorney dated on or about the Fifth Signing Date between, amongst others, MGMGP and the Security Agent.

Revolving Credit Commitment means:

(a)	for a Lender as at the Fifth Effective Date, the amount set opposite its name in Part 2 of Schedule 1 (Lenders) under the heading Revolving Credit Commitments and the amount of any other Revolving Credit Commitment so designated which it acquires; and

(b)	for any other Lender, the amount of any Revolving Credit Commitment so designated which it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Revolving Credit Facility means the revolving credit facility referred to in Subclause 2.2 (Revolving Credit Facility).

Revolving Credit Loan means a Loan under the Revolving Credit Facility.

Rollover Loan means, unless provided to the contrary in this Agreement, one or more Revolving Credit Loans:

(a)	to be made on the same day that a maturing Revolving Credit Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Revolving Credit Loan;

(c)	to be made to the same Borrower for the purpose of refinancing a maturing Revolving Credit Loan; and

(d)	to be advanced under the same Facility as the maturing Revolving Credit Loan referred to in paragraphs (a) to (c) above.

Sanctions means any sanctions administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Federal Government of Canada or other relevant sanctions authority.

Screen Rate means the Hong Kong interbank offered rate administered by the Hong Kong Association of Banks (or any other person which takes over the administration of that rate) for the relevant period displayed on page HKABHIBOR of the Reuters screen (or any replacement Reuters page which displays the rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company.

Second Amended and Restated Credit Agreement means the First Amended and Restated Credit Agreement as amended and restated by the Second Supplemental Agreement.

Second Composite Amendment and Confirmation Agreement means the agreement dated on or about the Fifth Signing Date effective as of the Fifth Effective Date amending certain Macau Law Security Documents and confirming that the Security Interests created under such Macanese Law Security Documents extend to the obligations of the Obligors under the Finance Documents.

Second Confirmatory Company Debenture means the second debenture confirmatory and supplemental to the Original Debenture dated on or about the Third Signing Date between each of the Company, MGMGP and the Security Agent.

Second Confirmatory Debenture means the second debenture confirmatory and supplemental to the Original Debenture dated on or about the Second Signing Date between MGMGP as chargor, the Original Security Agent and the Security Agent.

Second Cotai Power of Attorney means the irrevocable power of attorney replacing the First Cotai Power of Attorney dated on or about the Second Signing Date granted by MGMGP in favour of the Security Agent in relation to the MGM Cotai Mortgage over Cotai Land.

Second Effective Date means 12 June 2015.

Second Livrança Covering Letter means the letter from MGMGP to the Security Agent dated the Second Signing Date and superseding the First Livrança Covering Letter in relation to the Livranças and acknowledged by the Company, MGM Grand Paradise (HK) Limited and Superemprego Limitada.

Second Power of Attorney means the irrevocable power of attorney replacing the First Power of Attorney dated on or about the Second Signing Date granted by MGMGP in favour of the Security Agent in connection with the execution of the Mortgage over Leasehold Land.

Second Signing Date means 9 June 2015.

Second STID Supplemental Agreement means the second supplemental agreement dated on or about the Second Signing Date amending and restating the Security Trust and Intercreditor Deed dated the First Signing Date between, among others, MRIH and certain creditors of the Company Group.

Second Supplemental Agreement means the second supplemental agreement dated 9 June 2015 amending and restating the First Amended and Restated Credit Agreement.

Secured Finance Document means a Finance Document or a Secured Hedging Document or a Treasury Management Document.

Secured Hedging Document has the meaning given to that term in the Security Trust and Intercreditor Deed.

Secured Parties has the meaning given to it in the Security Trust and Intercreditor Deed.

Security Agent Accession Time has the meaning given to it in the Deed of Change of Security Agent.

Security Document means:

(a)	the Composite Transfer, Amendment and Confirmation Agreement;

(b)	the Second Composite Amendment and Confirmation Agreement;

(c)	the MGMGP Share Pledge;

(d)	the MGMSS Share Pledge;

(e)	the Mortgage over Leasehold Land;

(f)	the Mortgage over Leasehold Land Amendment Agreement;

(g)	the MGM Cotai Mortgage over Cotai Land;

(h)	the MGM Cotai Mortgage over Cotai Land Amendment Agreement;

(i)	the Land Security Assignment;

(j)	the Transfer of Mortgage over Leasehold Land Deed;

(k)	the Transfer of MGM Cotai Mortgage over Cotai Land Deed;

(l)	the Revocation of Second Power of Attorney;

(m)	the Third Power of Attorney;

(n)	the Revocation of Second Cotai Power of Attorney;

(o)	the Third Cotai Power of Attorney;

(p)	the Assignment of Rights;

(q)	the Pledge over Gaming Equipment and Utensils;

(r)	the MGM Cotai Pledge over Gaming Equipment and Utensils;

(s)	the Pledge over Onshore Accounts;

(t)	the Assignment of Insurances;

(u)	each Assignment of Reinsurances;

(v)	the Pledge over Intellectual Property;

(w)	the Floating Charge;

(x)	the MGM Cotai Floating Charge;

(y)	the Third Livrança Covering Letter;

(z)	the Livranças;

(aa)	each Company Debenture;

(bb)	each Debenture;

(cc)	the Sub-Concession Consent Agreement;

(dd)	the Macau Land Concession Consent Agreement;

(ee)	the Superemprego Share Pledge; or

(ff)	any other document evidencing or creating security over any asset of any member of the Restricted Group to secure any obligation of any Obligor to a Secured Party under the Secured Finance Documents.

Security Interest means any mortgage, pledge, lien, charge, assignment by way of security, hypothecation, security interest or encumbrance of any kind or any other agreement or arrangement having a similar effect, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any option or other agreement to give a mortgage, lien, pledge, charge assignment, hypothecation, security interest or encumbrance of any kind or any other agreement or arrangement having a similar effect).

Security Provider has the meaning given to it in the Security Trust and Intercreditor Deed.

Security Trust and Intercreditor Deed means the security trust and intercreditor deed originally dated 30 July 2010 between, among others, MGMGP, certain creditors of the Company Group, the Facility Agent and the Original Security Agent (as amended and restated by the First STID Supplemental Agreement on the First Effective Date and as further amended and restated by the Second STID Supplemental Agreement on the Second Effective Date).

Sub-Concession Consent Agreement means the agreement relating to Security Interests (with the exclusion of land concession and immovable property) dated 30 July 2010 between the Macau Government, MGMGP and the Original Security Agent (as acknowledged by the Macau Government on the First Signing Date and as further acknowledged by the Macau Government on 15 May 2015.

Sub-Concession Contract means the sub-concession contract dated 19 April 2005 between Sociedade de Jogos de Macao, S.A., a corporation organised under the laws of Macau, and MGMGP for the operation of games of chance and other games in casinos in Macau and the written confirmations from the Macau Government dated 19 April 2005, pursuant to which the Sub-Concession Contract was authorised and approved pursuant to applicable laws and regulations and confirming the Macau Government’s rights and obligations with respect to the Sub-Concession Contract.

Sub-Concession Expiry has the meaning given to that term in Clause 8.5 (Mandatory prepayments – Expiry of Sub-Concession Contract).

Sub-Concession Expiry Date has the meaning given to that term in Clause 8.5 (Mandatory prepayments – Expiry of Sub-Concession Contract).

Sub-Concession Extension has the meaning given to that term in Clause 8.5 (Mandatory prepayments – Expiry of Sub-Concession Contract).

Sub-Concession Termination Event has the meaning given to that term in Clause 8.6 (Mandatory prepayments – Termination of Sub-Concession Contract).

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Superemprego Share Pledge means the pledge over quotas in Superemprego Limitada dated 30 July 2010 between MGMGP and the Original Security Agent (as amended by an amendment agreement dated the First Signing Date and as further transferred and confirmed by the Composite Transfer, Amendment and Confirmation Agreement and the Second Composite Amendment and Confirmation Agreement).

Supplemental Agreement means:

(a)	the First Supplemental Agreement;

(b)	the Second Supplemental Agreement;

(c)	the Third Supplemental Agreement;

(d)	the Fourth Supplement Agreement; or

(e)	the Fifth Supplemental Agreement.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.

Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

Term means each period determined under this Agreement:

(a)	by reference to which interest on a Loan or an overdue amount is calculated; or

(b)	for which the Issuing Bank may be under a liability under a Letter of Credit.

Term Loan means an Original Term Loan or a Conversion Term Loan.

Third Amended Credit Agreement means the Second Amended and Restated Credit Agreement as amended by the Third Supplemental Agreement.

Third Confirmatory Debenture means the third debenture confirmatory and supplemental to the Original Debenture dated on or about the Third Signing Date between MGMGP as chargor and the Security Agent.

Third Cotai Power of Attorney means the irrevocable power of attorney replacing the Second Cotai Power of Attorney dated on or about the Fifth Signing Date granted by MGMGP in favour of the Security Agent in relation to the MGM Cotai Mortgage over Cotai Land.

Third Livrança Covering Letter means the letter from MGMGP to the Security Agent dated on or about the Fifth Signing Date and superseding the First Livrança Covering Letter and the Second Livrança Covering Letter in relation to the Livranças and acknowledged by the Company, MGM Grand Paradise (HK) Limited and Superemprego Limitada.

Third Power of Attorney means the irrevocable power of attorney replacing the Second Power of Attorney dated on or about the Fifth Signing Date granted by MGMGP in favour of the Security Agent in connection with the execution of the Mortgage over Leasehold Land.

Third Signing Date means 2 February 2016.

Third Supplemental Agreement means the third supplemental agreement dated 2 February 2016 amending the Second Amended and Restated Credit Agreement.

Total Commitments means the aggregate of the Commitments of all the Lenders.

Total Debt has the meaning given to that term in Subclause 18.1 (Financial covenant definitions).

Total Original Term Loan Commitments means the aggregate of the Original Term Loan Commitments of all the Lenders.

Total Revolving Credit Commitments means the aggregate of the Revolving Credit Commitments of all the Lenders.

Transaction Document means:

(a)	a Finance Document;

(b)	the Sub-Concession Contract;

(c)	the Macau Land Concession Contract;

(d)	the Branding Agreement; or

(e)	the Cotai Land Concession Contract.

Transfer Certificate means:

(a)	for a transfer by assignment, assumption and release, a certificate substantially in the form of Part 1 of Schedule 4 (Forms of Transfer Certificate); and

(b)	for a transfer by novation, a certificate substantially in the form of Schedule 4 (Forms of Transfer Certificate),

in each case, with such amendments as the Facility Agent may approve or any other form agreed between the Facility Agent and the Company.

Transfer of MGM Cotai Mortgage over Cotai Land Deed means the agreement transferring the Security Interests created by the MGM Cotai Mortgage over Cotai Land from the Original Security Agent to the Security Agent dated on or about the Second Signing Date.

Transfer of Mortgage over Leasehold Land Deed means the agreement transferring the Security Interests created by the Mortgage over Leasehold Land from the Original Security Agent to the Security Agent dated on or about the Second Signing Date.

Treasury Management Document has the meaning given to that term in the Security Trust and Intercreditor Deed.

Uncontrolled Person means a person in which any member of the Restricted Group owns equity securities, but which is not a Subsidiary of the Company.

Unrestricted Subsidiary means a Subsidiary of the Company:

(a)	that is designated as such by the Company in accordance with Subclause 19.7 (Re-designation of Restricted Subsidiaries); and

(b)	whose creditors have no recourse to the shareholders or equity interest holders of that Subsidiary by reason of their holding the shares or other equity securities of that Subsidiary.

US means the United States of America.

US Dollars or US$ means the lawful currency for the time being of the United States of America.

Utilisation means a Loan or a Letter of Credit.

Utilisation Date means each date on which a Facility is utilised.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, permit, licence, exemption, filing, registration or notarisation;

(iv)	customer due diligence requirements are the identification checks that a Finance Party requires in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(v)	disposal means a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(vi)	the equivalent of one currency (the first currency) in another currency (the second currency) shall (unless otherwise specified) be determined by the Facility Agent or such person nominated by the Facility Agent acting reasonably for that purpose by reference to its spot rate of exchange in Hong Kong for the purchase of the second currency with the first currency at or about 11.00 a.m. on the date of the determination or if no such spot rate of exchange exists on that date, by such other method as the Facility Agent (in consultation with the Company) shall reasonably determine;

(vii)	a guarantee means (other than in clause 8 (Guarantee and indemnity) of the Security Trust and Intercreditor Deed) any guarantee, bond, letter of credit, indemnity or similar assurance against financial loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person, where, in each case, that obligation is assumed in order to maintain or asset the ability of that person to meet any of its indebtedness;

(viii)	indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

(ix)	including is by way of example and not limitation;

(x)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(xi)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a currency is a reference to the lawful currency for the time being of the relevant country;

(xiii)	a Default being outstanding means that it has not been remedied or waived;

(xiv)	a Borrower providing cash cover for a Letter of Credit means that Borrower charging, pledging and depositing with or delivering to the Security Agent in a bank account with Bank of America, N.A. (or another bank acceptable to the Issuing Bank), for the benefit of the Issuing Bank and the Lenders with Revolving Credit Commitments, as collateral for the then outstanding amount of the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Security Agent and the Issuing Bank;

(xv)	a Borrower repaying or prepaying a Letter of Credit means:

(A)	that Borrower providing cash cover for that Letter of Credit;

(B)	the maximum amount payable under the Letter of Credit being reduced or cancelled in accordance with its terms; or

(C)	the Issuing Bank being satisfied that it has no further liability under that Letter of Credit;

and the amount by which a Letter of Credit is repaid or prepaid under subparagraphs (A) and (B) above is the amount of the relevant cash cover or reduction;

(xvi)	an amount borrowed includes any amount utilised by way of Letter of Credit;

(xvii)	a Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit;

(xviii)	an outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time and unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time;

(xix)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xx)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xxi)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xxii)	a Finance Document or other document or security includes (without prejudice to any prohibition on amendments) any amendment to that Finance Document or other document or security, including any change in the purpose of, any extension for or any increase in the amount of a facility or any additional facility; and

(xxiii)	a time of day is a reference to Hong Kong time.

(b)	The determination of the extent to which a rate is for a period equal in length to Term will disregard any inconsistency arising from the last day of that Term being determined pursuant to the terms of this Agreement.

(c)	Unless expressly specified to the contrary, the designation of items as alternatives does not exclude the application of all or some of such items concurrently.

(d)	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)	notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(e)	Unless the contrary intention appears:

(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)	any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is, may be or is capable of becoming outstanding under the Finance Documents.

(f)	The headings in this Agreement do not affect its interpretation.

1.3	Conflict with a Finance Document

If there is any conflict between:

(a)	the terms of this Agreement and the terms of any other Finance Document (other than the Security Trust and Intercreditor Deed), unless expressed to the contrary in that Finance Document, the terms of this Agreement will prevail; and

(b)	the terms of this Agreement and the terms of the Security Trust and Intercreditor Deed, the terms of the Security Trust and Intercreditor Deed will prevail.

1.4	Third parties

Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of any Finance Document.

2.	FACILITIES

2.1	Original Term Loan Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a term loan facility in an aggregate amount equal to the Total Original Term Loan Commitments.

2.2	Revolving Credit Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a revolving credit facility in an aggregate amount equal to the Total Revolving Credit Commitments.

2.3	Nature of a Finance Party’s rights and obligations

Unless all the Finance Parties agree otherwise:

(a)	the obligations of a Finance Party under the Finance Documents are several;

(b)	failure by a Finance Party to perform its obligations does not affect the obligations of any other person under the Finance Documents;

(c)	no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)	the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)	a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights;

(f)	a debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (e) above; and

(g)	the rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under the Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

2.4	Nature of the Borrowers’ obligations

Each Borrower shall be jointly and severally liable for the other Borrower’s obligations under the Finance Documents.

2.5	Lenders’ voting rights

A Lender may by notice to the Facility Agent divide its share in any Utilisations and/or its Commitments into separate amounts to reflect participation or similar arrangements and require the separate amounts to be counted separately for the purpose of any vote or decision made or to be made by it in connection with this Agreement.

3.	PURPOSE

3.1	General

Subject to Subclause 3.2 (Non-gaming purposes) each Utilisation may only be used for the proper corporate purposes of the Restricted Group.

3.2	Non-gaming purposes

No proceeds of any Loan shall be applied towards the acquisition (or maintenance or repair) of any equipment or utensils used in the operation of casino games or other forms of gaming.

3.3	No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent

The obligations of each Lender to participate in any Utilisation are subject to the conditions precedent that on both the date of the Request and the Utilisation Date for that Utilisation (other than a Rollover Loan):

(a)	the Repeating Representations are correct in all material respects; and

(b)	no Default is outstanding or would result from the Utilisation.

4.2	Maximum number

(a)	Unless the Facility Agent agrees, a Request for a Loan may not be given if, as a result, there would be more than 20 Loans outstanding.

(b)	Unless the Facility Agent and the Issuing Bank agrees, a Request may not be given for a Letter of Credit if, as a result, there would be more than 20 Letters of Credit outstanding.

5.	UTILISATION – LOANS

5.1	Giving of Requests

(a)	A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b)	Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. two Business Days before the Rate Fixing Day for the proposed borrowing.

(c)	Each Request is irrevocable.

5.2	Completion of Requests

A Request for a Loan will not be regarded as having been duly completed unless:

(a)	it identifies the Borrower;

(b)	it identifies the Facility under which the Loan is to be made;

(c)	the Utilisation Date is a Business Day falling within the Availability Period for the Facility under which the Loan is to be made;

(d)	the amount of the Loan requested is:

(i)	a minimum of HK$50,000,000 and an integral multiple of HK$10,000,000; or

(ii)	any lesser amount which represents the maximum undrawn amount available under the relevant Facility on the proposed Utilisation Date; and

(e)	the Term complies with this Agreement.

5.3	Advance of Loan

(a)	The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)	The amount of each Lender’s share of the requested Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)	No Lender is obliged to participate in a Loan if, as a result:

(i)	its share in the Utilisations under a Facility would exceed its Commitment for that Facility; or

(ii)	the Utilisations under a Facility would exceed the Total Commitments under that Facility.

(d)	If the conditions set out in this Agreement have been met, each Lender must make its share in the requested Loan available to the Facility Agent for the relevant Borrower through its Facility Office on the Utilisation Date.

6.	LETTERS OF CREDIT

6.1	The Revolving Credit Facility

(a)	Subject to the terms of this Agreement, the Revolving Credit Facility may be utilised by way of Letters of Credit.

(b)	Clause 5 (Utilisation – Loans) does not apply to utilisations by way of Letters of Credit.

6.2	Letter of Credit Subfacility

(a)	In this Clause, references to:

(i)	amending a Letter of Credit (and derivations thereof) are references to amendments to letters of credit issued under this Agreement; and

(ii)	relevant Borrower means in respect of a Letter of Credit, the Borrower which has requested the issuance or amendment of that Letter of Credit.

(b)	Subject to the terms and conditions of this Agreement, a Borrower may request from time to time that the Issuing Bank, in reliance upon the agreements of the other Lenders set forth in this Subclause, issue Letters of Credit for the account of that Borrower, and the Issuing Bank agrees to issue for the account of the relevant Borrower one or more Letters of Credit and to amend Letters of Credit provided that:

(i)	no Borrower may request that the Issuing Bank issue or amend any Letter of Credit if, after giving effect to such issuance or amendment:

(A)	a Lender’s share in the Utilisations under a Facility would exceed its Commitment for that Facility;

(B)	the Utilisations would exceed the Total Revolving Credit Commitments; or

(C)	the outstanding amount of all Letters of Credit would exceed the lesser of:

I.	US$100,000,000 (or its equivalent); and

II.	any limit established by applicable law (after the Second Effective Date) on the Issuing Bank’s ability to issue or amend the relevant Letter of Credit;

(ii)	the Issuing Bank shall not issue any Letter of Credit, or effect any amendment to any Letter of Credit, which results in the Expiry Date for any Letter of Credit being after 31 March 2022;

(iii)	prior to the issuance or amendment of any Letter of Credit the Issuing Bank shall request confirmation by telephone from the Facility Agent that such Letter of Credit may be issued or amended (as applicable) and shall have received electronic confirmation from the Facility Agent to that effect; and

(iv)	Letters of Credit shall be denominated in Hong Kong Dollars.

(c)	Notwithstanding paragraph (b) above, the Issuing Bank shall not be obligated to issue or amend any Letter of Credit if:

(i)	on or prior to the Business Day immediately preceding the issuance or amendment of that Letter of Credit, any Lender has notified the Facility Agent or the Issuing Bank in writing that all of the conditions set out in Subclause 4.1 (Conditions precedent) have not been satisfied with respect to the issuance or amendment of that Letter of Credit; or

(ii)	any order, judgment or decree of any Governmental Agency or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing or amending such Letter of Credit;

(iii)	any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Agency with jurisdiction over the Issuing Bank shall:

(A)	prohibit, or request that the Issuing Bank refrain from, the issuance of, or amendment to, letters of credit generally or such Letter of Credit in particular;

(B)	impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank are not otherwise compensated under this Agreement) not in effect on the Fifth Effective Date; or

(C)	impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Fifth Effective Date and which the Issuing Bank in good faith deems material to it;

(iv)	the issuance or amendment of such Letter of Credit would violate one or more policies of the Issuing Bank; or

(v)	any Lender is at such time a Non-Acceptable L/C Lender, unless the Issuing Bank has entered into arrangements satisfactory to the Issuing Bank with that Borrower or that Non-Acceptable Lender to eliminate the Issuing Bank’s risk with respect to that Non-Acceptable Lender.

6.3	Procedures for issuance and amendment of Letters of Credit

(a)	Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower by delivering a duly completed Request to the Issuing Bank (with a copy to the Facility Agent).

(b)	Each Request for a Letter of Credit or an amendment to a Letter of Credit must be received by the Issuing Bank and the Facility Agent not later than 1.00 p.m., at least five Business Days (or such later date and time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed Utilisation Date or date of amendment, as the case may be.

(c)	In the case of a Request for an initial issuance of a Letter of Credit, such Request for a Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

(i)	the proposed Utilisation Date of the requested Letter of Credit (which shall be a Business Day);

(ii)	the amount thereof which must be a minimum amount of HK$1,000,000 and integral multiples of HK$500,000;

(iii)	the Expiry Date thereof which must be a date falling no later than 12 months after the Utilisation Date of that Letter of Credit;

(iv)	the bill of lading (if any) in relation to that Letter of Credit which must provide that the title to the goods is conferred to the shipper’s order;

(v)	the insurance for any goods which are the subject of the Letter of Credit which shall name the Issuing Bank as loss payee;

(vi)	the name and address of the beneficiary thereof;

(vii)	the documents to be presented by such beneficiary in case of any drawing thereunder;

(viii)	the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and

(ix)	such other matters as the Issuing Bank may reasonably require.

(d)	For as long as the Issuing Bank is Bank of America, N.A. or any of its Affiliates:

(i)	each Request for a standby Letter of Credit must enclose a duly completed application form for a standby letter of credit; and

(ii)	each Request for a commercial Letter of Credit must enclose a duly completed application form for a commercial letter of credit,

in each case, in the form provided by Bank of America, N.A. to the Company prior to the date of this Agreement (or such other form as the Company and Bank of America, N.A. (in its capacity as Issuing Bank) may agree from time to time).

(e)	In the case of a Request for an amendment to a Letter of Credit, such Request shall specify in form and detail satisfactory to the Issuing Bank:

(i)	the Letter of Credit to be amended;

(ii)	the proposed date of amendment thereof (which shall be a Business Day);

(iii)	the nature of the proposed amendment; and

(iv)	such other matters as the Issuing Bank may reasonably require.

(f)	The relevant Borrower shall furnish to the Issuing Bank and the Facility Agent such other documents and information pertaining to any Request for a Letter of Credit or an amendment to a Letter of Credit, including any Issuer Documents, as the Issuing Bank or the Facility Agent may reasonably require.

(g)	Promptly after receipt of any Request for a Letter of Credit or an amendment to a Letter of Credit, the Issuing Bank will confirm with the Facility Agent (by telephone or in writing) that the Facility Agent has received a copy of such Request from the relevant Borrower and, if not, the Issuing Bank will provide the Facility Agent with a copy thereof.

(h)	Upon receipt by the Issuing Bank of confirmation from the Facility Agent that the Request for a Letter of Credit or amendment to a Letter of Credit is permitted in accordance with the terms of this Agreement, then, subject to the terms and conditions of this Agreement, the Issuing Bank shall, on the requested Utilisation Date, issue a Letter of Credit for the relevant Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank’s usual and customary business practices.

(i)	The amount of each Lender’s share in any requested Letter of Credit will be its Pro Rata Share of the Revolving Credit Commitments on the proposed Utilisation Date for that Letter of Credit.

(j)	Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to relevant Borrower and the Facility Agent a copy of such Letter of Credit or amendment.

6.4	Drawings and reimbursements; Funding of participations

(a)	Upon receipt from the beneficiary of any Letter of Credit of any presentation of a drawing together with all required documents under such Letter of Credit the Issuing Bank shall notify the relevant Borrower and the Facility Agent thereof.

(b)	Not later than 11.00 a.m., on the date of any payment by the Issuing Bank under a Letter of Credit (an Honour Date), the relevant Borrower must reimburse the Issuing Bank through the Facility Agent in an amount equal to the amount of such drawing and in Hong Kong Dollars.

(c)	If the relevant Borrower fails to reimburse the Issuing Bank in accordance with paragraph (b) above:

(i)	the Facility Agent must promptly notify each Lender of the Honour Date, the amount of the unreimbursed drawing (the Unreimbursed Amount) and the amount of such Lender’s L/C Percentage in respect thereof; and

(ii)	the relevant Borrower shall be deemed to have requested a Revolving Credit Loan (for a Term to be determined by the Issuing Bank by notice to the Facility Agent) disbursed on the Honour Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Subclause 5.2(d) (Completion of Requests) for the principal amount of the Revolving Credit Loan, but subject to the amount of the unutilised portion of the aggregate L/C Funding Requirements and the conditions set out in Subclause 4.1 (Conditions precedent) (other than the delivery of a Request for Loan).

(d)	Any notice given by the Facility Agent pursuant to paragraph (c) above may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(e)	Each Lender (including any Lender acting as Issuing Bank) must on the date falling two Business Days after any notice provided by the Facility Agent pursuant to paragraph (c) above make funds available to the Facility Agent for the account of the Issuing Bank at the Facility Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1.00 p.m., on the Business Day specified in such notice by the Facility Agent, whereupon, subject to paragraph (f) below, each Lender that makes such funds available shall be deemed to have provided a Revolving Credit Loan to the relevant Borrower in accordance with the deemed request for a Revolving Credit Loan issued pursuant to subparagraph (c)(ii) above.

(f)	With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Loan, because the conditions set out in Subclause 4.1 (Conditions precedent) cannot be satisfied or for any other reason, the relevant Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest in accordance with Subclause 9.4 (Interest on overdue amounts). In such event, each Lender’s payment to the Facility Agent for the account of the Issuing Bank pursuant to paragraph (e) above shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Subclause.

(g)	Until each Lender funds its Pro Rata Share of a Revolving Credit Loan or L/C Advance pursuant to this Subclause to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the Issuing Bank.

(h)	Each Lender’s obligation to make a Revolving Credit Loan or L/C Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Subclause, shall be absolute and unconditional and shall not be affected by any circumstance, including:

(i)	any set-off, counterclaim, recoupment, defence or other right which such Lender may have against the Issuing Bank, Borrower, or any other Person for any reason whatsoever;

(ii)	the occurrence or continuance of a Default;

(iii)	any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Subclause is subject to the conditions set out in Subclause 4.1 (Conditions precedent) and Subclause 5.3 (Advance of Loan) (other than delivery by relevant Borrower of a Request for Loan). No such making of a Revolving Credit Loan shall relieve or otherwise impair the obligation of the relevant Borrower to reimburse the Issuing Bank for the amount of any payment made by that Issuing Bank under any Letter of Credit, together with interest as provided under this Agreement.

(i)	If any Lender fails to make available to the Facility Agent for the account of the Issuing Bank any amount required to be paid by such Lender pursuant to and by the time specified in this Subclause, the Issuing Bank shall be entitled to recover from such Lender (acting through the Facility Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to that Issuing Bank at a rate per annum equal to HIBOR from time to time in effect. A certificate of the Issuing Bank submitted to any Lender (through the Facility Agent) with respect to any amounts owing under this paragraph (i) shall be conclusive absent manifest error.

6.5	Repayment of participations

(a)	At any time after any Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Subclause 6.4 (Drawings and reimbursements; Funding of participations), if the Facility Agent receives for the account of that Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the relevant Borrower or otherwise, including proceeds of cash cover applied thereto by the Facility Agent), the Facility Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding).

(b)	If any payment received by the Facility Agent for the account of the Issuing Bank pursuant to paragraph (a) above is required to be returned as a result of any payments made by the Facility Agent or the Issuing Bank being invalid or being declared to be fraudulent, preferential, a transaction at an undervalue (including pursuant to any settlement entered into by that Issuing Bank in its discretion) or any other similar transaction, each Lender with a Revolving Credit Commitment shall pay to the Facility Agent for the account of the Issuing Bank its Pro Rata Share thereof on demand of the Facility Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to HIBOR. The obligations of the relevant Lenders under this Subclause shall survive the payment in full of all amounts due to the Finance Parties under the Finance Documents and the termination of this Agreement.

6.6	Obligations absolute

(a)	The obligation of the Borrowers to reimburse the Issuing Bank for each drawing under Letters of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)	any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)	the existence of any claim, counterclaim, set-off, defence or other right that any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)	any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)	any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(v)	any payment made by the Issuing Bank under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any applicable law; or

(vi)	any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defence available to, or a discharge of, any Borrower.

(b)	The relevant Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of non-compliance with the relevant Borrower’s instructions or other irregularity, the relevant Borrower will immediately notify the Issuing Bank. The relevant Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

6.7	Cash cover

(a)	Upon the request of the Facility Agent (acting on the instructions of the Issuing Bank) if:

(i)	the Issuing Bank has honoured any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing;

(ii)	on 31 March 2022, any L/C Obligation remains outstanding;

(iii)	at any time, any Lender is a Non-Acceptable L/C Lender (but only to the extent of the unfunded portion of such Non-Acceptable L/C Lender’s share of such L/C Obligation),

a Borrower must immediately provide cash cover in an amount equal to:

(A)	in the case of subparagraph (i) above, the amount of the outstanding L/C Borrowing;

(B)	in the case of subparagraph (ii) above, the amount of the outstanding L/C Obligation; and

(C)	in the case of subparagraph (iii) above, the unfunded portion of such Non-Acceptable L/C Lender’s share of any L/C Obligation.

(b)	The Facility Agent (acting on the instructions of the Issuing Bank) may, at any time and from time to time after the initial provision of cash cover, request that additional cash cover be provided in order to protect against the results of exchange rate fluctuations.

(c)	The Borrowers hereby grant to the Security Agent, for the benefit of the Issuing Bank and the Lenders, a Security Interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.

6.8	Applicability of ISP98 and UCP

Unless otherwise expressly agreed by an Issuing Bank and the relevant Borrower when a Letter of Credit is issued, (a) the Rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (b) the Rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

6.9	Conflict with Request for a Letter of Credit

In the event of any conflict between the terms hereof and the terms of any Request for a Letter of Credit, the terms hereof shall control.

6.10	Fees for modifications

The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, except that the issuance fees payable to the Issuing Bank shall be payable as set forth in the Fee Letter to be entered into between the Issuing Bank and the Company on or prior to the Second Effective Date.

7.	REPAYMENT

7.1	Repayment of Term Loans

The Borrowers must repay the Term Loans in accordance with the following repayment schedule:

Repayment Instalment	Repayment Date	Term Loan Repayment Amount (percentage of the aggregate principal amount of all Term Loans outstanding on the day immediately preceding the first Repayment Date)
1	30 September 2018	5%

Repayment Instalment	Repayment Date	Term Loan Repayment Amount (percentage of the aggregate principal amount of all Term Loans outstanding on the day immediately preceding the first Repayment Date)

2	31 December 2018	5%

3	31 March 2019	5%

4	30 June 2019	5%

5	30 September 2019	5%

6	31 December 2019	5%

7	31 March 2020	5%

8	30 June 2020	5%

9	30 September 2020	5%

10	31 December 2020	5%

11	31 March 2021	5%

12	30 June 2021	5%

13	30 September 2021	5%

14	31 December 2021	5%

		30%

15	31 March 2022	(or, if greater, the principal amounts outstanding under the Original Term Loan Facility)

7.2	Repayment of Revolving Credit Loans

(a)	Each Borrower must repay each Revolving Credit Loan made to it in full on its Maturity Date. The amount to be repaid may be netted off against the amount of any Rollover Loan drawn on that Maturity Date pursuant to paragraph (c) below.

(b)	Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above and any voluntary prepayment of a Revolving Credit Loan in accordance with Subclause 8.7 (Voluntary prepayment) may be re-borrowed. Any other prepayment of a Revolving Credit Loan made under this Agreement may not be re-borrowed.

(c)	Without prejudice to the Borrowers’ obligation to repay the full amount of each Revolving Credit Loan made to it on its Maturity Date, on the date of any Rollover Loan, the amount of the Revolving Credit Loan (which has been provided under the same Facility as the Rollover Loan) to be repaid and the amount to be drawn down on such date in respect of that Rollover Loan shall be netted off against each other so that the amount of cash which the relevant Borrower is actually required to pay or, as the case may be, the amount of cash which the Lenders are required to pay to the Company, shall be the net amount.

(d)	Any amount of any Revolving Credit Loan still outstanding on 31 March 2022, shall be repaid on 31 March 2022.

(e)	At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Credit Loans then outstanding will be automatically extended to 31 March 2022 and will be treated as separate Revolving Credit Loans (the Separate Loans).

(f)	A Borrower which has borrowed a Separate Loan which is outstanding may prepay that Separate Loan by giving five Business Days’ prior notice to the Facility Agent. The Facility Agent will forward a copy of a prepayment notice received in accordance with this paragraph to the Defaulting Lender concerned as soon as practicable on receipt.

(g)	Interest in respect of a Separate Loan will accrue for successive Terms to be selected by the relevant Borrower on the date and at the time specified by the Facility Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Term of that Loan.

(h)	The terms of this Agreement relating to Revolving Credit Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (e) to (g) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

8.	PREPAYMENT AND CANCELLATION

8.1	Mandatory prepayment – illegality

(a)	A Lender must notify the Facility Agent and the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)	After notification under paragraph (a) above, the Facility Agent must notify the Company promptly that:

(i)	each Borrower must repay or prepay the share of that Lender in each Utilisation on the date specified in paragraph (c) below; and

(ii)	the Commitments of that Lender will be immediately cancelled,

to the extent that such participations and Commitments are not transferred in accordance with Subclause 8.11 (Right of replacement of certain Lenders).

(c)	The date for repayment or prepayment of a Lender’s share in a Utilisation will be:

(i)	the last day of the current Term of that Utilisation; or

(ii)	if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

8.2	Illegality in relation to Issuing Bank

If it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit, then:

(a)	that Issuing Bank shall promptly notify the Facility Agent and the Company upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Company the Issuing Bank shall not be obliged to issue any Letter of Credit;

(c)	the relevant Borrower shall use its best endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time; and

(d)	unless any other Lender has agreed to be an Issuing Bank pursuant to the terms of this Agreement, the Revolving Credit Facility shall cease to be available for the issue of Letters of Credit.

8.3	Change of control or sale of business

(a)	For the purposes of this Subclause a Change of Control occurs if:

(i)	MGM ceases to be the legal and beneficial owner directly or indirectly of more than 50 per cent. of the issued share capital of the Company; or

(ii)	the Company ceases be the legal and beneficial owner directly or indirectly of the entire issued share capital of:

(A)	MGMGP; and

(B)	any person party to the Cotai Land Concession Contract (other than the Macau Government or the Company),

provided that in determining whether a change of control has occurred under subparagraph (ii) above, any class of shares with only a nominal economic interest which have been created for the purposes of complying with Macanese ownership requirements shall not be deemed to form part of the issued share capital of the relevant person;

(b)	The Company must promptly notify the Facility Agent if it becomes aware of any Change of Control.

(c)	If:

(i)	there is a sale of all or substantially all of the assets or business of the Restricted Group; or

(ii)	a Change of Control occurs,

then:

(A)	the Total Commitments shall be cancelled immediately; and

(B)	all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

8.4	Mandatory prepayment – insurance claims

If any casualty or other event effecting either or both of the Principal Resorts results in the recovery of Net Insurance Proceeds which in aggregate exceed US$50,000,000 (or its equivalent) and:

(a)	those Net Insurance Proceeds are not applied within 180 days of receipt to replace or repair the damaged assets; or

(b)	the Company or its Subsidiaries do not enter into agreements with contractors and vendors to implement a plan to repair or replace the damaged assets within 180 days of receipt of such Net Insurance Proceeds (or thereafter fail to diligently pursue such repair or replacement), the Borrowers must, at the end of the 180 day period referred to in paragraph (a) above or, if later and paragraph (b) above applies, the date on which the Company or its Subsidiaries fail to be in compliance with paragraph (b) above, apply an amount equal to the Net Insurance Proceeds in prepayment of the Loans and/or cancellation of the available Commitments in accordance with Subclause 8.14 (Application of mandatory prepayment and cancellations).

8.5	Mandatory prepayments – Expiry of Sub-Concession Contract

(a)	If MGMGP fails to deliver to the Facility Agent (in form and substance satisfactory to the Facility Agent) evidence of the extension to its gaming sub-concession arrangement under the Sub-Concession Contract (such extension being a Sub-Concession Extension) by 31 March 2020, then on 31 March 2020:

(i)	the Borrowers prepay the amount of all Revolving Credit Loans outstanding as at 31 March 2020 in excess of HK$4,680,000,000; and

(ii)	an amount of the Total Revolving Credit Commitments in excess of HK$4,680,000,000 as at 31 March 2020 will be automatically cancelled.

(b)	If after any Sub-Concession Extension(s), MGMGP’s gaming sub-concession arrangement under the Sub-Concession Contract expires before 31 March 2022 (such expiration being a Sub-Concession Expiry):

(i)	MGMGP must immediately notify the Facility Agent;

(ii)	the Borrowers must prepay an amount of all Revolving Credit Loans outstanding as at the date of expiration of the Sub-Concession Expiry (such date being the Sub-Concession Expiry Date) in excess of HK$4,680,000,000; and

(iii)	an amount of the Total Revolving Credit Commitments in excess of HK$4,680,000,000 as at the Sub-Concession Expiry Date will be automatically cancelled on the Sub-Concession Expiry Date.

(c)	(i)

Any prepayment of the Revolving Credit Loans under this Clause 8.5 will be applied against all outstanding Revolving Credit Loans on a pro rata basis and shall not thereafter be available for redrawing; and

(ii)	any cancellation of the Revolving Credit Commitments under this Clause 8.5 (and the unutilised Commitments of the Lenders under the Revolving Credit Facility) will be applied rateably between the Revolving Credit Commitments of the Lenders.

(d)	For the avoidance of doubt and notwithstanding anything in the Finance Documents to the contrary, there shall be no misrepresentation under, or breach of, or Default under the Finance Documents as a result of the terms of the Sub-Concession Extension or the occurrence of a Sub-Concession Expiry before 31 March 2022.

8.6	Mandatory prepayments – Termination of Sub-Concession Contract

(a)	For the purposes of this Subclause a Sub-Concession Termination Event occurs if:

(i)	any temporary administrative intervention is made by the Macau Government pursuant to clause 79 of the Sub Concession Contract and is not discharged within 30 Business Days of such intervention; or

(ii)	within such period, the Macau Government takes any steps for the unilateral rescission of the Sub Concession Contract.

(b)	The Company must promptly notify the Facility Agent if it becomes aware of the occurrence of any Sub-Concession Termination Event.

(c)	If a Sub-Concession Termination Event occurs then the Facility Agent shall, if so instructed by the Majority Lenders, promptly:

(i)	cancel the Total Commitments; and

(ii)	declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents immediately due and payable,

whereupon the Total Commitments will be cancelled and all such outstanding Loans and amounts will become immediately due and payable.

8.7	Voluntary prepayment

The Borrowers may voluntarily prepay any Utilisation in whole or in part without premium or penalty if:

(a)	the Company gives not less than three Business Days’ prior notice to the Facility Agent; and

(b)	any prepayment of part of a Utilisation is in a minimum amount of HK$10,000,000 and an integral multiple of HK$1,000,000 or any lesser amount which represents the Loans then outstanding.

8.8	Automatic cancellation

The Commitments of each Lender under each Facility which, at that time remain unutilised, will be automatically cancelled:

(a)	at the close of business on the last day of the Availability Period for that Facility to the extent undrawn at that time; and

(b)	immediately after the Facility Agent has given notice to the Company under paragraph (b) of Subclause 8.3 (Change of control or sale of business).

8.9	Voluntary cancellation

(a)	The Company may, by giving not less than three Business Days’ prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)	Partial cancellation of the Total Commitments must be in a minimum amount of HK$100,000,000 and an integral multiple of HK$10,000,000.

(c)	Any cancellation in part will be applied against the relevant Commitment of each Lender under that Facility on a pro rata basis.

8.10	Right of repayment and cancellation of certain Lenders or the Issuing Bank

(a)	If any Borrower is, or will be, required to pay to a Lender or the Issuing Bank:

(i)	a Tax Payment; or

(ii)	an Increased Cost,

the Company may, while the requirement continues, give the Facility Agent notice:

(A)	(if such circumstances relate to a Lender) of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations; or

(B)	(if such circumstances relate to the Issuing Bank) of repayment of all outstanding Letters of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)	After notification under paragraph (a) above:

(i)	each Borrower must repay or prepay that Lender’s share in each Utilisation on the date specified in paragraph (c) below; and

(ii)	the Commitments of that Lender will be immediately cancelled.

(c)	The date for repayment or prepayment of a Lender’s share in a Utilisation will be:

(i)	the last day of the current Term for that Utilisation; or

(ii)	if earlier, the date specified by the Company in its notification.

8.11	Right of replacement of certain Lenders

(a)	If:

(i)	an Obligor is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost;

(ii)	it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan; or

(iii)	a Lender’s continued participation in the Facilities would cause any member of the Restricted Group to be in breach of any applicable law or regulation,

the Company may, while the requirement, unlawfulness or breach of law or regulation continues, give notice to the Facility Agent and require the affected Lender to assign and delegate all of its rights and obligations to an assignee designated by the Company.

(b)	The Company may request an assignment under paragraph (a) above only if:

(i)	in connection with the assignment:

(A)	the assigning Lender receives from the new Lender payment of an amount that at least equals the total outstanding principal amount of all of its Loans together with all accrued and unpaid interest and fees and any other amounts owed to it under the Finance Documents;

(B)	the new Lender assumes all Commitments of the assigning Lender, as well as any other obligations of the assigning Lender under the Finance Documents; and

(ii)	the Company bears all costs of the assignment.

(c)	Any assignment under this Subclause must be effected in accordance with Clause 27 (Changes to the Parties) provided that, for the purpose of any assignment made pursuant to Subclause 8.1 (Mandatory prepayment – illegality), the Transfer Date (as defined in Clause 27 (Changes to the Parties)) shall be the date specified by the Lender in the notification under paragraph (a) of Subclause 8.1 (Mandatory prepayment – illegality) and which must not be earlier than the last day of any applicable grace period allowed by law.

8.12	Right of cancellation in relation to a Defaulting Lender

(a)	If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent five Business Days’ notice of cancellation of the unutilised Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, the unutilised Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Facility Agent shall notify all the Lenders as soon as practicable after receipt of a notice referred to in paragraph (a) above.

8.13	Partial prepayment of Term Loans

(a)	Any partial prepayment of the Term Loans will be applied against the remaining Repayment Instalments of the Original Term Loan Facility in inverse order of maturity.

(b)	No amount of a Term Loan prepaid under this Agreement may subsequently be re-borrowed.

8.14	Application of mandatory prepayment and cancellations

A prepayment of Utilisations or cancellation of Commitments made under Subclause 8.4 (Mandatory prepayment – insurance claims) shall be applied in the following order:

(a)	first, in prepayment of the Term Loans on a pro rata basis;

(b)	secondly, in cancellation of unutilised Commitments under the Revolving Credit Facility (and the unutilised Commitments of the Lenders under the Revolving Credit Facility will be cancelled rateably);

(c)	thirdly, in prepayment of Utilisations under the Revolving Credit Facility such that:

(i)	outstanding Revolving Credit Loans shall be prepaid on a pro rata basis; and

(ii)	outstanding Revolving Credit Loans shall be prepaid before outstanding Letters of Credit (which shall then be prepaid on a pro rata basis)),

and cancellation, in each case, of the corresponding Revolving Credit Commitments.

8.15	Miscellaneous provisions

(a)	Any notice of prepayment or cancellation under this Agreement is irrevocable and must specify the relevant dates and the affected Utilisations and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b)	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)	No Commitments once cancelled may subsequently be reinstated.

(d)	Where a Lender’s share in the Utilisations are repaid and its Commitments are cancelled pursuant to Subclause 8.10 (Right of repayment and cancellation of certain Lenders or the Issuing Bank) or where a Lender has made or is required to make an assignment and/or delegation pursuant to Subclause 8.11 (Right of replacement of certain Lenders), and that Lender (or any of its Affiliates) is also a Finance Party in another capacity or capacities, that Lender (or that Affiliate) acting in each such capacity (the retiring Finance Party) shall, on the date on which it ceases to be a Lender under this Agreement be considered for the purposes of this Agreement to have resigned from each of its other capacities as a Finance Party and such resignation by the retiring Finance Party in each of its other capacities shall be deemed to have become effective on the date on which:

(i)	arrangements satisfactory to the retiring Finance Party have been put in place to ensure that no amounts which are or may be owed to it in each such capacity will remain outstanding after that date and that indemnities reasonably acceptable to that retiring Finance Party for any further loss or liability which it might incur for having acted in each such capacity have been provided;

(ii)	the Company has designated another Lender (or Affiliate of a Lender) as replacement for the retiring Finance Party in each relevant capacity under the Finance Documents; and

(iii)	the retiring Finance Party has assigned all of its interests, rights and obligations in each relevant capacity to that replacement Lender (or Affiliate of a Lender) designated by the Company under subparagraph (ii) above.

9.	INTEREST

9.1	Calculation of interest

The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(a)	Margin; and

(b)	HIBOR.

9.2	Payment of interest

Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than three months, on the dates falling each three months after the first day of that Term.

9.3	Margin adjustments

(a)	The Margin for the period commencing on the Second Effective Date and ending on the date falling six months after the Second Effective Date will be 1.75 per cent. per annum.

(b)	Thereafter, the Margin will be calculated by reference to the table below and the information set out in the relevant Compliance Certificate and financial statements for the relevant person:

Leverage Ratio	Margin (per cent. per annum)
greater than or equal to 4.00:1.00	2.50
greater than or equal to 3.50:1.00 but less than 4.00:1.00	2.25
greater than or equal to 3.00:1.00 but less than 3.50:1.00	2.00
greater than or equal to 2.50:1.00 but less than 3.00:1.00	1.75
greater than or equal to 2.00:1.00 but less than 2.50:1	1.50
less than 2.00:1.00	1.375

(c)	Any change in the Margin will, subject to paragraph (d) below, apply to each Loan from the Business Day following receipt by the Facility Agent of the Compliance Certificate and the related financial statements indicating such change, provided that, on the date falling six months after the Second Effective Date, any change in the Margin will be calculated by reference to the table above using the information set out in the Compliance Certificate and financial statements which, as of that date, have most recently been delivered to the Facility Agent.

(d)	For so long as:

(i)	the Company is in default of its obligation under this Agreement to provide a Compliance Certificate or relevant financial statements; or

(ii)	an Event of Default is outstanding,

at the option of the Majority Lenders, the Margin will be the highest applicable rate set out in the table in paragraph (b) above.

(e)	If the Margin has been calculated on the basis of a Compliance Certificate but would have been higher if it had been based on the audited financial statements of the Company in respect of the financial period in which that Compliance Certificate was delivered, the Margin will instead be calculated by reference to those audited financial statements of the Company. Any change will have a retrospective effect. If, in this event, any interest has been paid by a Borrower on the basis of the Compliance Certificate, a Borrower must immediately pay to the Facility Agent any interest which would have been paid to the Lenders if the Margin had been calculated by reference to the audited financial statements.

9.4	Interest on overdue amounts

(a)	If an Obligor fails to pay any amount payable by it under the Finance Documents when due, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)	Interest on an overdue amount is payable at a rate determined by the Facility Agent to be two per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan. For this purpose, the Facility Agent may (acting reasonably):

(i)	select successive Terms of any duration of up to three months; and

(ii)	determine the appropriate Rate Fixing Day for that Term.

(c)	Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:

(i)	the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)	the rate of interest on the overdue amount for that first Term will be 2 per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

9.5	Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.	TERMS

10.1	Selection – Term Loans

(a)	Each Term Loan has successive Terms.

(b)	A Borrower must select the first Term for a Term Loan in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than 11.00 a.m. one Business Day before the Rate Fixing Day for that Term. Each Term for a Term Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(c)	If the Borrower fails to select a Term for an outstanding Term Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be three months.

(d)	Subject to the following provisions of this Clause, each Term for a Term Loan will be one, two, three or six months or any other period shorter than six months agreed by the Company and the Facility Agent or any other period agreed by the Company and all the Lenders which have (or will have) a share in that Term Loan.

10.2	Selection – Revolving Credit Loans

(a)	Each Revolving Credit Loan has one Term only.

(b)	A Borrower must select the Term for a Revolving Credit Loan in the relevant Request.

(c)	Each Term for a Revolving Credit Loan will be one, two, three or six months or any other period shorter than six months agreed by the Company and the Facility Agent or any other period agreed by the Company and all the Lenders which have (or will have) a share in that Revolving Credit Loan.

10.3	Consolidation – Term Loans

If a Borrower so requests, a Term for an Original Term Loan or a Conversion Term Loan (as the case may be) will end on the same day as the current Term for any other Original Term Loan or a Conversion Term Loan (as the case may be) borrowed by that Borrower. On the last day of those Terms, those Original Term Loans or Conversion Term Loans will be consolidated and treated as one Original Term Loan or Conversion Term Loan (as the case may be).

10.4	Coincidence with Repayment Instalment dates

(a)	A Borrower may select any Term of less than six months for a Term Loan (and may re-designate any Term Loan (the original Term Loan) as two Term Loans under the same Facility as the original Term Loan) to ensure that the amount of the Term Loans under a Facility with a Term ending on a date for repayment of a Repayment Instalment under that Facility is not less than the Repayment Instalment due on that date.

(b)	If a Borrower fails to make a selection in the circumstances envisaged in paragraph (a) above, the Facility Agent may, before the Rate Fixing Day for the relevant Term shorten any Term for a Term Loan (and may designate any Term Loan (the initial Term Loan) as two Term Loans under the same Facility as the initial Term Loan) to achieve the same end.

10.5	No overrunning 31 March 2022

If a Term for a Loan would otherwise overrun 31 March 2022, it will be shortened so that it ends on 31 March 2022.

10.6	Other adjustments

The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation or splitting of Loans, but no Term in excess of six months may be agreed by the Facility Agent without the prior consent of all the Lenders which have (or will have) a share in the relevant Loan.

10.7	Notification

The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

11.	MARKET DISRUPTION

11.1	Failure of a Reference Bank to supply a rate

If HIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, HIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

11.2	Market disruption

(a)	In this Clause, each of the following events is a market disruption event:

(i)	HIBOR is to be calculated by reference to the Reference Banks but no, or (where there is more than one Reference Bank) only one, Reference Bank supplies a rate by 12.00 noon (local time) on the relevant Rate Fixing Day; or

(ii)	the Facility Agent receives by close of business on the Business Day immediately following the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 35 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of HIBOR, as appropriate, for the relevant Term.

(b)	The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c)	After notification under paragraph (b) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)	Margin; and

(ii)	the higher of (A) the rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select and (B) in relation to a market disruption event under subparagraph (a)(ii) above, HIBOR.

11.3	Alternative basis of interest or funding

(a)	If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest or funding for the affected Loan.

(b)	Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

12.	TAXES

12.1	General

In this Clause:

Indirect Tax means any goods and services tax, consumption tax, value added tax or any other tax of a similar nature.

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

12.2	Tax gross-up

(a)	Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)	Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

12.3	Tax indemnity

(a)	Except as provided below, the Company must, within five Business Days of demand by the Facility Agent, indemnify a Finance Party against any loss or liability or cost which that Finance Party determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply with respect to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	Paragraph (a) above does not apply to the extent a loss, liability or cost:

(i)	is compensated for by an increased payment under Subclause 12.2 (Tax gross-up);

(ii)	would have been compensated for by an increased payment under Subclause 12.2 (Tax gross-up) but was not compensated solely because one of the exclusions in that Subclause applied; or

(iii)	relates to a FATCA Deduction required to be made by a Party.

(d)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

(e)	A Finance Party must, on receiving a payment from an Obligor under this Clause notify the Facility Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	it has obtained, used and retained that Tax Credit,

the Finance Party must pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.

12.5	Stamp taxes

The Company must pay and indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

12.6	Indirect Tax

(a)	All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for Indirect Tax purposes are deemed to be exclusive of any Indirect Tax which is or becomes chargeable on that supply, and accordingly, subject to paragraph (b) below, if Indirect Tax is chargeable on any supply made by any Finance Party to any Party under a Finance Document and the Finance Party is required to account for the Indirect Tax, that Party must pay to the Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the Indirect Tax (and such Finance Party must promptly provide an appropriate Indirect Tax invoice to that Party).

(b)	If Indirect Tax is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), the Relevant Party must also pay to the Supplier (if that Supplier is required to account for the Indirect Tax) or the Recipient (if the Recipient is required to account for the Indirect Tax) (in addition to and at the same time as paying that amount) an amount equal to the amount of Indirect Tax. The Recipient must promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which the Recipient reasonably determines relates to the Indirect Tax chargeable on that supply.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party must also at the same time reimburse and indemnify (as the case may be) the Finance Party against all Indirect Tax incurred by the Finance Party in respect of such costs or expenses but only to the extent that the Finance Party (reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Indirect Tax.

(d)	If Indirect Tax is chargeable on any supply made by a Finance Party to any Party under a Finance Document and if reasonably requested by the Finance Party, the Party must promptly give the Finance Party details of its Indirect Tax registration number and any other information as is reasonably requested in connection with the Finance Party’s reporting requirements for the supply.

12.7	Determinations by Finance Parties

(a)	A Finance Party which makes a determination of a loss or liability under this Clause must, if that determination is contested by the Company, notify the Company of the basis of its determination, together with reasonable supporting detail (which shall be prima facie evidence of such determination), through the Facility Agent.

(b)	Nothing in this Subclause shall, however, require a Finance Party to disclose any confidential information or any information regarding its internal or external tax affairs or computations.

12.8	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to subparagraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.9	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Agent and the other Finance Parties.

13.	INCREASED COSTS

13.1	Increased Costs

(a)	In this Subclause:

(i)	Basel III means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee in December 2010, each as amended;

(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended; and

(C)	any further guidance or standards published by the Basel Committee relating to “Basel III”; and

(ii)	Basel Committee means the Basel Committee on Banking Supervision.

(b)	Except as provided below in this Clause, the Company must, within five Business Days of demand by the Facility Agent, pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation, in each case after the Fifth Effective Date;

(ii)	compliance with any law or regulation made after the Fifth Effective Date; or

(iii)	the implementation or application of or compliance with Basel III or the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law or regulation which implements Basel III or the Dodd-Frank Wall Street Reform and Consumer Protection Act (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates), in each case after the Fifth Effective Date.

(c)	Notwithstanding paragraph (b) above:

(i)	the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith; and

(ii)	all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any regulatory authorities, in each case pursuant to Basel III), shall in each case be deemed to have been enacted, adopted and issued after the Second Effective Date, regardless of the date actually enacted, adopted or issued.

13.2	Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost which is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor or attributable to a Tax calculated by reference to the net income received or receivable by the relevant Finance Party;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for under another Clause or would have been but for an exception to that Clause;

(d)	attributable to a Finance Party or its Affiliate failing to comply with any law or regulation; or

(e)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Fifth Effective Date (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

13.3	Claims

(a)	A Finance Party intending to make a claim for an Increased Cost must notify the Company of the circumstances giving rise to and the amount of the claim through the Facility Agent.

(b)	Each Finance Party must, as soon as practicable after a demand by the Company, provide a certificate confirming the amount of its Increased Cost to the Company with reasonable supporting detail, and such certificate shall be prima facie evidence of the amount of the Increased Cost to which it relates.

14.	MITIGATION

14.1	Mitigation

(a)	Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)	any Tax Payment or Increased Cost being payable to that Finance Party; or

(ii)	that Finance Party being able to exercise any right of prepayment or cancellation under this Agreement by reason of any illegality,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(c)	The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(d)	A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.2	Conduct of business by a Finance Party

No term of any Finance Document will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

15.	PAYMENTS

15.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank in Hong Kong as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

15.2	Funds

Payments under the Finance Documents to the Facility Agent must be made for value by 11.00 a.m. on the due date in immediately available funds or at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

15.3	Distribution

(a)	Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)	The Facility Agent may (with the consent of the Obligor in question or in accordance with Clause 29 (Set-Off)) apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)	Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

15.4	Currency

(a)	Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Subclause.

(b)	Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(c)	Each other amount payable under the Finance Documents is payable in Hong Kong Dollars.

15.5	No set-off or counterclaim

All payments made by an Obligor under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

15.6	Business Days

(a)	If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

15.7	Partial payments

(a)	If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses due to the Administrative Parties under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement and any amount due but unpaid by a Borrower under Subclause 6.4 (Drawings and reimbursements; Funding of participations); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent must, if so directed by the Majority Lenders, vary the order set out in subparagraphs (a)(ii) to (iv) above.

(c)	This Subclause will override any appropriation made by an Obligor.

15.8	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

16.	REPRESENTATIONS AND WARRANTIES

16.1	Representations and warranties

(a)	The representations and warranties set out in this Clause are:

(i)	unless otherwise expressed to be given at a specific date, made to each Finance Party by each Original Obligor on the Fifth Effective Date;

(ii)	unless otherwise expressed to be given at a specific date, deemed to be repeated to each Finance Party by:

(A)	each Additional Guarantor and the Company on the date on which that Additional Guarantor becomes an Obligor; and

(B)	each Obligor on the Fifth Effective Date, date of each Request (other than a Request under which only a Rollover Loan is requested to be advanced) and on each Utilisation Date (other than a Utilisation Date of a Rollover Loan); and

(iii)	if expressed to given at a specific date, made to each Finance Party by each Obligor on that date.

(b)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

16.2	Status

(a)	The Company is an exempted company with limited liability, duly formed and validly existing under the laws of the Cayman Islands.

(b)	Each of the Restricted Subsidiaries is duly formed and validly existing under the laws of the jurisdiction in which it is formed.

(c)	The Company and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

16.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

16.4	Legal validity

(a)	Subject to the Legal Reservations:

(i)	each Transaction Document to which it is a party is its legally binding, valid and enforceable obligation; and

(ii)	each Security Document to which it is a party creates the Security Interests which that Security Document purports to create and such Security Interests are valid and effective.

(b)	Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its formation.

16.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents in any material respect; or

(c)	any document which is binding upon it in any material respect.

16.6	Compliance

As at the Fifth Effective Date:

(a)	it is in compliance with all laws and regulations, including, but not limited to, Sanctions, in all material respects and no notices of any material violation of any authorisation has been issued, entered or received by it which are continuing; and

(b)	it is compliance in all material respects with the Transaction Documents to which it is a party.

16.7	No default

(a)	As at the Fifth Effective Date, no Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document.

(b)	No other event or circumstance is outstanding which constitutes a default under any document which is binding on its assets to an extent or in a manner which constitutes a Material Adverse Effect.

16.8	Authorisations

As at the Fifth Effective Date, all authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect. Without prejudice to the generality of the foregoing, the 2018 Authorisation is the only such authorisation required in Macau.

16.9	Financial statements

Its audited financial statements most recently delivered to the Facility Agent (which, at the Fifth Effective Date, are the financial statements referred to in paragraph (a) of the definition of “Original Financial Statements”):

(a)	have been prepared in accordance with IFRS consistently applied; and

(b)	give a true and fair view of its financial condition (consolidated, if applicable) as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.

16.10	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.11	No material adverse change to financial condition

As at the Fifth Effective Date, there has been no material adverse change in the assets or consolidated financial condition of the Restricted Group since 31 December 2016.

16.12	Litigation

(a)	As of the Fifth Effective Date, no litigation, arbitration, expert determination, alternative dispute resolution or administrative proceedings against it are current or, to its knowledge, pending or threatened, which has or may reasonably be expected to have a Material Adverse Effect.

(b)	As of the Fifth Effective Date, no labour disputes are current or, to its knowledge, threatened which has or may reasonably be expected to have a Material Adverse Effect.

16.13	IP Rights

(a)	Pursuant to the Branding Agreement, the Company has the legal right to use the trade name “MGM” in connection with the pursuit of its business in Macau.

(b)	As of the Fifth Effective Date, there are no intellectual property rights other than the trade name “MGM” which are material to the business of the Restricted Group.

16.14	Environment

(a)	As at the Fifth Effective Date, it has obtained all Environmental Approvals required for the carrying on of its business as currently conducted and has complied with:

(i)	the terms and conditions of such Environmental Approvals; and

(ii)	all other applicable Environmental Laws,

where, in each case, if not obtained or complied with the failure or its consequences would constitute a Material Adverse Effect.

(b)	As at the Fifth Effective Date, there is no Environmental Claim pending or formally threatened and there are no past or present acts, omissions, events or circumstances that would form, or are reasonably likely to form, the basis of any Environmental Claim against any member of the Restricted Group which would, or may reasonably be expected to have, a Material Adverse Effect.

(c)	There are, to its knowledge, no circumstances that may prevent or interfere with its compliance with the terms and conditions of all Environmental Approvals required for the carrying on of its business.

16.15	Information

(a)	In this Subclause, Information means all information made available by or on behalf of any member of the Restricted Group to the Finance Parties in connection with the transactions contemplated by the Finance Documents, whether such information is provided prior to, on or after the Fifth Effective Date.

(b)	All Information (other than the financial projections) provided to any Finance Party by or on behalf of any member of the Restricted Group on or prior to the Fifth Effective Date was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given and nothing has been omitted from such Information and no Information has been given or withheld that would result in the Information being untrue or misleading in any material respect.

(c)	As of the Fifth Effective Date, any financial projections contained in the Information were prepared on the basis of recent historical information and on the basis of assumptions believed by the Company to be reasonable as of the date of the preparation of such projections in each case (but subject to the inherent uncertainty associated with all financial projections and with no assurance that any such financial projections will be achieved).

(d)	All other Information provided by any member of the Restricted Group to the Finance Parties is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

16.16	Assets

(a)	Subject to paragraph (b) below, it is the sole legal and beneficial owner of the shares and other assets which it charges or purports to charge under any Security Document.

(b)	MGMGP is the sole beneficial owner of the entire issued share capital of MGM (HK). The Nominees, as nominees of MGMGP, are the legal owners of the entire issued share capital of MGM (HK).

(c)	It has a good and valid title to, or valid leases or licences of, and all appropriate authorisations to use, all assets necessary to conduct its business as it is being or will be conducted.

16.17	Dormant Subsidiaries

As at the Fifth Effective Date, each Subsidiary of the Company which is not an Original Guarantor is a Dormant Subsidiary.

16.18	Financial Indebtedness and Security Interests

As at the Fifth Effective Date, the incurrence of the maximum amount of Financial Indebtedness made available under this Agreement by any Borrower and the related guarantees and Security Interests provided under the Finance Documents by the Restricted Group does not and will not breach the terms of any material contract to which any member of the Restricted Group is party or to which the assets of any member of the Restricted Group are subject.

16.19	Insurance

As at the Fifth Effective Date:

(a)	there is no outstanding insured loss or liability incurred by it which is US$10,000,000 (or its equivalent) or more which is not expected to be covered to the full extent of that loss or liability;

(b)	there has been no non-disclosure, misrepresentation or breach of any term of any material Insurance which would entitle any insurer of that Insurance to repudiate, rescind or cancel it or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of any member of the Restricted Group; and

(c)	no insurer of any material Insurance is in run-off or has entered into any insolvency proceedings which are still pending or current.

16.20	Taxes on payments

(a)	It is not overdue (taking into account any grace periods granted or attached thereto) in the filing of any Tax returns or filings relating to any material amount of Tax and it is not overdue in the payment of any material amount of, or in respect of, Tax.

(b)	No claim or investigations by any Tax authority are being made or conducted against it which would constitute a Material Adverse Effect.

(c)	As at the Fifth Effective Date, for Tax purposes, it is resident only in the jurisdiction of its formation.

(d)	As at the Fifth Effective Date, all amounts payable by it under the Finance Documents may be made without any Tax Deduction.

16.21	Stamp duties

As at the Fifth Effective Date, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of formation in respect of any Finance Document except:

(a)	for any charge for filings or registrations required in Macau or Hong Kong for the purposes of perfecting the Security Interests created under the Security Documents; and

(b)	that stamp duty will be payable on any Finance Document executed in, brought into or produced before a court in the Cayman Islands.

16.22	Immunity

(a)	The entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

(b)	it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of formation in relation to any Finance Document.

16.23	No adverse consequences

As at the Fifth Effective Date:

(a)	it is not necessary under the laws of its jurisdiction of formation:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the entry into of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party is licensed, qualified or otherwise entitled to carry on business in its jurisdiction of formation; and

(b)	no Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of formation by reason only of the entry into, performance or enforcement of any Finance Document.

16.24	Jurisdiction/governing law

(a)	Subject to the Legal Reservations:

(i)	its:

(A)	irrevocable submission under:

I.	the English Law Finance Documents to the jurisdiction of the courts of England;

II.	the Hong Kong Law Finance Documents to the jurisdiction of the courts of Hong Kong; and

III.	the Macau Law Finance Documents to the jurisdiction of the courts of Macau;

(B)	agreement that each of the Finance Documents which are expressed to be governed by English law, Hong Kong law or Macau law (as applicable) are governed by English law, Hong Kong law and Macau law respectively and

(ii)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its Relevant Jurisdiction; and

(b)	any judgment obtained in England will be recognised and be enforceable by the courts of its Relevant Jurisdiction.

16.25	Authorised Signatures

Any person specified as its authorised signatory pursuant to any document required to be delivered under schedule 2 (Conditions Precedent Documents) to the Second Supplemental Agreement or Subclause 17.5 (Information – miscellaneous) is authorised to sign Requests (in the case of each Borrower only) and other documents or notices on its behalf.

16.26	No Material Adverse Effect

As at each Utilisation Date (other than a Utilisation Date for a Rollover Loan) no event or series of events has occurred which constitutes a Material Adverse Effect.

17.	INFORMATION COVENANTS

17.1	Financial statements

The Company must supply to the Facility Agent (by the provision of a copy thereof or a link to its website):

(a)	its audited consolidated financial statements for each of its financial years within 90 days of the end of each of its financial years (or any longer period permitted by the Listing Rules); and

(b)	its unaudited consolidated financial statements for each of its financial quarters (other than in respect of the fourth consecutive financial quarter in each of its financial years) within 45 days of the end of each of its financial quarters (or any longer period permitted by the Listing Rules).

17.2	Form of financial statements

(a)	The Company must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the Company as at the date to which those financial statements were drawn up.

(b)	The Company must notify the Facility Agent of any change to the manner in which its audited consolidated financial statements are prepared.

(c)	If requested by the Facility Agent, the Company must supply to the Facility Agent:

(i)	a full description of any change notified under paragraph (b) above; and

(ii)	sufficient information in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 18 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the relevant audited consolidated financial statements.

Any reference in this Agreement to “financial statements” shall be construed as a reference to the financial statements of the Company adjusted to reflect any change in the basis upon which the relevant audited consolidated financial statements were prepared.

(d)	If there is any change in the basis on which the audited financial statements of the Company are prepared and if requested by the Facility Agent or the Company, the Company and the Facility Agent must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change had not happened.

(e)	If the Company provides any notification under paragraph (b) above it must ensure that its audited financial statements provide an explanation from the Auditors which is consistent with any description provided by the Company under paragraph (c) above for any change to the manner in which the Company’s audited consolidated financial statements are prepared.

17.3	Compliance Certificate

(a)	The Company must supply to the Facility Agent, with each set of its financial statements sent to the Facility Agent under this Agreement, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 18 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate must be signed by the chief financial officer of the Company.

17.4	Auditors

(a)	The Company must ensure that at all times the Auditors are appointed to audit its consolidated annual financial statements.

(b)	The Company may only replace its Auditors only with another internationally recognised firm of certified public accountants.

(c)	If, at any time after an Event of Default occurs, the Facility Agent wishes to discuss the financial position of any member of the Restricted Group with the Auditors, the Facility Agent may notify the Company, stating the questions or issues which the Facility Agent wishes to discuss with the Auditors. In this event, the Company must ensure that the Auditors are authorised (at the expense of the Company) to discuss the financial position of each member of the Restricted Group with the Facility Agent on request from the Facility Agent in the presence of one or more representatives of the Company designated by the Company.

17.5	Information – miscellaneous

(a)	Subject paragraph (b) below, the Company must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

(i)	at the same time as they are despatched, copies of all material documents despatched by the Company or by any member of the Restricted Group to any class or classes of its creditors to which it owes Financial Indebtedness, for each such class of creditors, in an aggregate principal amount exceeding US$20,000,000;

(ii)	promptly upon becoming aware of them, details of any current, threatened or pending litigation, arbitration or administrative proceedings against any member of the Restricted Group which have, or may reasonably be expected to have, a Material Adverse Effect;

(iii)	promptly upon becoming aware of them, details of any authorisations as referred to in Subclause 19.2 (Authorisations) obtained or effected being amended, renewed or otherwise modified, or any authorisations not being obtained or effected when required or ceasing to be in effect;

(iv)	promptly on request, a list of the then current Unrestricted Subsidiaries and Dormant Subsidiaries;

(v)	promptly on request, such further information regarding the financial condition, business and operations of any member of the Company Group as any Finance Party through the Facility Agent may reasonably request; and

(vi)	promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories.

(b)	The Company shall not be required to supply any information requested by the Facility Agent under paragraph (a) above if the provision of such information by the Company:

(i)	is not permitted under the Listing Rules or any applicable law or other regulation; or

(ii)	could reasonably be expected to result in the Company, under any applicable law or regulation, being obliged to make an announcement or disclose information under the Listing Rules or otherwise to its shareholders in circumstances where it would not otherwise be required to make such an announcement or disclosure.

(c)	The Company must provide:

(i)	an annual valuation of the MGM Macau (and, for the avoidance of doubt, the delivery of the final valuation letter from Savills (Macau) Limited in accordance with the condition precedent to the Second Effective Date under schedule 2 of the Second Supplemental Agreement shall be deemed to satisfy this requirement in respect of the 2015 financial year) and, following the MGM Cotai Opening Date, the MGM Cotai, prepared by Savills (Macau) Limited or such other valuer appointed by the Company and approved by the Facility Agent (acting reasonably); and

(ii)	for the period from and including the date the Cotai Land has been gazetted to and including the MGM Cotai Opening Date, within 45 days after each Accounting Date, a report setting out the progress of the construction of the MGM Cotai in reasonable detail, (including, without limitation, the construction costs) for the consecutive three month period prior to that Accounting Date.

17.6	Notification of Default and breach of certain representations

The Company must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

17.7	Financial year and quarter end

The Company must not change its financial year or any financial quarter end unless required to do so by applicable law or by applicable auditing or financial standards.

17.8	Customer due diligence requirements

(a)	Each Obligor must, as soon as reasonably practicable following a request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all relevant applicable customer due diligence requirements.

(b)	Each Lender must, promptly on the request of the Facility Agent, supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all customer due diligence requirements.

18.	FINANCIAL COVENANTS

18.1	Financial covenant definitions

In this Clause:

EBITDA means, for any period, Net Income for such period adjusted by:

(a)	adding, without duplication and to the extent deducted in arriving at Net Income, the sum of:

(i)	Non-Gaming Tax;

(ii)	amortisation or write-off of debt discount and debt issuance costs and interest, commissions, discounts and other fees and charges associated with Financial Indebtedness (including the Loans);

(iii)	depreciation and amortisation expense;

(iv)	amortisation of intangibles (including goodwill);

(v)	the aggregate of all non-cash items which otherwise have the effect of decreasing Net Income;

(vi)	any foreign currency exchange losses;

(vii)	any extraordinary expenses or losses; and

(viii)	any pre-opening and start-up expenses incurred by any member of the Restricted Group prior to the MGM Cotai Opening Date in relation to MGM Cotai; and

(b)	subtracting, without duplication and to the extent included in determining such Net Income, the sum of:

(i)	interest income;

(ii)	the aggregate of all non-cash items which otherwise have the effect of increasing Net Income;

(iii)	any foreign currency exchange gains; and

(iv)	any extraordinary income or gains,

in each case with such adjustments being determined in accordance with IFRS, consistently applied.

Interest Charges means for any period, capitalised and non-capitalised interest in respect of Financial Indebtedness of the Restricted Group during that period (eliminating inter-company items) and any fees payable under Subclause 23.2 (Revolving Credit Commitment Fee) and Subclause 23.3 (Fees payable in respect of Letters of Credit) during that period, in each case determined in accordance with IFRS, consistently applied.

Interest Coverage Ratio means, on an Accounting Date, the ratio of:

(a)	EBITDA; to

(b)	Interest Charges,

in each case, for the 12 month period ending on that Accounting Date.

Leverage Ratio means, on any Accounting Date, the ratio of:

(a)	Total Debt on that Accounting Date; to

(b)	EBITDA for the 12 month period ending on that Accounting Date,

provided however, that for the purposes only of calculating Leverage Ratio under Clause 18.3 (Leverage Ratio) on a Designated Accounting Date, EBITDA shall include MGM Cotai Annualised EBITDA (without double counting) rather than MGM Cotai EBITDA.

Net Income means, for any period, the consolidated net income (or loss) of the Company for such period, determined in accordance with IFRS consistently applied, excluding that portion of such net income attributable to Unrestricted Subsidiaries (until it has been distributed in cash to members of the Restricted Group) and all losses attributable to Unrestricted Subsidiaries.

Non-Gaming Tax means, for any period, income tax other than gaming tax and other obligatory social contributions in respect of gaming concessions and deducted in arriving at Net Income for that period.

Total Debt means, at any time, the aggregate principal amount of all Financial Indebtedness of the Restricted Group other than:

(a)	any Financial Indebtedness under the Performance Bond Facility (except to the extent of actual drawings thereunder);

(b)	any Financial Indebtedness owed to another member of the Restricted Group;

(c)	any Financial Indebtedness of the Restricted Group on non-recourse terms; and

(d)	any Financial Indebtedness up to an aggregate amount of US$500,000,000 or its equivalent falling under paragraph (j) of the definition of “Financial Indebtedness” which has been incurred by a member of the Restricted Group in respect of and to the extent required under any bond facility which is procured in relation to any contractor’s lien over assets of the Restricted Group except:

(i)	to the extent that any member of the Restricted Group is in default (howsoever described) under such bond facility; or

(ii)	where any such Financial Indebtedness does not constitute current liabilities of the member of the Restricted Group,

provided that, in determining Total Debt, Financial Indebtedness arising from derivative transactions will be included solely to the extent of the net mark-to-market liability of the Restricted Group under those transactions, unless a termination or similar amount in respect of that derivative transaction is due and unpaid by a member of the Restricted Group, in which case the amount unpaid will be used to calculate its amount.

18.2	Interpretation

(a)	Each accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(b)	Any amount in a currency other than Hong Kong Dollars is to be taken into account at:

(i)	its Hong Kong Dollar equivalent on the day the relevant amount falls to be calculated; or

(ii)	if the amount is to be calculated on the last day of a financial period of the Company, its amount in Hong Kong Dollars based on the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.

18.3	Leverage Ratio

The Company must ensure that the Leverage Ratio does not, on each Accounting Date, exceed the ratio indicated in the table below opposite that Accounting Date:

Accounting Date	Leverage Ratio
31 March 2016 and 30 June 2016	4.50 to 1.00
30 September 2016, 31 December 2016, 31 March 2017, 30 June 2017, 30 September 2017, 31 December 2017	6.00 to 1.00
31 March 2018	6.50 to 1.00
30 June 2018	6.00 to 1.00
30 September 2018	5.50 to 1.00
31 December 2018	5.00 to 1.00
Each Accounting Date occurring on and after 31 March 2019	4.50 to 1.00

18.4	Interest Coverage Ratio

The Company must ensure that, on any Accounting Date, the Interest Coverage Ratio is not less than 2.50 to 1.

19.	GENERAL COVENANTS

19.1	General

(a)	Each Obligor agrees, for the benefit of each Finance Party, to be bound by the covenants set out in this Clause on and from the Original Signing Date to (and including) the Final Maturity Date (or, if earlier, the date on which all amounts outstanding under the Finance Documents are unconditionally and irrevocably paid and no Commitment is in force).

(b)	Where a covenant is expressed to apply to any member of the Company Group which is not an Obligor, each Obligor must ensure that its Subsidiaries which are members of the Company Group but which are not Obligors perform that covenant.

19.2	Authorisations

(a)	Each Obligor must promptly:

(i)	obtain, maintain in full force and effect and comply with the terms; and

(ii)	supply certified copies to the Facility Agent,

of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document and the transaction contemplated by it.

(b)	Each Obligor must promptly:

(i)	obtain, maintain and comply with the terms; and

(ii)	upon request, supply certified copies to the Facility Agent,

of any authorisation required under any law or regulation to enable it to carry on its business in the ordinary course of business, provided that there shall be no breach of this Clause solely by reason of the occurrence of a Sub-Concession Expiry before 31 March 2022.

19.3	Compliance

(a)	Each Obligor must comply in all respects with all laws and regulations, including, but not limited to, Sanctions, to which it is subject where failure to do so constitutes or could be reasonably be expected to constitute a Material Adverse Effect.

(b)	Each Obligor must comply in all material respects with its obligations under the Transaction Documents (other than a Finance Document) to which it is a party.

19.4	Pari passu ranking

Each Obligor must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally in its jurisdiction of formation or any other jurisdiction where it carries on business.

19.5	Negative pledge

(a)	Except for any Permitted Security, no Obligor may create or allow any Security Interest to exist on any of its assets.

(b)	Except for any Permitted Security, no member of the Restricted Group may:

(i)	sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Restricted Group or any of its related entities;

(ii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iii)	enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

19.6	Disposals

(a)	Except as provided below, no member of the Restricted Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of any asset which:

(i)	constitutes part of the land and/or buildings constituting the MGM Macau or, after its construction, the land and/or buildings constituting the MGM Cotai or, in respect of the land and/or buildings constituting part of the MGM Macau or the MGM Cotai, comprises any share or equity interest in any person that owns such land and/or buildings; or

(ii)	is necessary for the continued operation of the business conducted at the MGM Macau or, after its construction, the MGM Cotai in the manner contemplated by Subclause 19.8 (Continuation of business of Principal Resorts).

(b)	Subparagraph (a)(i) above does not apply to any disposal:

(i)	constituted by a Security Interest that is a Permitted Security;

(ii)	required as a result of any dedication of minor strips and gores of land to any Governmental Agency for public purposes; or

(iii)	which is a Permitted Lease.

19.7	Re-designation of Restricted Subsidiaries

The Company may designate any Restricted Subsidiary which:

(a)	is not MGMGP; and

(b)	does not own any interest in any equity securities of any Restricted Subsidiary, or any interest in the Principal Resorts or their respective assets or operations,

to be an Unrestricted Subsidiary,

provided that:

(i)	no Default is outstanding on the date of such Re-designation or would occur as a result of that Re-designation; and

(ii)	the Company has delivered to the Facility Agent a Restricted Payment Certificate at least five Business Days prior to that Re-designation demonstrating that the Re-designation constitutes a Permitted Restricted Payment; and

(iii)	the Company has notified the Facility Agent of the date the Re-designation will take effect if the conditions in this Subclause are satisfied.

19.8	Continuation of business of Principal Resorts

The Company must ensure that the Restricted Group continues to own and operate the MGM Macau and, after its construction, the MGM Cotai, as integrated casino resorts, provided that there shall be no breach of this Clause solely by reason of the occurrence of a Sub-Concession Expiry before 31 March 2022.

19.9	Mergers

No Obligor may enter into any amalgamation, merger or reconstruction other than a Permitted Transaction and only if such amalgamation, merger or reconstruction does not materially prejudice or adversely affect:

(a)	the ability of any Obligor to perform its obligations under, or the validity or enforceability of, any Transaction Document; or

(b)	the rights of the Finance Parties under the Finance Documents.

19.10	Environmental matters

(a)	Each member of the Restricted Group must:

(i)	comply with all Environmental Law;

(ii)	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

(iii)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so constitutes or could be reasonably be expected to constitute a Material Adverse Effect or result in any liability for a Finance Party.

(b)	Each Obligor must, promptly upon becoming aware, notify the Facility Agent of:

(i)	any Environmental Claim started, or to its knowledge, threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental Claim,

which has a Material Adverse Effect, or may reasonably be expected to either have a Material Adverse Effect or result in any liability for a Finance Party.

19.11	Permitted Swap Transactions

No member of the Restricted Group may enter into any derivative transaction other than a Permitted Swap Transaction.

19.12	Restricted Payments and Permitted Investments

No member of the Restricted Group may make:

(a)	any Restricted Payments other than Permitted Restricted Payments; or

(b)	any Permitted Investment unless no Default is outstanding and no Default would occur immediately after the making of that Permitted Investment.

19.13	IP Rights

(a)	Each member of the Restricted Group must take such steps as are necessary and commercially reasonable (including, where appropriate, the institution of legal proceedings) to prevent third parties infringing the Restricted Group’s intellectual property rights.

(b)	The Company must ensure that it has the legal right to use the trade name “MGM” in connection with the pursuit of its resort casino business and other related lodging and ancillary businesses in Macau.

19.14	Insurances

(a)	In this Clause:

(i)	a prudent owner means a prudent owner and operator of any business, and of assets of a type and size, similar in all cases to those owned and operated by the relevant member of the Restricted Group in a similar location; and

(ii)	Insurance (the new Insurance) shall be on reasonable commercial terms if (without prejudice to any other terms that may be commercially reasonable) the premium payable in respect of the new Insurance is not more than 125 per cent. of the premium paid by the Restricted Group for the Insurance covering the same risks as the new Insurance in the immediately preceding year.

(b)	Each member of the Restricted Group must ensure that its Insurances:

(i)	are materially consistent with the Insurances in place as of the Second Effective Date, provided that such Insurances may be modified consistent with the availability of coverage in the international insurance market on reasonable commercial terms;

(ii)	cover all risks that are required to be insured against under any applicable law or regulation; and

(iii)	cover all risks which a prudent owner would insure against (as reasonably determined by the Company).

(c)	Each member of the Restricted Group must ensure that the Insurances are with, or it has ultimate recourse in respect of all insured losses under the Insurances to, an insurance company or underwriter which is of international standing and is not a captive insurer which is a member of the Restricted Group.

(d)	Each member of the Restricted Group must ensure that its Insurances:

(i)	insure every tangible asset for its full replacement value (less any deductibles in accordance with the terms of the Insurances); and

(ii)	in the case of any other asset or risk, provide cover up to a limit which a prudent owner would buy (as reasonably determined by the Company).

For this purpose, replacement value means the cost of entirely rebuilding, reinstating or replacing the relevant asset if it is completely destroyed, together with all related fees and demolition costs.

(e)	Each member of the Restricted Group must ensure that the Insurances taken out in respect of the Principal Resorts comply with the following requirements:

(i)	the Restricted Group must be insured for its own insurable interest, and separately from any other insured party, on a basis that:

(A)	any non-disclosure, misrepresentation or breach by or on behalf of any one insured party will not prejudice the cover of any other insured party; and

(B)	insurers waive any right of subrogation against any member of the Restricted Group or any Secured Party;

(ii)	the Restricted Group must be entitled to claim directly for any insured loss suffered by it;

(iii)	the Company must use reasonable endeavours to ensure that its insurance broker delivers a Broker’s Letter of Undertaking on or before the expiry of a previous Broker’s Letter of Undertaking, in substantially the same form as that previously delivered;

(iv)	each member of the Restricted Group must be free to assign all amounts payable to it under each of its Insurances and all its rights in connection with those amounts in favour of the Security Agent as agent and trustee for the Secured Parties; and

(v)	no limits of cover purchased under any Insurance are to be capable of being eroded below the limits which a prudent owner would maintain by reason of claims from persons who are not members of the Restricted Group.

(f)	Each member of the Restricted Group must:

(i)	promptly pay (or procure payment of) all premiums and do anything which is necessary to keep each of its Insurances in full force and effect for the term of the Insurances; and

(ii)	not do or allow anything to be done which may (and promptly notify the Facility Agent of any event or circumstance which does or is reasonably likely to) entitle any insurer of any of its Insurances to repudiate, rescind or cancel it or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of that member of the Restricted Group;

(iii)	promptly notify the Facility Agent of any event or occurrence giving rise to any aggregate loss or liability in excess of US$10,000,000 (or its equivalent) in respect of which any member of the Restricted Group is entitled to make one or more claim under any Insurance;

(iv)	keep the Facility Agent advised of the progress of any such claim; and

(v)	not compromise or settle any claim for less than the amount claimed without the prior consent of the Facility Agent where the aggregate loss or liability in respect of the event or occurrence concerned is more than US$50,000,000 (or its equivalent).

(g)	If any member of the Restricted Group fails to maintain any contract of insurance which it is required to maintain under this Agreement in respect of the Principal Resorts the Facility Agent may purchase the requisite insurance on its behalf. The Restricted Group must immediately pay the costs and expenses of the Facility Agent or any of its agents incurred in the purchase of that insurance.

19.15	Transactions with Affiliates

(a)	No member of the Restricted Group may enter into any transaction with any Affiliate which is not a Restricted Subsidiary which:

(i)	does not comply with the Listing Rules; or

(ii)	is not a Permitted Restricted Payment.

(b)	Each material transaction which is entered into by any member of the Restricted Group and:

(i)	any person which is known by the Company to be a holder (directly or indirectly) of more than five per cent. of the issued share capital of the Company or an Affiliate of that person; or

(ii)	any Affiliate of the Restricted Group which is not a member of the Restricted Group,

must either:

(A)	comply with the Listing Rules; or

(B)	be on arm’s-length terms.

19.16	Amendments to documents

(a)	Subject to paragraph (b) below, no member of the Restricted Group may:

(i)	amend its memorandum or articles of association or other constitutional documents; or

(ii)	amend, waive or replace any term of any Concession Contract,

in a manner which will, or is reasonably likely to, affect the Obligors’ ability to make payments under the Finance Documents or will otherwise materially and adversely affect the interests of the Finance Parties under the Finance Documents.

(b)	Subparagraph (a)(i) above does not apply to any actions which are reasonably required to consummate a Permitted Transaction.

(c)	The Company must promptly supply to the Facility Agent a copy of any amendment to or waiver of any of the documents referred to in paragraph (a) above.

19.17	Access

(a)	Subject to any applicable laws or regulations restricting such actions, upon reasonable notice being given by the Facility Agent, each member of the Restricted Group must allow any one or more representatives of the Facility Agent or accountants or other professional advisers (other than construction consultants) appointed by the Facility Agent (at the Company’s expense) to have access during normal business hours to the premises, assets, books and records of that member of the Restricted Group, provided that any representative of that member of the Restricted Group may, if they so choose, be present.

(b)	The Facility Agent may not give notice under paragraph (a) above more than once every financial year unless it reasonably believes that a Default is outstanding.

19.18	Taxes

(a)	Each member of the Restricted Group must pay all Taxes due and payable (or, where payments of Tax must be made by reference to estimated amounts, such estimated Tax (calculated in good faith) as due and payable for the relevant period) by it prior to the accrual of any fine or penalty for late payment, unless (and only to the extent that):

(i)	payment of those Taxes is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them to the extent required by IFRS; and

(iii)	failure to pay those Taxes does not constitute a Material Adverse Effect.

(b)	Neither Borrower may change its residence for Tax purposes.

19.19	Guarantees

(a)	Each member of the Restricted Group shall procure that each of its Subsidiaries (other than MGMGP and those Subsidiaries which are already Guarantors or which have been designated as an Unrestricted Subsidiary in accordance with Subclause 19.7 (Re-designation of Restricted Subsidiaries) or which are Dormant Subsidiaries) shall accede to this Agreement as an Additional Guarantor within ten Business Days of the date upon which the relevant person becomes a Subsidiary of the member of the Restricted Group.

(b)	Any member of the Company Group which is a shareholder of any member of the Restricted Group must itself be a member of the Restricted Group.

(c)	Each member of the Restricted Group shall, within ten Business Days of the date upon which it ceases to be a Dormant Subsidiary become an Additional Guarantor in the manner required by Subclause 27.9 (Additional Guarantors).

(d)	Paragraphs (a) and (c) do not apply if:

(i)	it is unlawful for the relevant person to become a Guarantor; and

(ii)	that person becoming a Guarantor would result in personal liability for that person’s directors or other management.

19.20	Security

(a)	Subject to paragraph (b) below, each Obligor must, to the fullest extent permitted under applicable law and regulation, on acquiring any asset (including the establishment of any Operating Account), execute and deliver to the Security Agent such further or additional Security Documents (in form and substance satisfactory to the Facility Agent) in relation to such asset as the Facility Agent may reasonably require.

(b)	Paragraph (a) above does not apply to any asset which:

(i)	is of a type which is not charged by the then existing Security Documents;

(ii)	is not material to the business of that member of the Restricted Group;

(iii)	is any account described in paragraphs (a) to (e) of the definition of “Operating Account”;

(iv)	constitutes the share capital of any Unrestricted Subsidiary; or

(v)	is the subject of a contract which an Obligor is party to which contains restrictions which would be breached if the relevant Obligor was to create security over that asset in accordance with paragraph (a) above provided that such restrictions were not agreed to by any Obligor in contemplation of the acquisition of the relevant asset.

(c)	Each Obligor must, promptly on establishing any Operating Account which is not charged by the then existing Security Documents, notify the Security Agent of the details of such Operating Account and execute and deliver to the Security Agent such further or additional Security Documents in relation to such accounts in form and substance reasonably satisfactory to the Security Agent, provided that such Security Documents shall permit that Obligor to retain operational control over such Operating Account unless otherwise specified by the Facility Agent when an Event of Default has occurred and is outstanding.

(d)	Each Obligor must promptly execute and deliver to the Security Agent such further or additional Security Documents in such form as the Facility Agent shall require creating an effective first ranking fixed Security Interest over the shares in any entity which becomes a member of the Restricted Group after the Second Effective Date.

(e)	The Obligors need only perform their obligations under paragraphs (a) to (d) above if it is not unlawful for the relevant person to execute and deliver such Security Documents and that person executing and delivering such Security Documents would not result in personal liability for that person’s directors or other management. Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount secured. The Facility Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so might avoid the relevant unlawfulness or personal liability.

(f)	Each Obligor must at its own expense, execute and do all such assurances, acts and things as the Security Agent may reasonably require:

(i)	to register any Security Documents in any required register and for perfecting or protecting the security intended to be afforded by the Security Documents; and

(ii)	if the Security Documents have become enforceable, to facilitate the realisation of all or any part of the assets which are subject to the Security Documents and the exercise of all powers, authorities and discretions vested in the Security Agent or in any receiver of all or any part of those assets, and in connection therewith shall execute all transfers, conveyances, assignments and releases of that property whether to the Security Agent or to its nominees and give all notices, orders and directions which the Security Agent may reasonably think expedient.

(g)	If a Security Document is entered into after the Second Effective Date, each Obligor shall procure that the documents listed in Part 2 of Schedule 2 (Conditions Precedent Documents) in respect of the Obligor entering into such Security Document are promptly delivered to the Facility Agent.

(h)	Without prejudice to the other provisions of this Subclause, to the fullest extent permitted under applicable law and regulation and by the policies of the Macau Government, the Company must ensure that Security Interests over the assets associated with the MGM Cotai (including the Cotai Land Concession Contract and shares in the Company Group member holding the Cotai Land Concession Contract if such Company Group member is not MGMGP) are granted in favour of the Secured Parties as soon as reasonably practicable and on terms which are substantively consistent with the Security Documents which create Security Interests in favour of the Secured Parties in respect of the assets of the MGM Macau.

19.21	OFAC

(a)	Each member of the Company Group must ensure that:

(i)	it is not the subject of any U.S. sanctions administered by OFAC or Sanctions;

(ii)	it is not located, organised or residing in any Designated Jurisdiction, or participating in or facilitating a transaction or business in a Designated Jurisdiction or, subject to paragraph (d) below, involving any Person who is the subject of Sanctions; and

(iii)	subject to paragraph (d) below, on the Second Effective Date, none of its directors, officers, agents, employees or affiliates (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended) (a relevant OFAC person) are the subject of any U.S. sanctions administered by OFAC or Sanctions.

(b)	No member of the Restricted Group shall directly or indirectly use the proceeds of the Facilities, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person that, at the time of such financing, is the subject of any U.S. sanctions administered by OFAC or Sanctions, or in any Designated Jurisdiction.

(c)	Without prejudice to paragraph (b) above, none of the funds or assets of any Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds knowingly obtained from transactions with or relating to Designated Persons or Designated Jurisdiction.

(d)	An Obligor will not be in breach of:

(i)	the relevant part of subparagraph (a)(ii) above, if the relevant member of the Company Group does not have knowledge that the relevant Person is the subject of Sanctions; or

(ii)	subparagraph (a)(iii) above, if the relevant member of the Company Group does not have knowledge that the relevant OFAC person is the subject of U.S. Sanctions administered by OFAC or Sanctions on the Second Effective Date.

(e)	Each member of the Company Group must ensure that:

(i)	it has in place customary procedures designed to identify if any of its directors, officers and agents, at the time of its engagement with or appointment of such relevant OFAC persons, is the subject of any U.S. sanctions administered by OFAC or Sanctions; and

(ii)	it will terminate its engagement with or appointment of any of its relevant OFAC person promptly upon any Company Group having knowledge that such relevant OFAC person being the subject of any U.S. sanctions administered by OFAC or Sanctions.

19.22	FCPA

(a)	Each member of the Company Group must ensure that:

(i)	it does not: and,

(ii)	subject to paragraph (b) below, none of its directors, officers, agents, employees or other persons associated with or acting on behalf of any member of the Company Group (a relevant FCPA person) shall, use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; make any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violate any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the FCPA); or make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA.

(b)	An Obligor will not be in breach of subparagraph (a)(ii) above if the relevant member of the Company Group does not have knowledge that the relevant FCPA Person is engaged in any of the activities set out in paragraph (a) above.

(c)	Each member of the Company Group must ensure that:

(i)	it has in place customary procedures designed to monitor the engagement by its directors, officers and employees in any of the activities set out in paragraph (a) above; and

(ii)	it will terminate its engagement with or appointment of any of its relevant FCPA person promptly upon any Company Group having knowledge that that relevant FCPA person has engaged in any of the activities set out in paragraph (a) above.

19.23	Money Laundering Laws

(a)	Each member of the Company Group must ensure that:

(i)	it is in material compliance with all applicable anti-money laundering laws (including but not limited to applicable financial record keeping and reporting requirements and money laundering statutes in Macau, and, to the best of its knowledge and belief, all jurisdictions in which it conducts business or which are otherwise applicable to it) and all applicable rules, regulations and guidelines issued, administered or enforced by any Governmental Agency pursuant to such laws (collectively, Money Laundering Laws);

(ii)	on the Fifth Effective Date, no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving any member of the Company Group with respect to Money Laundering Laws is pending and, subject to paragraph (b) below, no such actions, suits or proceedings are threatened or contemplated; and

(iii)	on the date of each Request, there is no such action, suit or proceeding pending which may reasonably be expected to have a Material Adverse Effect.

(b)	An Obligor will not be in breach of subparagraph (a)(ii) above in respect of the actions, suits or proceedings referred to therein if the relevant member of the Company Group does not have knowledge of the relevant actions, suits or proceedings on the Fifth Effective Date.

(c)	Each member of the Company Group must be in material compliance with the U.S. International Money Laundering Abatement and the U.S. Terrorism Financing Act of 2001.

19.24	Anti-Terrorism Laws

(a)	Subject to paragraph (b) below, no member of the Company Group shall, nor shall any of their respective brokers or other agents acting or benefiting in any capacity in connection any Loan:

(i)	be in violation of any Anti-Terrorism Law;

(ii)	be a Designated Person; or

(iii)	deal in any property or interest in property blocked pursuant to any Anti-Terrorism Law.

(b)	An Obligor will not be in breach of subparagraph (a) above in respect of the circumstances or activities of any brokers or agents of the Company Group which are restricted under subparagraphs (a)(i) to (a)(iii) above (inclusive) if that Obligor does not have knowledge of the relevant circumstances or activities.

(c)	Each member of the Company Group must ensure that:

(i)	it has in place customary procedures designed to identify, at the time of engagement with or appointment of its broker or agent acting or benefiting in any capacity in connection with any Loan, if any of the circumstances or activities that are restricted under subparagraphs (a)(i) to (a)(iii) above applies to or is undertaken by such broker or agent; and

(ii)	it will terminate its engagement with or appointment of any such broker or agent promptly upon any Company Group having knowledge that any of the circumstances or activities that are restricted under subparagraphs (a)(i) to (a)(iii) above applies to or is undertaken by that broker or agent.

19.25	Conditions subsequent

The Borrower must provide the Facility Agent (or, as applicable, the Security Agent) with the following:

(a)	promptly, and in any event within two Business Days following the Second Effective Date (or otherwise in accordance with the terms of the New Security Documents (as that term is defined in the Second Supplemental Agreement) evidence that the entry regarding the MGMGP Share Pledge has been made in the register of charges of the Company, in the form of a certificated copy of the Register of Charges of the Company;

(b)	promptly, and in any event within 10 Business Days following the Second Effective Date (or otherwise in accordance with the terms of the New Security Documents (as that term is defined in the Second Supplemental Agreement), evidence that the Composite Transfer, Amendment and Confirmation Agreement has been registered by way of supplemental particulars with the Companies Registry in the Isle of Man;

(c)	promptly, and in any event within 20 Business Days following the Second Effective Date evidence that the agent of each relevant Original Obligor and Security Provider not incorporated in Macau under each Macanese Law Finance Document for service of process in Macau has accepted its appointment;

(d)	promptly, and in any event within 60 Business Days following the Second Effective Date a fully executed and dated Assignment of Reinsurance entered into between the Security Agent and QBE Insurance (International) Limited Macau Branch (together with a Hong Kong law enforceability opinion in respect of that Assignment of Reinsurance from Allen & Overy, legal advisers in Hong Kong to the Finance Parties, addressed to the Finance Parties); and

(e)	promptly, and in any event within 10 Business Days following the Fifth Effective Date, evidence that the Second Composite Amendment and Confirmation Agreement has been registered by way of supplemental particulars with the Companies Registry in the Isle of Man.

19.26	No release of Security prior to the Final Maturity Date

Subject to the terms of the Security Trust and Intercreditor Deed and notwithstanding any provision in a Security Document to the contrary, no Obligor may (and the Obligors must procure that no Security Provider will) request that the Security Agent release any Security Interest created by the Security Documents prior to the Final Maturity Date without the prior written consent of the Facility Agent (acting on the instructions of all the Lenders).

20.	DEFAULT

20.1	Events of Default

Each of the events or circumstances set out in this Clause (other than Subclause 20.12 (Acceleration)) is an Event of Default. For the avoidance of doubt and notwithstanding anything else in the Finance Documents to the contrary, the occurrence of a Sub-Concession Termination Event shall not constitute an Event of Default under this Agreement (as such document may be amended from time to time) nor shall it constitute an event of default (however described) under any other Finance Document as such document may be amended from time to time) and the Finance Parties, the Borrowers and the Guarantors shall have no own cause of action against the Macau Government for the termination of the Sub-Concession Contract (including as a result of the termination events set out in Schedule 10 (Sub-Concession Contract termination events).

20.2	Non-payment

(a)	An Obligor does not pay on the due date any amount of principal payable by it under the Finance Documents in the manner required under the Finance Documents.

(b)	An Obligor does not pay any amount of interest or fees payable by it under the Finance Documents in the manner and on the date required under the Finance Documents within five days of that date.

(c)	An Obligor does not pay any other amount payable by it under the Finance Documents in the manner required under the Finance Documents within ten days of the date of a demand by any Finance Party to whom the amount (or part of the amount) is due or the Facility Agent on behalf of the relevant Finance Party to whom the amount (or part of the amount) is due.

20.3	Breach of other obligations

(a)	An Obligor does not comply with any term of Clause 18 (Financial Covenants), Subclause 19.4 (Pari passu ranking) to Subclause 19.9 (Mergers), Subclause 19.12 (Restricted Payments and Permitted Investments), subparagraph (a)(i) of Subclause 19.16 (Amendments to documents) and Subclause 19.17 (Access).

(b)	An Obligor does not comply with any term of the Finance Documents (other than any term referred to in Subclause 20.2 (Non-payment) or in paragraph (a) above), unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 30 days of the earlier of the Facility Agent giving notice of the failure to comply with the Company and any Obligor becoming aware of the non-compliance.

20.4	Misrepresentation

A representation or warranty made or deemed to be repeated by an Obligor in any Finance Document or in any certificate, document or financial or other statement delivered by or on behalf of any Obligor at any time under or in connection with any Finance Document shall prove to have been incorrect in any material respect on or as of the date made or deemed to be repeated and the events or omissions giving rise to such misrepresentation, if capable of remedy and such delay in remedying could not otherwise reasonably be expected to have a Material Adverse Effect, are not remedied so that the original representation or statement is true and correct in all material respects to the reasonable satisfaction of the Facility Agent on the day falling 30 days after any Obligor becomes aware of such representation.

20.5	Cross-default

Any of the following occurs in respect of a member of the Restricted Group:

(a)	any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(b)	any of its Financial Indebtedness:

(i)	becomes prematurely due and payable;

(ii)	is placed on demand; or

(iii)	is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand,

in each case, as a result of an event of default or any provision having a similar effect to an event of default (howsoever described); or

(c)	any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described),

unless the aggregate amount of Financial Indebtedness referred to in paragraphs (a) to (c) above does not exceed US$50,000,000 (or its equivalent).

20.6	Insolvency

(a)	A Borrower or the Restricted Group (taken as a whole) is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent.

(b)	Any Obligor admits its inability to pay its debts as they fall due.

(c)	Any Obligor suspends making payments on any of its debts or announces an intention to do so.

(d)	Any indebtedness of any Obligor the aggregate amount of which exceeds US$50,000,000 (or its equivalent) is subject to a moratorium.

(e)	Any Security Interest is enforced over any of the assets of any Obligor where the indebtedness which is secured by such Security Interests (when aggregated with the indebtedness which is secured by of all other assets of the Obligors over which any Security Interest has also been enforced) exceeds US$50,000,000 (or its equivalent).

20.7	Insolvency proceedings

(a)	Except as provided below, any of the following occurs in respect of any Obligor:

(i)	any step is taken with a view to the suspension of payments, a moratorium or a composition, compromise, assignment or similar arrangement with any of its creditors;

(ii)	a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(iii)	any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(iv)	an order for its winding-up, administration or dissolution is made;

(v)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(vi)	its shareholders, directors or other officers request the appointment of, or give written notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(vii)	any other analogous step or procedure is taken in any jurisdiction.

(b)	Paragraph (a) above does not apply to:

(i)	any step or procedure which is part of a Permitted Transaction; or

(ii)	a petition for winding-up presented by a person which is being contested in good faith and with due diligence and is discharged, vacated, withdrawn or struck out within 60 days of its commencement or issuance.

20.8	Creditors’ process

Any attachment, sequestration, distress, execution or analogous event by any creditor or creditors of any member of the Restricted Group occurs in respect of a payment obligation in an aggregate amount which exceeds US$50,000,000 (or its equivalent) is not discharged within 14 days.

20.9	Effectiveness of Transaction Documents

(a)	It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

(b)	It is or becomes unlawful for any Obligor to perform any of its material obligations under the Transaction Documents (other than a Finance Document).

(c)	Any Transaction Document is not effective or terminated in accordance with its terms (except for any termination pursuant to a Permitted Transaction provided that immediately following that Permitted Transaction an equivalent Transaction Document is entered into in form and substance satisfactory to the Facility Agent and on terms which are substantially the same as the terms of the relevant Transaction Document prior to the Permitted Transaction) or following the expiry of any prescribed term of that Transaction Document or is alleged by an Obligor to be ineffective in accordance with its terms for any reason.

(d)	A Security Document does not create a Security Interest it purports to create.

(e)	An Obligor repudiates or revokes a Transaction Document or evidences an intention to repudiate or revoke a Transaction Document to which it is a party.

20.10	Nationalisation

The authority or ability of the Company or the Restricted Group to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person, with the exclusion of any event or circumstance that constitutes a Sub-Concession Termination Event as provided in Clause 20.1 (Events of Default).

20.11	Judgments

Any one or more judgments or orders is made against any member of the Restricted Group involving an aggregate liability (not paid or fully covered by Insurance) which exceeds US$50,000,000 (or its equivalent) unless all those judgments and orders are vacated, discharged or stayed pending appeal within 30 days of their being made.

20.12	Acceleration

(a)	If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

(i)	cancel all or any part of the Total Commitments; or

(ii)	declare that all or part of any amounts outstanding under the Finance Documents are:

(A)	immediately due and payable;

(B)	payable on demand by the Facility Agent acting on the instructions of the Majority Lenders;

(C)	declare that cash cover in respect of each Letter of Credit is immediately due and payable at which time it shall become immediately due and payable; or

(D)	declare that cash cover in respect of each Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Facility Agent on the instructions of the Majority Lenders.

Any notice given under this Subclause will take effect in accordance with its terms.

(b)	If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, instruct the Security Agent to enforce the security over any or all of the assets secured by the Security Documents in accordance with the Security Trust and Intercreditor Deed.

21.	THE ADMINISTRATIVE PARTIES

21.1	Appointment and duties of the Facility Agent

(a)	Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each Finance Party irrevocably authorises the Facility Agent to:

(i)	perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)	enter into and deliver each Finance Document expressed to be entered into by the Facility Agent.

(c)	The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

21.2	The Arrangers

(a)	Except as specifically provided in this Agreement, no Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

(b)	If any person ceases to be a Lender pursuant to the terms of this Agreement and that person is also an Arranger, that person will cease to be Arranger at the same time as it ceases to be a Lender provided that that person shall be entitled to the continuing benefit of this Clause for the period during which they were an Arranger.

21.3	No fiduciary duties

Except as specifically provided in a Finance Document:

(a)	nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person; and

(b)	no Administrative Party need hold in trust any moneys paid to it or recovered by it for a Party in connection with the Finance Documents or be liable to account for interest on those moneys.

21.4	Individual position of an Administrative Party

(a)	If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers in the same way as any other Lender, notwithstanding that it may also be an Administrative Party.

(b)	Each Administrative Party may:

(i)	carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)	retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities.

21.5	Reliance

The Facility Agent may:

(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)	assume, unless the context otherwise requires, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;

(d)	engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(e)	act under the Finance Documents through its personnel and agents.

21.6	Majority Lenders’ instructions

(a)	The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b)	The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)	The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions.

(d)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document, unless the legal or arbitration proceedings relate to:

(i)	the perfection, preservation or protection of rights under the Security Documents; or

(ii)	the enforcement of any Security Document.

21.7	Responsibility

(a)	No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document by any person other than that Administrative Party.

(b)	No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c)	Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)	has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document or agreement entered into in anticipation of or in connection with any Finance Document.

21.8	Exclusion of liability

(a)	No Administrative Party is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the relevant Administrative Party) may take any proceedings against any officers, employees or agents of an Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of an Administrative Party may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c)	The Facility Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	(i)	Nothing in this Agreement will oblige any Administrative Party to satisfy any customer due diligence requirement in relation to the identity of any person on behalf of any Finance Party.

	(ii)	Each Finance Party confirms to each Administrative Party that it is solely responsible for any customer due diligence requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

21.9	Default

(a)	The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)	If the Facility Agent:

(i)	receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)	is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Facility Agent or an Arranger) under this Agreement,

it must promptly notify the other Finance Parties.

21.10	Information

(a)	The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	Except as provided above, the Facility Agent has no duty:

(i)	either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the Original Signing Date; or

(ii)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)	In acting as the Facility Agent, the Facility Agent will be regarded as acting through its agency division which will be treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by another division or department or otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e)	The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Company Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f)	Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

21.11	Indemnities

(a)	Without limiting the liability of any Obligor under the Finance Documents, each Lender must, subject to any right of set-off in respect of any sum owing by the Facility Agent to that Lender, indemnify the Facility Agent for that Lender’s Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent (unless the Facility Agent has been reimbursed by an Obligor under a Finance Document), except to the extent that the loss or liability is caused by the Facility Agent’s gross negligence or wilful misconduct.

(b)	If a Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party:

(i)	deduct from any amount received by it for that Party any amount due to the Facility Agent from that Party under a Finance Document but unpaid; and

(ii)	apply that amount in or towards satisfaction of the owed amount.

That Party will be regarded as having received the amount so deducted.

21.12	Compliance

Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

21.13	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the other Finance Parties and the Company.

(b)	Alternatively, the Facility Agent may resign by giving 30 days’ notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)	If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d)	The persons appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment.

(e)	Notwithstanding any failure or inability to appoint a successor Facility Agent under paragraph (b) or (c) above, the resignation of the Facility Agent under paragraph (b) above shall become effective at the end of the 30-day notice period referred to therein.

(f)	The resignation of the Facility Agent under paragraph (a) above and the appointment of any successor Facility Agent will both become effective only when the following conditions have been satisfied:

(i)	the successor Facility Agent notifies all the Parties that it accepts its appointment and executes and delivers to the Facility Agent a duly completed Accession Agreement;

(ii)	the successor Facility Agent confirms that the rights under the Finance Documents (and any related documentation) have been transferred or assigned to it; and

(iii)	no Finance Party (other than the Facility Agent) has notified the Facility Agent that it is not satisfied with the credit worthiness of the proposed successor Facility Agent within seven days of the Facility Agent’s notification under paragraph (a) above.

On satisfaction of the conditions set out above the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(g)	The retiring Facility Agent must, at its own cost:

(i)	make available to the successor Facility Agent those documents and records and provide any assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents; and

(ii)	enter into and deliver to the successor Facility Agent those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Facility Agent.

(h)	An Obligor must, at its own cost take any action and enter into and deliver any document which is required by the Facility Agent to ensure that a Security Document provides for effective and perfected Security Interests in favour of any successor Facility Agent.

(i)	Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (g) above, it will have no further obligations under any Finance Document.

(j)	The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(k)	The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)	the Facility Agent fails to respond to a request under Subclause 12.8 (FATCA Information) and the Company or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Facility Agent pursuant to Subclause 12.8 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Company and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Facility Agent, requires it to resign.

21.14	Resignation of the Issuing Bank

(a)	The Issuing Bank may resign and appoint any of its Affiliates as successor Issuing Bank by giving notice to the other Finance Parties and the Company.

(b)	Alternatively, the Issuing Bank may resign by giving 30 days’ notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Issuing Bank.

(c)	If no successor Issuing Bank has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Issuing Bank may appoint a successor Issuing Bank.

(d)	The persons appointing a successor Issuing Bank must, if practicable, consult with the Company prior to the appointment.

(e)	If no successor Issuing Bank has been appointed prior to the end of the 30-day notice period referred to in paragraph (b) above, the Company must pay all amounts owed to the Issuing Bank under the Finance Documents and cancel all Letters of Credit issued under this Agreement prior to the end of that 30-day period.

(f)	Notwithstanding any failure or inability to appoint a successor Issuing Bank under paragraph (b) or (c) above, and provided the Company has complied with its obligations under paragraph (e) above, the resignation of the Issuing Bank under paragraph (b) above shall become effective at the end of the 30 day notice period referred to therein.

(g)	The resignation of the Issuing Bank under paragraph (a) above and the appointment of any successor Issuing Bank will both become effective only when the following conditions have been satisfied:

(i)	the Company irrevocably and unconditionally paying all amounts owed to the Issuing Bank under the Finance Documents;

(ii)	all existing Letters of Credit being cancelled and replaced by new Letters of Credit to be issued by the successor Issuing Bank on the date it succeeds to the position of Issuing Bank under this Agreement;

(iii)	the successor Issuing Bank notifies all the Parties that it accepts its appointment and executes and delivers to the Issuing Bank a duly completed Accession Agreement;

(iv)	the successor Issuing Bank confirms that the rights under the Finance Documents (and any related documentation) have been transferred or assigned to it; and

(v)	no Finance Party (other than the Issuing Bank) has notified the Facility Agent that it is not satisfied with the credit worthiness of the proposed successor Issuing Bank within seven days of the Issuing Bank’s notification under paragraph (a) above.

On satisfaction of the conditions set out above the successor Issuing Bank will succeed to the position of the Issuing Bank and the term Issuing Bank will mean the successor Issuing Bank.

(h)	The retiring Issuing Bank must, at its own cost:

(i)	make available to the successor Issuing Bank those documents and records and provide any assistance as the successor Issuing Bank may reasonably request for the purposes of performing its functions as the Issuing Bank under the Finance Documents; and

(ii)	enter into and deliver to the successor Issuing Bank those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Issuing Bank.

(i)	An Obligor must, at its own cost take any action and enter into and deliver any document which is required by the Issuing Bank to:

(i)	allow for the cancellation of existing Letters of Credit and replacement of new Letters of Credit under subparagraph (g)(ii) above; and

(ii)	ensure that a Security Document provides for effective and perfected Security Interests in favour of any successor Issuing Bank.

(j)	Upon its resignation becoming effective, this Clause will continue to benefit the retiring Issuing Bank in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Issuing Bank, and, subject to paragraph (h), it will have no further obligations under any Finance Document.

(k)	The Majority Lenders may, by notice to the Issuing Bank, require it to resign under paragraph (b).

21.15	Relationship with Lenders

(a)	The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Offices until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)	The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)	The Facility Agent must keep a record of all the Parties and supply any other Party with a copy of the record on request. The record will include each Lender’s Facility Offices and contact details for the purposes of this Agreement.

21.16	Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

22.	EVIDENCE AND CALCULATIONS

22.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

22.2	Certificates and determinations

Without prejudice to Subclause 13.3(b) (Claims), any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

22.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

23.	FEES

23.1	Agents’ fees

The Company must pay to each Agent for its own account an agency fee in the amount and manner agreed in the Fee Letter entered into between that Agent and the Company.

23.2	Revolving Credit Commitment Fee

(a)	The Company must pay to the Facility Agent for the account of each Lender a Commitment Fee computed from and including the Second Effective Date at the rate of the relevant Commitment Fee on the undrawn, uncancelled amount of each Lender’s Revolving Credit Commitment.

(b)	Accrued Commitment Fees are payable to the Facility Agent for the account of the relevant Lenders quarterly in arrears and on the date a relevant Revolving Credit Commitment is cancelled in full.

(c)	The Commitment Fee for the period commencing on the Second Effective Date and ending on the date falling six months after the Second Effective Date will be 0.70 per cent. per annum.

(d)	Thereafter, the Commitment Fee will be calculated by reference to the table below and the information set out in the relevant Compliance Certificate and financial statements for the relevant person:

Leverage Ratio	Commitment Fee (per cent. per annum)
greater than or equal to 4.00:1.00	1.00
greater than or equal to 3.50:1.00 but less than 4.00:1.00	0.90
greater than or equal to 3.00:1.00 but less than 3.50:1.00	0.80
greater than or equal to 2.50:1.00 but less than 3.00:1.00	0.70
greater than or equal to 2.00:1.00 but less than 2.50:1.00	0.60
less than 2.00:1.00	0.50

(e)	Any change in the Commitment Fee will, subject to paragraph (d) (above), apply to all Revolving Credit Commitments from the Business Day following receipt by the Facility Agent of the Compliance Certificate and financial statements provided that, on the date falling six months after the Second Effective Date, the change to the Commitment Fee (if any) will apply on that date and will be calculated by reference to the table above using the information set out in the Compliance Certificate and financial statements which, as of that date, have most recently been delivered to the Facility Agent under this Agreement.

(f)	For so long as:

(i)	the Company is in default of its obligation under this Agreement to provide a Compliance Certificate or relevant financial statements; or

(ii)	an Event of Default is outstanding,

at the option of the Majority Lenders, the Commitment Fee will be the highest applicable rate, being 1.00 per cent. per annum.

(g)	If the Commitment Fee has been calculated on the basis of a Compliance Certificate but would have been higher if it had been based on the audited financial statements of the Company in respect of the financial period in which that Compliance Certificate was delivered, the Commitment Fee will instead be calculated by reference to those audited financial statements of the Company. Any change will have a retrospective effect. If, in this event, any amount of commitment fee has been paid by the Company on the basis of the Compliance Certificate, the Company must immediately pay to the Facility Agent any shortfall in the amount which would have been paid to the Lenders if the Commitment Fee had been calculated by reference to the subsequent financial statements.

23.3	Fees payable in respect of Letters of Credit

(a)	The Company shall pay to the Issuing Bank for its own account a fronting fee in the amount and manner agreed in the Fee Letter between the Issuing Bank and the Company.

(b)	The Company shall pay to the Facility Agent (for the account of each Lender) a Letter of Credit fee (computed at the rate equal to the Margin applicable to a Loan under the Revolving Credit Commitment) on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. This fee shall be distributed according to each Lender’s Pro Rata Share of that Letter of Credit.

(c)	The accrued Letter of Credit fee on a Letter of Credit shall be payable on the first day of each successive period of three months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit. The Letter of Credit fee is also payable to the Facility Agent on the cancelled amount of any Lender’s Revolving Credit Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Letter of Credit is prepaid or repaid in full.

24.	INDEMNITIES AND BREAK COSTS

24.1	Currency indemnity

(a)	The Company must, as an independent obligation, within 15 days of a demand by a Finance Party, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)	that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

(ii)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)	Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2	Other indemnities

(a)	The Company must, within 15 days of a demand by the Facility Agent, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)	the occurrence of any Event of Default;

(ii)	the information produced or approved by the Company being or being alleged to be misleading or deceptive in any respect;

(iii)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(iv)	any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(v)	(other than by reason of negligence or default by that Finance Party) a Utilisation not being made after a Request has been delivered for that Utilisation;

(vi)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with this Agreement;

(vii)	the use or proposed use of any Commitment, Loan or Letter of Credit; or

(viii)	that Finance Party being a party to any Finance Document.

The Company’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Utilisation.

(b)	The Company must, within 15 days of a demand from the Facility Agent, indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

(i)	investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)	acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

24.3	Break Costs

(a)	Each Borrower must pay to each Lender its Break Costs if a Loan or an overdue amount is repaid or prepaid otherwise than on the last day of any Term applicable to it.

(b)	Break Costs are the amount (if any) determined by the relevant Lender (acting reasonably) by which:

(i)	the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(ii)	the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c)	Each Lender must supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Subclause.

25.	EXPENSES

25.1	Costs

The Company must, within 15 days of a demand from the Facility Agent, pay to each Administrative Party the amount of all documented costs and expenses (including reasonable and documented legal fees) reasonably incurred by it in connection with:

(a)	the negotiation, preparation and entry into of any Finance Document entered into prior to, on or after the Fifth Effective Date; and

(b)	any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by a Finance Document.

25.2	Enforcement costs

The Company must pay to each Finance Party the amount of all costs and expenses (including documented legal fees) incurred by it in connection with:

(a)	the enforcement of, or the preservation of any rights under, any Finance Documents; or

(b)	any proceedings instituted by or against that Finance Party as a consequence of it entering into a Finance Document.

26.	AMENDMENTS AND WAIVERS

26.1	Procedure

(a)	Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)	The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

(c)	Each Obligor agrees to any amendment or waiver allowed by this Clause which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph, require the consent of each Guarantor if the guarantee under the Secured Finance Documents is to remain in full force and effect.

26.2	Exceptions

(a)	An amendment or waiver which relates to:

(i)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

(ii)	a reduction in the Margin or a reduction in the amount of any payment or change in currency of principal, interest, fees or other amount payable to a Lender under the Finance Documents;

may only be made with the consent of the affected Lenders.

(b)	An amendment or waiver which relates to:

(i)	the definition of Majority Lenders in Subclause 1.1 (Definitions);

(ii)	an increase in, or an extension of, a Commitment or the Total Commitments;

(iii)	an extension of the Availability Period;

(iv)	a release of an Obligor other than in accordance with the terms of this Agreement and the other Finance Documents;

(v)	a release of a Guarantor (except to the extent that the relevant Guarantor is the subject of a Re-designation or a disposal which is permitted pursuant to the terms of this Agreement);

(vi)	a release of any Security Interest created by the Security Documents (other than a release of a Security Interest over the assets of a Guarantor which is the subject of a Re-designation or a disposal which is permitted pursuant to the terms of this Agreement);

(vii)	a term of a Finance Document which expressly requires the consent of each Lender or each affected Lender;

(viii)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;

(ix)	the ranking or subordination provided for in the Security Trust and Intercreditor Deed; or

(x)	this Clause,

may only be made with the consent of all the Lenders.

(c)	An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(d)	A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

26.3	Replacement of Non-Consenting Lenders

(a)	If any Lender is a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Facility Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by Clause 27 (Changes to the Parties)), all of its interests, rights and obligations under the Finance Documents to any person that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)	no Default is outstanding at the time of the assignment or delegation or would be outstanding as a result of it;

(ii)	such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the Finance Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(iii)	such assignment does not conflict with applicable law; and

(iv)	the applicable assignee shall have consented to the applicable amendment, waiver or consent which resulted in that Lender becoming a Non-Consenting Lender.

(b)	A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

(c)	Each Non-Consenting Lender shall be entitled to the continuing benefit of the indemnities provided to the Non-Consenting Lender under Clause 24 (Indemnities and Break Costs) in respect of any action or omission which occurred, or which is alleged to have occurred, during the period in which they were a Lender (unless the Non-Consenting Lender has already been indemnified by an Obligor under a Finance Document for that action or omission).

(d)	Where a Lender is a Non-Consenting Lender and has made or is required to make an assignment and/or delegation under this Subclause, and that Non-Consenting Lender (or any of its Affiliates) is also a Finance Party in another capacity or capacities, that Non-Consenting Lender (or that Affiliate) acting in each such capacity (the outgoing Finance Party) shall, on the date on which it makes the assignment and/or delegation under this Subclause in its capacity as a Lender, be considered for the purposes of this Agreement to have resigned from each of its other capacities as a Finance Party and such resignation by the outgoing Finance Party in each of its other capacities shall be deemed to have become effective on the date on which:

(i)	arrangements satisfactory to the outgoing Finance Party have been put in place to ensure that no amounts which are or may be owed to it in each such capacity will remain outstanding after that date and that indemnities reasonably acceptable to that outgoing Finance Party for any further loss or liability which it might incur for having acted in each such capacity have been provided;

(ii)	the Company has designated another Lender (or Affiliate of a Lender) as replacement for the outgoing Finance Party in each relevant capacity under the Finance Documents; and

(iii)	the outgoing Finance Party has assigned all of its interests, rights and obligations in each relevant capacity to that replacement Lender (or Affiliate of a Lender) designated by the Company under subparagraph (d)(ii) above.

26.4	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines necessary to reflect the change.

26.5	Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

27.	CHANGES TO THE PARTIES

27.1	Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

27.2	Assignments and transfers by Lenders

Subject to the following provisions of this Clause, a Lender (the Existing Lender) may at any time:

(a)	assign any of its rights; or

(b)	transfer either by way of novation or by way of assignment, assumption and release any of its rights or obligations under this Agreement,

to any other person (the New Lender).

27.3	Conditions to assignment or transfer – consents

The consent of the Company is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender or an Event of Default is outstanding provided that, in the case of any assignment or transfer of any Revolving Credit Commitment or any Revolving Credit Loan, the New Lender must already be a Lender under the Revolving Credit Facility, unless the Company and the Issuing Bank have given their prior written consent to the contrary. Any required consent of the Company or the Issuing Bank must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent ten Business Days after the Company is given notice of the request unless it is expressly refused within that time.

27.4	Other conditions to assignment or transfer

(a)	The Facility Agent is not obliged to enter into a Transfer Certificate or otherwise give effect to an assignment or transfer until it has completed all customer due diligence requirements to its satisfaction (acting reasonably). The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(b)	If the consent of the Company is required for any assignment or transfer, the Facility Agent shall not enter into a Transfer Certificate if the Company withholds its consent.

(c)	Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of HK$20,000.

(d)	Each assignment or transfer by a Lender under this Clause must be in a minimum amount of HK$40,000,000 or its equivalent.

(e)	A New Lender must agree to be bound by the terms of the Security Trust and Intercreditor Deed by entering into an Accession Agreement.

27.5	Procedure for assignment of rights

An assignment of rights will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will, in relation to the assigned rights, assume obligations to the other Finance Parties equivalent to those it would have been under if it had been a Lender.

27.6	Procedure for transfer using a Transfer Certificate

(a)	In this Subclause:

Transfer Date means, in relation to a transfer, the later of:

(i)	the proposed Transfer Date specified in that Transfer Certificate; and

(ii)	the date on which the Facility Agent enters into that Transfer Certificate.

(b)	A transfer of rights or obligations using a Transfer Certificate will be effective if:

(i)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)	the Facility Agent enters into it.

(c)	Where a transfer is to be effected by an assignment, assumption and release, on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the Existing Lender’s rights expressed to be the subject of the assignment in the Transfer Certificate;

(ii)	the New Lender will assume obligations equivalent to those obligations of the Existing Lender expressed to be the subject of the assumption in the Transfer Certificate (and any corresponding rights conferred on it by the Security Trust and Intercreditor Deed);

(iii)	to the extent the obligations referred to in subparagraph (ii) above are effectively assumed by the New Lender, the Existing Lender will be released from its obligations referred to in the Transfer Certificate (and any corresponding obligations by which it is bound under the Security Trust and Intercreditor Deed); and

(iv)	the New Lender will become a party to this Agreement as a Lender and to the Security Trust and Intercreditor Deed as a First Ranking Creditor and will be bound by the obligations of a Lender under this Agreement and a First Ranking Creditor under the Security Trust and Intercreditor Deed.

(d)	Where a transfer is to be effected using a novation on the Transfer Date:

(i)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate (and any corresponding rights conferred on it by the Security Trust and Intercreditor Deed) in substitution for the Existing Lender;

(ii)	the Existing Lender will be released from those obligations (and any corresponding obligations by which it is bound under the Security Trust and Intercreditor Deed) and cease to have those rights (and any corresponding rights conferred on it by the Security Trust and Intercreditor Deed); and

(iii)	the New Lender will become a party to this Agreement as a Lender and to the Security Trust and Intercreditor Deed as a First Ranking Creditor and will be bound by the obligations of a Lender under this Agreement and a First Ranking Creditor under the Security Trust and Intercreditor Deed.

(e)	The Facility Agent must enter into a Transfer Certificate delivered to it and which appears on its face to be in order as soon as reasonably practicable and, as soon as reasonably practicable after it has entered into a Transfer Certificate, send a copy of that Transfer Certificate to the Company.

(f)	Each Party (other than the Existing Lender, the New Lender and, until any required consent from the Company in relation to any transfer under a Transfer Certificate has been provided, the Company) irrevocably authorises the Facility Agent to enter into and deliver any duly completed Transfer Certificate on its behalf.

27.7	Limitation of responsibility of Existing Lender

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty to a New Lender for:

(i)	the financial condition of an Obligor; or

(ii)	the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(A)	any Finance Document or any other document;

(B)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document; or

(C)	any observance by any Obligor of its obligations under any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature or extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)	Nothing in any Finance Document requires an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)	support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

27.8	Costs resulting from change of Lender or Facility Office

If:

(a)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

then the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

27.9	Additional Guarantors

(a)	If the Company:

(i)	requests that one of its Subsidiaries becomes an Additional Guarantor; or

(ii)	is required to make one of its Subsidiaries an Additional Guarantor,

it must give not less than five Business Days’ prior notice to the Facility Agent (and the Facility Agent must promptly notify the Lenders).

(b)	If the accession of an Additional Guarantor requires any Finance Party to carry out customer due diligence requirements in circumstances where the necessary information is not already available to it, the Company must as soon as reasonably practicable following a request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all relevant applicable customer due diligence requirements.

(c)	If any of the Subsidiaries of the Company is to become an Additional Guarantor, then the Company must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Section 1 of Part 1 of Schedule 2 (Conditions Precedent Documents).

(d)	The relevant Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (c) above in form and substance satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable.

27.10	Resignation of a Guarantor

(a)	The Company may request that a Guarantor ceases to be a Guarantor by giving to the Facility Agent a duly completed Resignation Request.

(b)	The Facility Agent must accept a Resignation Request and notify the Company and each other Finance Party of its acceptance if:

(i)	(A) that Guarantor is the subject of a Re-designation made in accordance with this Agreement; or

(B)	all the Lenders have consented to the Resignation Request; or

(C)	that Guarantor is the subject of a disposal that is not prohibited to be made under any Finance Document; and

(ii)	it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request.

(c)	The Guarantor will cease to be a Guarantor when the Facility Agent gives the notification referred to in paragraph (b) above.

27.11	Changes to the Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.12	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause, each Lender may, without consulting with or obtaining consent from the Company but subject to obtaining all necessary regulatory and contractual approvals, at any time charge, assign or otherwise create Security Interests in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interests to secure obligations to a central bank or a federal reserve; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security Interests granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interests shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interests for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Company other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.13	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any unutilised Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its available Commitments under the relevant Facility/ies and, to the extent that the reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of subparagraphs (i) and (ii) above.

(b)	For the purposes of this Subclause the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender; or

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in the definition of Defaulting Lender has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

27.14	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Facility Agent and such Lender:

(i)	replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement;

(ii)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Parties) all (and not part only) of its undrawn Revolving Credit Commitment; or

(iii)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Parties) all (and not part only) of its rights and obligations in respect of the Revolving Credit Facility, to any person in accordance with Clause 27 (Changes to the Parties) (a Replacement Lender) selected by the Company and which assumes all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Subclause shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Facility Agent or Security Agent;

(ii)	neither the Facility Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than five days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)	The Defaulting Lender shall perform the checks described in subparagraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Facility Agent and the Company when it is satisfied that it has complied with those checks.

28.	DISCLOSURE OF INFORMATION

(a)	Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents, any information about or in connection with any Obligor, the Company Group, any Finance Document, any Commitment, any Loan and any Facility. However, a Finance Party is entitled to disclose such information:

(i)	which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)	in connection with, and for the purposes of, any legal, arbitration, administrative or other investigations, proceedings or disputes against an Obligor or is required in connection with any other legal, arbitration, administrative or other investigations, proceedings or disputes;

(iii)	if and to the extent required to do so under any law or regulation;

(iv)	to a court of competent jurisdiction or any governmental, supervisory, banking, taxation, regulatory, stock exchange or other authority;

(v)	to its or its Related Parties (as defined in subparagraph (vi) below) agents, contractors, third party service providers including but not limited to any numbering and settlement service providers in connection with the administration, management, settlement and trading of any Finance Document, any Commitment, any Loan and any Facility or professional advisers (including auditors) (provided that such person is under a duty of confidentiality, contractual or otherwise, to that Finance Party or its Related Party);

(vi)	to its head office, branches, representatives offices, Subsidiaries, related corporations or Affiliates in any jurisdiction (collectively, Related Parties and each a Related Party) for any database or data processing purposes or approval purposes;

(vii)	to any insurer or insurance broker or any direct or indirect providers of credit protection to a Finance Party;

(viii)	any Security Provider;

(ix)	to any person to whom a Lender charge, assign or otherwise create security pursuant to Subclause 27.12 (Security over Lenders’ rights);

(x)	if that Finance Party is the Facility Agent or the Security Agent, to any person who is succeeding (or may potentially succeed) that Finance Party in such capacity; or

(xi)	to the extent allowed under paragraph (b) below; to another Obligor or any other member of the Company Group.

(b)	A Finance Party may disclose to an Affiliate or any person (a third party) with (or through) whom that Finance Party enters into (or may enter into) any kind of assignment, transfer, participation or hedge agreement in relation to this Agreement or any other transaction under which payments are to be made by reference to this Agreement or any Obligor:

(i)	a copy of any Secured Finance Document; and

(ii)	any information that that Finance Party has acquired under or in connection with any Finance Document.

However, before a third party may receive any confidential information, other than for disclosures under subparagraph (a)(iii), (iv), (vi) or (vii), it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above as if it were a Finance Party.

(c)	This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

29.	SET-OFF

A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.	PRO RATA SHARING

30.1	Redistribution

(a)	If a Finance Party (the recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with this Agreement (a recovery) and applies that amount to a payment due under a Finance Document, then:

(i)	the recovering Finance Party must, within three Business Days, supply details of the recovery to the Facility Agent;

(ii)	the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Facility Agent in accordance with this Agreement or the Security Trust and Intercreditor Deed without taking account of any Tax which would be imposed on the Facility Agent in relation to a recovery or distribution; and

(iii)	the recovering Finance Party must pay to the Facility Agent an amount equal to the excess (the redistribution).

(b)	Paragraph (a) above shall not apply to any amount received or recovered by an Issuing Bank in respect of any cash cover provided for the benefit of that Issuing Bank.

30.2	Effect of redistribution

(a)	The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.

(b)	When the Facility Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties that have shared in that redistribution.

(c)	If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)	If:

(i)	a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)	the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party, on the request of the Facility Agent, must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

30.3	Exceptions

Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:

(a)	it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)	it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

(i)	the recovering Finance Party notified the Facility Agent of those proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

31.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

32.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

33.	NOTICES

33.1	In writing

(a)	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(i)	in person, by post or fax; or

(ii)	to the extent agreed by the Parties making and receiving communication, by email or other electronic communication.

(b)	For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

33.2	Contact details

(a)	Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)	The contact details of the Company for this purpose are:

Address: Fax number: Email: Attention:	Avenida Dr. Sun Yat Sen, s/n, Edifício MGM Grand Macau, Macau +853 8802 1889 antoniomenano@mgmmacau.com Mr. António Menano – Company Secretary with a copy to:

MGM Resorts International

Address: Fax number: Email: Attention:	3600 Las Vegas Boulevard, South, Las Vegas, NV 89109 +1 702 693 7628 d’arrigo@mgmresorts.com / jfreeman@mgmresorts.com Dan D’Arrigo / Jim Freeman.

(c)	The contact details of the Facility Agent for this purpose are:

Address: Fax number: Email: Attention:	19/F Tower 2, Kowloon Commerce Centre, 51 Kwai Cheong Road, Kwai Chung, Hong Kong +852 3508 2960 susana.ls.chan_yen@baml.com/wynnie.wy.lam@baml.com Ms. Susana Yen/Ms. Wynnie Lam.

(d)	The contact details of the Security Agent for this purpose are as set out in the Security Trust and Intercreditor Deed.

(e)	Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(f)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

33.3	Effectiveness

(a)	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)	if by fax, when received in legible form; and

(iv)	if by email or any other electronic communication, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to an Agent will only be effective on actual receipt by it.

33.4	Obligors

(a)	All communications under the Finance Documents to an Obligor must be sent through the Facility Agent.

(b)	All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c)	Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(i)	to give and receive all communications under the Finance Documents;

(ii)	to supply all information concerning itself to any Finance Party; and

(iii)	to sign all documents under or in connection with the Finance Documents.

(d)	Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e)	Each Finance Party may assume that any communication made by the Company is made with the consent of each other Obligor.

33.5	Use of Websites

(a)	The Company or an Agent may deliver any information under this Agreement to a Lender by posting it on to a Company’s Intralinks, SyndTrak or similar website.

(b)	The Company must notify the Facility Agent of the address of and password for such website.

(c)	The Facility Agent must supply each relevant Lender with the address of and password for the website.

34.	LANGUAGE

(a)	Any notice given in connection with a Finance Document must be in English.

(b)	Any other document provided in connection with a Finance Document must be:

(i)	in English; or

(ii)	(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

35.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

36.	ENFORCEMENT

36.1	Jurisdiction

(a)	The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to any non-contractual obligation arising out of or in connection with any English Law Finance Document.

(b)	The English courts are the most appropriate and convenient courts to settle any such dispute in connection with any English Law Finance Document. Each Obligor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any English Law Finance Document.

(c)	To the extent allowed by law, a Finance Party may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

(d)	References in this Clause to a dispute in connection with an English Law Finance Document include any dispute as to the existence, validity or termination of that English Law Finance Document.

36.2	Service of process

(a)	Each Obligor not incorporated in England and Wales irrevocably appoints Norose Notices Limited at the address of its registered office in England from time to time which, at the Fifth Effective Date, is 3 More London Riverside, London SE1 2AQ (Attention of the Partnership Office Manager reference HK08376) as its agent under the English Law Finance Documents for service of process in any proceedings before the English courts in connection with any English Law Finance Document.

(b)	If any person appointed as process agent under this Clause is unable for any reason to so act, the Company (on behalf of all the Obligors) must immediately (and in any event within five days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another process agent for this purpose.

(c)	Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

36.3	Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

36.4	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS

PART 1

PRE- RCF CANCELLATION, REPAYMENT AND RE-DESIGNATION COMMITMENTS

PART 2

FINAL FIFTH EFFECTIVE DATE COMMITMENTS

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

FOR AN ADDITIONAL GUARANTOR

1.	Documents and evidence to be delivered in respect of a Subsidiary of the Company

Corporate documentation

(a)	In the case of each Additional Guarantor, an Additional Guarantor Accession Agreement, duly entered into by the Company and the Additional Guarantor.

(b)	In the case of each Additional Guarantor, an Accession Agreement, duly entered into by the Additional Guarantor in its capacity as an Obligor.

(c)	A copy of the constitutional documents of the Additional Guarantor and each holder of the issued or allotted shares in Additional Guarantor (an Additional Guarantor Shareholder).

(d)	A copy of a resolution of the board of directors of the Additional Guarantor and each Additional Guarantor Shareholder approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Finance Documents to which it is a party.

(e)	A specimen of the signature of each person authorised on behalf of the Additional Guarantor and each Additional Guarantor Shareholder to enter into or witness the entry into of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

(f)	A copy of a resolution signed by all of the holders of the issued or allotted shares in Additional Guarantor and, if applicable, each Additional Guarantor Shareholder approving the terms of, the transaction contemplated by, and the execution, delivery and performance of the Finance Documents to which it is a party.

(g)	A certificate of an authorised signatory of the Additional Guarantor and each Additional Guarantor Shareholder certifying that each copy document specified in Part 1 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Additional Guarantor Accession Agreement.

(h)	If available, a copy of the latest audited accounts of the Additional Guarantor.

(i)	Evidence that the agent of the Additional Guarantor and each Additional Guarantor Shareholder under the Finance Documents for service of process in England has accepted its appointment.

Security	Documents

(a)	Security Documents over the shares of the Additional Guarantor, duly entered into by each Additional Guarantor Shareholder.

(b)	A copy of all notices required to be sent and other documents required to be executed under the Security Documents referred to in paragraph (a) above.

(c)	All share certificates, duly executed and stamped stock transfer forms and other documents of title required to be provided under the Security Documents.

Legal	opinions

(a)	A legal opinion of Allen & Overy, legal advisers in England and Wales to the Facility Agent, addressed to the Finance Parties.

(b)	A legal opinion from legal counsel approved by the Facility Agent in respect of the jurisdiction of formation of the Additional Guarantor and each Additional Guarantor Shareholder, addressed to the Finance Parties.

Other	documents and evidence

(a)	Evidence that all expenses due and payable from the Company under this Agreement in respect of the Additional Guarantor Accession Agreement and any additional Finance Document have been paid.

(b)	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Additional Guarantor Accession Agreement and any additional Finance Document or for the validity and enforceability of any Finance Document.

PART 2

TO BE DELIVERED IN RESPECT OF ADDITIONAL SECURITY

1.	An Accession Agreement, duly entered into by the relevant Obligor in its capacity as a Security Provider.

2.	A copy of the constitutional documents of the relevant Obligor.

3.	A copy of the constitutional documents of the holders of the issued or allotted shares in the relevant member of the Restricted Group providing any security over the shares in such member of the Restricted Group (the Share Security Provider) pursuant to Subclause 19.20(d) (Security).

4.	A copy of a resolution of the board of directors of the relevant Obligor and the Share Security Provider, approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Security Document.

5.	A specimen of the signature of each person authorised on behalf of the relevant Obligor and the Share Security Provider to execute or witness the execution of the Security Document or to sign or send any document or notice in connection with such Security Document.

6.	A copy of a resolution, signed by all of the holders of the Obligor’s and the Share Security Provider’s issued or allotted shares, approving the execution of the Security Document.

7.	A certificate of an authorised signatory of the relevant Obligor and the Share Security Provider certifying that each copy document specified in Part 2 of this Schedule is correct and complete and that the original of those documents is in full force and effect and has not been amended or superseded as at a date no earlier than the date of the additional Security Document.

8.	A legal opinion of counsel approved by the Facility Agent in respect of the laws of the jurisdiction in which the relevant Obligor and the Share Security Provider is incorporated, and, if different, in respect of the laws governing the additional Security Document, addressed to the Finance Parties.

9.	A copy of all notices required to be sent or other documents required to be executed under the Security Document.

10.	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent notifies the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Security Document or for the validity and enforceability of any Finance Document.

SCHEDULE 3

FORM OF REQUEST

To:	[BANK OF AMERICA, N.A.] as Facility Agent

From:	[MGM CHINA HOLDINGS LIMITED/MGM GRAND PARADISE, S.A.][1]

Date:	[ ]

MGM CHINA HOLDINGS LIMITED and MGM GRAND PARADISE, S.A. – Term and Revolving Facilities Agreement in relation to HK$23,400,000,000 Term and Revolving Facilities originally dated 27 July 2010 as amended and restated on 22 October 2012 (effective as of 29 October 2012), as further amended and restated on 9 June 2015 (effective as of 12 June 2015), as further amended on 2 February 2016 (effective as of 2 February 2016), as further amended on 15 February 2017 (effective as of 15 February 2017) and as further amended and restated on [●] 2018 (effective as of [●] 2018) (the Agreement)

1.	We refer to the Agreement. This is a Request. Capitalised terms defined in the Agreement shall have the same meaning when used in this Request unless otherwise defined.

2.	We wish to borrow a [Conversion Term Loan/Revolving Credit Loan/Letter of Credit][2] on the following terms:

(a)	Utilisation Date: [ ];

(b)	Amount/currency: [HK$][ ];

(c)	[Term] [Expiry Date]: [[ ]

(d)	[Beneficiary: [ ].[3]

3.	[We wish to make the following amendments to [DETAILS OF EXISTING LETTER OF CREDIT]][4]

4.	[We enclose:

(a)	a copy of the proposed Letter of Credit;

(b)	a list of the documents which are required to be provided by the beneficiary in the event of any demand under the Letter of Credit; and

(c)	the form of demand to be provided by the beneficiary in the event of any demand under the Letter of Credit].[5]

5.	Our [payment/delivery][6] instructions are: [ ].

[1]	Delete as applicable.
[2]	Delete as applicable.
[3]	Delete as applicable.
[4]	Delete as applicable.
[5]	Delete as applicable.
[6]	Delete as applicable.

6.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

7.	We hereby certify that the proceeds of the [Conversion Term Loan/Revolving Credit Loan][7] borrowed under this Request will be used by us for the purposes described in clause 3 (Purpose) of the Agreement.

8.	This Request is irrevocable.

By:

[MGM CHINA HOLDINGS LIMITED/MGM GRAND PARADISE, S.A.]8

[7]	Delete as applicable.
[8]	Delete as applicable.

SCHEDULE 4

FORMS OF TRANSFER CERTIFICATE

PART 1

TRANSFERS BY ASSIGNMENT, ASSUMPTION AND RELEASE

To:	[BANK OF AMERICA, N.A.] as Facility Agent

From:	[EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:	[ ]

MGM CHINA HOLDINGS LIMITED and MGM GRAND PARADISE, S.A. – Term and Revolving Facilities Agreement in relation to HK$23,400,000,000 Term and Revolving Facilities originally dated 27 July 2010 as amended and restated on 22 October 2012 (effective as of 29 October 2012), as further amended and restated on 9 June 2015 (effective as of 12 June 2015), as further amended on 2 February 2016 (effective as of 2 February 2016), as further amended on 15 February 2017 (effective as of 15 February 2017) and as further amended and restated on [●] 2018 (effective as of [●] 2018) (the Agreement)

We refer to the Agreement. This is a Transfer Certificate. Capitalised terms defined in the Agreement shall have the same meaning when used in this Transfer Certificate unless otherwise defined

1.	In accordance with the terms of the Agreement:

(a)	the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender specified in the Schedule;

(b)	the New Lender assumes obligations equivalent to those obligations of the Existing Lender under the Agreement specified in the Schedule;

(c)	to the extent the obligations referred to in paragraph (b) above are effectively assumed by the New Lender, the Existing Lender is released from its obligations under the Agreement specified in the Schedule; and

(d)	the New Lender becomes a Lender under the Agreement and is bound by the terms of the Agreement as a Lender.

2.	The proposed Transfer Date is [ ].

3.	On the Transfer Date the New Lender becomes:

(a)	party to the Agreement as a Lender; and

(b)	party to the Security Trust and Intercreditor Deed as a First Ranking Creditor.

4.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

5.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

6.	The New Lender agrees to be bound by the terms of the Security Trust and Intercreditor Deed and undertakes to deliver a duly executed Accession Agreement to the Security Agent immediately upon execution of this Transfer Certificate.

7.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

8.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by assignment, assumption and release

[Conversion Term Loan/Revolving Credit]

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [ ].

[BANK OF AMERICA, N.A.]

By:

as Facility Agent, for and on behalf of each of the parties to the Agreement (other than the Existing Lender and the New Lender) and each of the parties to the Security Trust and Intercreditor Deed (other than the Existing Lender and the New Lender)

Note:	It is the responsibility of each individual New Lender to ascertain whether any other document or formality is required to perfect a transfer contemplated by this Transfer Certificate or to take the benefit of any interest in any security.

PART 2

TRANSFERS BY NOVATION

To:	[BANK OF AMERICA, N.A.] as Facility Agent

From:	[EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:	[ ]

MGM CHINA HOLDINGS LIMITED and MGM GRAND PARADISE, S.A. – Term and Revolving Facilities Agreement in relation to HK$23,400,000,000 Term and Revolving Facilities originally dated 27 July 2010 as amended and restated on 22 October 2012 (effective as of 29 October 2012), as further amended and restated on 9 June 2015 (effective as of 12 June 2015), as further amended on 2 February 2016 (effective as of 2 February 2016), as further amended on 15 February 2017 (effective as of 15 February 2017) and as further amended and restated on [●] 2018 (effective as of [●] 2018) (the Agreement)

We refer to the Agreement. This is a Transfer Certificate.

1.	The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.	The proposed Transfer Date is [ ].

3.	On the Transfer Date the New Lender becomes:

(a)	party to the Agreement as a Lender; and

(b)	party to the Security Trust and Intercreditor Deed as a First Ranking Creditor.

4.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

5.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

6.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

7.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by novation

[insert relevant details, including applicable [Original Term Loan/Conversion Term Loan/Revolving

Credit] Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [ ].

[BANK OF AMERICA, N.A.] as Facility Agent

By:

as Facility Agent, for and on behalf of each of the parties to the Agreement (other than the Existing Lender and the New Lender) and each of the parties to the Security Trust and Intercreditor Deed (other than the Existing Lender and the New Lender)

Note:	It is the responsibility of each individual New Lender to ascertain whether any other document or formality is required to perfect a transfer contemplated by this Transfer Certificate or to take the benefit of any interest in any security.

SCHEDULE 5

FORM OF COMPLIANCE CERTIFICATE

To:	[BANK OF AMERICA, N.A.] as Facility Agent

From:	MGM CHINA HOLDINGS LIMITED

Date:	[ ]

MGM CHINA HOLDINGS LIMITED and MGM GRAND PARADISE, S.A. – Term and Revolving Facilities Agreement in relation to HK$23,400,000,000 Term and Revolving Facilities originally dated 27 July 2010 as amended and restated on 22 October 2012 (effective as of 29 October 2012), as further amended and restated on 9 June 2015 (effective as of 12 June 2015), as further amended on 2 February 2016 (effective as of 2 February 2016), as further amended on 15 February 2017 (effective as of 15 February 2017) and as further amended and restated on [●] 2018 (effective as of [●] 2018) (the Agreement)

1.	We refer to the Agreement. This is a Compliance Certificate.

2.	We confirm that as at [relevant testing date]:

(a)	Total Debt was [ ]; and EBITDA was [ ]; therefore, the Leveraged Ratio is [ ]; and

(b)	Interest Charges were [ ]; therefore, the Interest Coverage Ratio is [ ].

3.	We set out below calculations establishing the figures in paragraph 2 above:

[        ].

4.	[We confirm that as at [relevant testing date] [no Default is outstanding]/[the following Default[s] [is/are] outstanding and the following steps are being taken to remedy [it/them]:

[        ].]

MGM CHINA HOLDINGS LIMITED

By:

Chief Financial Officer

SCHEDULE 6

FORM OF ADDITIONAL GUARANTOR ACCESSION AGREEMENT

To:	[BANK OF AMERICA, N.A.] as Facility Agent

From:	MGM GRAND CHINA HOLDINGS LIMITED and [ADDITIONAL GUARANTOR]

Date:	[ ]

MGM CHINA HOLDINGS LIMITED and MGM GRAND PARADISE, S.A. – Term and Revolving Facilities Agreement in relation to HK$23,400,000,000 Term and Revolving Facilities originally dated 27 July 2010 as amended and restated on 22 October 2012 (effective as of 29 October 2012), as further amended and restated on 9 June 2015 (effective as of 12 June 2015), as further amended on 2 February 2016 (effective as of 2 February 2016), as further amended on 15 February 2017 (effective as of 15 February 2017) and as further amended and restated on [●] 2018 (effective as of [●] 2018) (the Agreement)

We refer to the Agreement. This is an Additional Guarantor Accession Agreement.

[Name of Additional Guarantor] of [address/registered office] agrees to become:

(a)	an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor; and

(b)	an Obligor under the Security Trust and Intercreditor Deed and to be bound by the terms of the Security Trust and Intercreditor Deed as an Obligor.

This Additional Guarantor Accession Agreement is intended to take effect as a deed.

This Additional Guarantor Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

MGM CHINA HOLDINGS LIMITED By: EXECUTED as a DEED by [ADDITIONAL GUARANTOR] acting by [NAME OF DIRECTOR] in the presence of:	) ) ) )	Director

Witness’s signature

Name:

Address:

SCHEDULE 7

FORM OF RESIGNATION REQUEST

To:	BANK OF AMERICA, N.A., as Facility Agent

From:	MGM CHINA HOLDINGS LIMITED and [relevant Guarantor]

Date:	[ ]

MGM CHINA HOLDINGS LIMITED and MGM GRAND PARADISE, S.A. – Term and Revolving Facilities Agreement in relation to HK$23,400,000,000 Term and Revolving Facilities originally dated 27 July 2010 as amended and restated on 22 October 2012 (effective as of 29 October 2012), as further amended and restated on 9 June 2015 (effective as of 12 June 2015), as further amended on 2 February 2016 (effective as of 2 February 2016), as further amended on 15 February 2017 (effective as of 15 February 2017) and as further amended and restated on [●] 2018 (effective as of [●] 2018) (the Agreement)

1.	We refer to the Agreement. This is a Resignation Request.

2.	We request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3.	We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4.	This Resignation Request and any non-contractual obligations arising out of or in connection with it are governed by English law.

MGM CHINA HOLDINGS LIMITED By:	[Relevant Guarantor] By:

The Facility Agent confirms that this resignation takes effect on [        ].

BANK OF AMERICA, N.A.

By:

SCHEDULE 8

COTAI LAND

A land with an area of 71,833m2 (seventy one thousand eight hundred and thirty three square metres), located in Avenida da Nave Desportiva, S/N, Taipa, as shown on plan nº 6512/2006 issued by the Cartography and Cadastre Department of Macau SAR, described under nº 23318 at the Land Registry of Macau SAR whereat the concession rights of MGMGP which are, under the said contract, granted for a period of twenty five years as of 9 January 2013 subject to extension pursuant to the law, are registered in the name of MGMGP under inscription nº 33579F.

SCHEDULE 9

FORM OF RESTRICTED PAYMENT CERTIFICATE

To:	[BANK OF AMERICA, N.A.] as Facility Agent

From:	MGM CHINA HOLDINGS LIMITED

Date:	[ ]

MGM CHINA HOLDINGS LIMITED and MGM GRAND PARADISE, S.A. – Term and Revolving Facilities Agreement in relation to HK$23,400,000,000 Term and Revolving Facilities originally dated 27 July 2010 as amended and restated on 22 October 2012 (effective as of 29 October 2012), as further amended and restated on 9 June 2015 (effective as of 12 June 2015), as further amended on 2 February 2016 (effective as of 2 February 2016), as further amended on 15 February 2017 (effective as of 15 February 2017) and as further amended and restated on [●] 2018 (effective as of [●] 2018) (the Agreement)

1.	We refer to the Agreement. This is a Restricted Payment Certificate.

2.	We refer to [Insert details of relevant Restricted Payment] (the proposed Restricted Payment).

3.	We confirm that:

(a)	no Default is outstanding or would occur immediately after the making of the proposed Restricted Payment;

(b)	the Pro Forma Leverage Ratio immediately after the making of that proposed Restricted Payment will be [ ]; therefore the Pro Forma Leverage Ratio [will not][will][9] exceed 4.00:1.00;

(c)	[over the preceding 12 months, we have made the following Restricted Payments when the Pro Forma Leverage Ratio at the time was equal to or exceeded 3.50:1.00:

[                         ]

and the aggregate amount of those Restricted Payments, when aggregated with the proposed Restricted Payment, is not in excess of [US$300,000,000;]/[US$150,000,000]10;]11 and

(d)	the Company will not be in breach of subclause 19.8 (Continuation of business of Principal Resorts) of the Agreement following the proposed Restricted Payment.

4.	We enclose the financial statements for the period upon which the EBITDA component of the Pro Forma Leverage Ratio referred to paragraph 3(b) above is based.

5.	We set out below the calculations establishing the figures in paragraph 3(b) above:

[        ].

MGM CHINA HOLDINGS LIMITED

[9]	Delete as applicable depending on whether Restricted Payment is being made under paragraph (a) or paragraph (b) of definition of “Permitted Restricted Payment”
[10]	Delete as applicable depending on whether Restricted Payment is being made under paragraph (a) or paragraph (b) of definition of “Permitted Restricted Payment”
[11]	Insert if Restricted Payment is made when Pro Forma Leverage Ratio is equal to or greater than 3.50:1.00

By:

Chief Financial Officer

Encl

SCHEDULE 10

SUB-CONCESSION CONTRACT TERMINATION EVENTS

The following are events of termination of the Sub-Concession Contract:

1.	Rescission by mutual agreement;

2.	Early redemption of the Sub-Concession Contract upon one year notice by the Macau Government at any time after the fifteenth year into the term of the Sub-Concession Contract entitling the Sub-concessionaire to compensation equal to the amount of revenue before interest, depreciations and amortizations generated by it in the fiscal year preceding that of the redemption;

3.	Unilateral rescission by the Macau Government for breach of fundamental legal or contractual obligations of the Sub-concessionaire, including the Sub-concessionaire (a) deviating from the scope of the Sub-Concession Contract through the operation of unlicensed games or the exercise of activities outside its scope of business, (b) abandoning the operation of the Sub-concession or suspending it without cause for a period of more than seven consecutive days or fourteen non-consecutive days within one calendar year, (c) transferring the operation in whole or in part on a definitive or temporary basis with disregard for the legal framework of gaming concessions, (d) failing to pay taxes, premiums, contributions or other allocations provided for in the legal framework of gaming concessions due and not disputed by the Sub-concessionaire within the required period, (e) refusing or being unable to take back the Sub-concession when its sequestration, i.e. the Macau Government’s direct intervention in the operation is over or being incapable of eradicating the problems that had prompted sequestration, (f) repeatedly opposing supervision and inspection by the Macau Government or not heeding its determinations, in particular the instructions issued by the DICJ, (g) systematically disregarding fundamental obligations set out in the legal framework of gaming concessions, (h) failing to place or reinforce any bonds or guarantees set out in the Sub-concession contract on the applicable terms in a timely manner, (i) becoming bankrupt, (j) committing serious fraud with the intention of harming public interest, (k) seriously and repeatedly violating the rules of a game or its integrity;

4.	Unilateral rescission by the Macau Government for reasons of public interest entitling the Sub-concessionaire to compensation to be calculated with particular attention to the balance of the term of the Sub-Concession Contract and the investments made by the Sub-concessionaire; and

5.	Expiry at the end of the term of the Sub-Concession Contract or its extensions.

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATORIES

[NOT RESTATED]

FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

SIGNATORIES

Company

For and on behalf of

MGM CHINA HOLDINGS LIMITED

By:

Grant Ronald Bowie	António José Ferreira de Castro dos Santos Menao
Authorized Signatory	Authorized Signatory

Fifth Supplemental Agreement

MGMGP

For and on behalf of

MGM GRAND PARADISE, S.A.

By:

Grant Ronald Bowie	António José Ferreira de Castro dos Santos Menao
Authorized Signatory	Authorized Signatory

Fifth Supplemental Agreement

Original Guarantor

For and on behalf of

MGM GRAND PARADISE (HK) LIMITED

By:

Grant Ronald Bowie	António José Ferreira de Castro dos Santos Menao
Authorized Signatory	Authorized Signatory

Fifth Supplemental Agreement

Original Guarantor

For and on behalf of

SUPEREMPREGO LIMITADA

By:

Grant Ronald Bowie	António José Ferreira de Castro dos Santos Menao
Authorized Signatory	Authorized Signatory

Fifth Supplemental Agreement

Original Guarantor

For and on behalf of

MGM - SECURITY SERVICES, LTD.

By:

Grant Ronald Bowie	António José Ferreira de Castro dos Santos Menao
Authorized Signatory	Authorized Signatory

Fifth Supplemental Agreement

Continuing Lender INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:

Fifth Supplemental Agreement

Continuing Lender BANK OF CHINA LIMITED, MACAU BRANCH

By:

Fifth Supplemental Agreement

Continuing Lender BANK OF AMERICA, N.A.

By:

Fifth Supplemental Agreement

Continuing Lender

BANCO NACIONAL ULTRAMARINO, S.A.

By:

Violet Choi	Teren Cheong
General Manager	General Manager

Fifth Supplemental Agreement

Continuing Lender

SUMITOMO MITSUI BANKING CORPORATION

By:
Hiroshi Okawa
General Manager, Corporate Banking Department 3
Hong Kong Branch

Fifth Supplemental Agreement

Continuing Lender

BARCLAYS BANK PLC

By:
Craig Malloy
Director

Fifth Supplemental Agreement

Continuing Lender

BANK OF COMMUNICATIONS CO., LTD, MACAU BRANCH

By:

Fifth Supplemental Agreement

Continuing Lender

CHINA CONSTRUCTION BANK CORPORATION MACAU BRANCH

By:
Choi, Michael Chung-Man

Fifth Supplemental Agreement

Continuing Lender

BNP PARIBAS

By:

Fifth Supplemental Agreement

Continuing Lender

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:	Ananda Chakravorty Managing Director

Fifth Supplemental Agreement

Continuing Lender

WING LUNG BANK LIMITED, MACAU BRANCH

By:

For WING LUNG BANK LTD., MACAU BRANCH

Authorized Signature(s)
Name: MR. GUO ZHIHANG / MR. DENG ZE HUA

Fifth Supplemental Agreement

Continuing Lender

JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH

By:
Mohammad S. Hasan Executive Director

Fifth Supplemental Agreement

Continuing Lender

THE BANK OF NOVA SCOTIA

By:

Fifth Supplemental Agreement

Continuing Lender

BANCO COMERCIAL PORTUGUES, S.A., MACAU BRANCH

By:

Fifth Supplemental Agreement

Continuing Lender

CHANG HWA COMMERCIAL BANK, LTD.

By:

Name : Mike Hsieh

Title : Vice President & Assistant General Manager

Fifth Supplemental Agreement

Continuing Lender

FIRST COMMERCIAL BANK, MACAU BRANCH

By:

Fifth Supplemental Agreement

Continuing Lender

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., OFFSHORE BANKING BRANCH

By:
Chien-Chuang Chien Vice President & General Manager

Fifth Supplemental Agreement

Continuing Lender

BANK SINOPAC COMPANY LIMITED, MACAU BRANCH

By:
Name: David Chen
Title: Senior Vice President & Branch General Manager

Fifth Supplemental Agreement

Continuing Lender

HUA NAN COMMERCIAL BANK, LTD. MACAU BRANCH

By:

Fifth Supplemental Agreement

Continuing Lender

YUANTA COMMERCIAL BANK CO LTD., OFFSHORE BANKING BRANCH

By:

Fifth Supplemental Agreement

Continuing Lender

BANCO COMERCIAL DE MACAU, S.A.

By:

Fifth Supplemental Agreement

Continuing Lender

BANCO OCBC WENG HANG, S.A.

By:
CHAN Weng Man (A272) Manager	NG Si Man (A114) Head of Corporate Banking

Fifth Supplemental Agreement

Transferee Lenders

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:

Fifth Supplemental Agreement

Transferee Lenders

BANK OF CHINA LIMITED, MACAU BRANCH

By:

Fifth Supplemental Agreement

Transferee Lenders

BANK OF COMMUNICATIONS CO., LTD, MACAU BRANCH

By:

Fifth Supplemental Agreement

Transferee Lenders

CHINA CONSTRUCTION BANK CORPORATION MACAU BRANCH

By:
Choi, Michael Chung-Man

Fifth Supplemental Agreement

Transferee Lenders

YUANTA COMMERCIAL BANK CO LTD, OFFSHORE BANKING BRANCH

By:

Fifth Supplemental Agreement

Transferor Lenders

BANK OF AMERICA, N.A.

By:

Fifth Supplemental Agreement

Transferor Lenders

BARCLAYS BANK PLC

By:
Craig Malloy
Director

Fifth Supplemental Agreement

Transferor Lenders

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:	Ananda Chakravorty Managing Director

Fifth Supplemental Agreement

Transferor Lenders

JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH

By:

Mohammad S. Hasan
Executive Director

Fifth Supplemental Agreement

Transferor Lenders

CHONG HING BANK LIMITED, MACAU BRANCH

By:

Fifth Supplemental Agreement

Transferor Lenders

THE BANK OF EAST ASIA, LIMITED, MACAU BRANCH

By:

Fifth Supplemental Agreement

Transferor Lenders

CHINA CITIC BANK INTERNATIONAL LIMITED

By:

Matthew Tong Assistant General Manager & Team Head

Fifth Supplemental Agreement

Transferor Lender

TAIWAN COOPERATIVE BANK LTD., HONG KONG BRANCH

By:
Name:	Chang Hua Li
Title:	V.P. & General Manager

Fifth Supplemental Agreement

Exiting Lenders

CHONG HING BANK LIMITED, MACAU BRANCH

By:

Fifth Supplemental Agreement

Exiting Lenders

THE BANK OF EAST ASIA, LIMITED, MACAU BRANCH

By:

Fifth Supplemental Agreement

Exiting Lenders

CHINA CITIC BANK INTERNATIONAL LIMITED

By:

Matthew Tong Assistant General Manager & Team Head

Fifth Supplemental Agreement

Exiting Lender

TAIWAN COOPERATIVE BANK LTD., HONG KONG BRANCH

By:
Name: Chang Hua Li
Title: V.P. & General Manager

Fifth Supplemental Agreement

Step 6 Transferor Lender

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:	Ananda Chakravorty Managing Director	Edward Lee Yuan Tse Managing Director

Fifth Supplemental Agreement

Step 6 Transferee Lender

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:

Fifth Supplemental Agreement

Facility Agent

BANK OF AMERICA, N.A.

By:
Name: Wynnie Lam
Title: Vice President

Fifth Supplemental Agreement

Issuing Bank

BANK OF AMERICA, N.A.

By: \

Fifth Supplemental Agreement

Security Agent

BANK OF CHINA LIMITED, MACAU BRANCH

By:

Fifth Supplemental Agreement